UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERPHARM HOLDINGS, INC.
(Name of the Registrant as Specified in its Charter)

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INFORMATION STATEMENT

January 15, 2008

INTERPHARM HOLDINGS, INC.

This Information Statement is being distributed pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the holders of record at the close of business on December 21, 2007 (the “Record Date") of the common stock, par value $.01 per share ("Common Stock"), of Interpharm Holdings, Inc., a Delaware corporation (the "Company"), as well as the holders of record on the Record Date of the following series of the Company’s Preferred Stock: the Series B-1 Convertible Preferred Stock, par value $.01 per share (“Series B-1 Preferred Stock”); the Series C-1 Convertible Preferred Stock, par value $.01 per share (the “Series C-1 Preferred Stock”); and the Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”).

SUMMARY

This Information Statement informs our stockholders of actions taken and approved on November 6, 2007, by the holders of our voting stock holding shares entitling such holders to cast more than a majority of the votes entitled to be cast with respect to such actions. Those actions approved the following transactions (collectively, the “Financing Transactions”) accomplished pursuant to (i) a Securities Purchase Agreement dated as of November 14, 2007, by and among the Company, its wholly owned subsidiary, Interpharm, Inc., and the Purchasers identified therein (the “Securities Purchase Agreement”), and (ii) a Consent and Waiver Agreement dated as of November 7, 2007 (the “Consent and Waiver”), among the Company, Tullis-Dickerson Capital Focus III, L.P. (“Tullis”), Aisling Capital II, L.P. (“Aisling”), Cameron Reid (“Reid”) and members of, and entities controlled by, the Sutaria family (who collectively control approximately 69% of our voting stock) (such members and entities being sometimes also referred to as the “Majority Shareholders”). The Financing Transactions consist of :

(i) the sale on November 7, 2007 to Maganlal and Vimla Sutaria of the Company’s $3,000,000 principal amount of the Company’s Junior Subordinated Secured 12% Note Due 2010 (the “Sutaria Note”);

(ii) the sale on November 14, 2007 to Tullis, Aisling, Reid and Sutaria Family Realty, LLC (“SFR”) of $5,000,000 principal amount of the Company’s Secured 12% Notes Due 2009 (the “STAR Notes”);

(iii) the exchange on November 14, 2007, of outstanding warrants to purchase an aggregate of 4,563,828 shares of our Common Stock at an exercise price of $1.639 per share that had been issued to each of Tullis and Aisling in connection with the Series B-1 Preferred Stock (the “B-1 Warrants”) and the Series C-1 Preferred Stock (the “C-1 Warrants”), for amended and restated warrants entitling each of Tullis and Aisling to purchase 2,281,914 shares of Common Stock at an exercise price of $0.95 per share (the “Amended and Restated Warrants”) (this transaction also being sometimes referred to as the “Warrant Exchange”); and

(iv) our agreement, upon the filing and dissemination of a definitive Information Statement on Schedule 14C (the “Stockholder Approval”), to:

•
amend the Company’s Certificate of Incorporation so as to (a) designate 20,825 shares of our authorized preferred stock as Series D-1 Convertible Preferred Stock, which will be convertible into shares of Common Stock at a conversion price of $0.95 per share (the “Series D-1 Preferred Shares”), and (b) reduce the conversion price of the Series B-1 Preferred Stock and the Series C-1 Preferred Stock from $1.5338 per share to $0.95 per share (the “Charter Amendments”);

•
exchange the STAR Notes for (a) the Company’s Secured Convertible 12% Notes Due 2010 (the “Convertible Notes”) in an aggregate principal amount equal to the principal amount of the STAR Notes plus accrued interest thereon through the date of such exchange, which will be convertible into shares of Common Stock at a conversion price of $0.95 per share, and (b) 5-year warrants (the “New Warrants”) to purchase an aggregate of 1,842,103 shares of Common Stock at an exercise price of $0.95 per share (this transaction also being sometimes referred to as the “STAR Note Exchange”); and

•
exchange all of the outstanding shares of the Series B-1 Preferred Stock and the Series C-1 Preferred Stock (all of which are owned by Tullis and Aisling) for the Series D-1 Preferred Shares (this transaction also being sometimes referred to as the “Preferred Stock Exchange”).

A copy of the Written Consent of a Majority of the Shareholders approving the foregoing actions is attached to this Information Statement as Exhibit A.

The Charter Amendments will not become effective, and the re-pricing of the Series B-1 and C-1 Preferred Stock and the Preferred Stock Exchange will not occur, until the filing with the Office of the Secretary of State of Delaware of a Certificate of Designations, Preferences and Rights of the Series D-1 Preferred Shares at least 20 days after the date of the mailing of this Information Statement to the Company’s stockholders. Similarly, the STAR Note Exchange will not occur until at least 20 days after the date of the mailing of this Information Statement to our stockholders.

This Information Statement is being disseminated to our stockholders on or about January 15, 2008.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

RECORD DATE; OUTSTANDING SHARES; VOTES APPROVING THE FINANCING TRANSACTIONS

As of the Record Date, December 21, 2007, the number of shares of each class of the Company’s voting stock outstanding was as follows:

o	66,190,053 shares of Common Stock,

o	10,000 shares of Series B-1 Preferred Stock,

o	10,000 shares of Series C-1 Preferred Stock, and

o	276,747 shares of Series C Preferred Stock.

Each share of our Common Stock and Series C Preferred Stock is entitled to one vote on all matters, and vote together as a single class. Each share of our Series B-1 Preferred Stock and our Series C-1 Preferred Stock is, subject to certain limitations, entitled to that number of votes as is equal to the number of shares of Common Stock such preferred share is convertible into at the Record Date and votes together with all other classes of our stock as a single class, except that the Certificate of Designations, Preferences and Rights of each of the Series B-1 Preferred Stock and the Series C-1 Preferred Stock provides that the approval of the holders of at least a majority of the outstanding shares of Series B-1 Preferred Stock and/or (as the case may be) the Series C-1 Preferred Stock, voting as a separate class, is necessary to, among other things, amend or repeal any provision of or add any provision to our Certificate of Incorporation that would materially adversely alter or change any of the powers, preferences, privileges or rights of that series of preferred stock. In addition, Section 242 of the Delaware General Corporation Law requires that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment to the Certificate of Incorporation, if the amendment would alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

On November 6, 2007, the holders of the number of shares of the class or series of the Company’s stock set forth below signed written consents (see Exhibit A hereto) approving the Financing Transactions.

Class or Series	Votes Approving The Financing Transactions (1)	Total Outstanding Shares of Such Class or Series		Percentage of Total Shares of Such Class or Series Approving the Financing Transactions
Common Stock	46,124,780	66,190,053		69.69	%(3)
Series B-1 Preferred Stock	0	10,000	(2)	0%
Series C-1 Preferred Stock	0	10,000	(2)	0%
Series C Preferred Stock	0	276,747		0%

(1) The holders of the Series B-1 Preferred Stock, Series C-1 Preferred Stock and Series C Preferred Stock, having had due and actual notice of the actions to be consented to, abstained from voting thereon.

(2) If the holders of the Series B-1 Preferred Stock and of the Series C-1 Preferred Stock had not abstained and, instead, had cast the votes they otherwise would have been entitled to, such holders would have been entitled to cast an aggregate of 40,000,000 votes.
(3) Calculation excludes the number of shares of Common Stock into which the Series B-1 Preferred Stock and the Series C-1 Preferred Stock were convertible on November 6, 2007.

Based on the foregoing, the requisite number of votes of the holders of each class of the Company’s stock entitled to vote on the Financing Transactions, voting as separate classes as well as a single class, have been obtained.

Absence of Dissenters’ Rights of Appraisal

Neither the approval of, nor the completion of, any of the Financing Transactions provides to and stockholder of the Company any right to dissent and obtain an appraisal of or payment for the stockholder’s shares under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or By-laws.

BACKGROUND AND REASONS FOR THE FINANCING TRANSACTIONS

In February, 2006, we entered into a four-year credit and financing arrangement with the Wells Fargo Business Credit operating unit (“WFBC”) of Wells Fargo Bank (“Wells Fargo”) that, pursuant to a Credit and Security Agreement dated as of February 9, 2007 (the “Senior Credit Agreement”), provided the Company with a $41,500,000 credit facility (the “WFBC Credit Facility”) comprised of:

•	a $22,500,000 revolving credit facility;
•	a $12,000,000 real estate term loan;
•	a $3,500,000 machinery and equipment term loan; and
•	a $3,500,000 additional/future capital expenditure facility.

Subsequent to entering into the WFBC Credit Facility arrangement, and pursuant to Securities Purchase Agreements dated May 15, 2006 and September 11, 2006 (collectively, the “2006 SPAs”), the Company received gross proceeds of $20,000,000 from the issuance and sale of the Series B-1 Preferred Stock and the Series C-1 Preferred Stock to Tullis and Aisling, respectively. In conjunction therewith, and for no additional consideration, the Company also issued the B-1 Warrants to Tullis and the C-1 Warrants to Aisling.

As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to: (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ended June 30, 2007, and (ii) financial covenants related to minimum cash flow requirements, maximum allowable total capital expenditures, financial leverage and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). At the time of the Financing Transactions, we owed approximately $26,400,000 under the WFBC Credit Facility. As a consequence, the Company was faced with the potential foreclosure of the WFBC Credit Facility, acceleration of approximately $26,400,000 of outstanding Wells Fargo indebtedness, and execution on the collateral - consisting of substantially all of the Company’s property and real estate – we had pledged as security for our borrowings from Wells Fargo. If Wells Fargo had taken these actions, the Company would have suffered substantial financial losses and potential bankruptcy.

In October, 2007, WFBC agreed to waive the Existing Defaults based on the Company’s consummation and receipt of $8,000,000 in fresh financing through the issuance of the subordinated debt described below, and on October 25, 2007, the Company and WFBC finalized a Forbearance Agreement that terminated on December 31, 2007 (the “Forbearance Period”), which was subsequently amended on November 13, 2007. The parties also agreed to establish financial covenants for the 2008 fiscal year prior to the conclusion of the Forbearance Period, but such agreement was not completed during the Forbearance Period.

On January 10, 2007, the Company and its wholly-owned subsidiary Interpharm, Inc. received notice (the “Notice”) from Wells Fargo that they had defaulted under the Forbearance Agreement with respect to: (i) financial covenants relating to required Income Before Tax for the months ending October 31, 2007 and November 30, 2007, (ii) financial covenants relating to required Net Cash Flow for the months ending October 31, 2007 and November 30, 2007 and (iii) an obligation to have a designated financial advisor provide an opinion as to Holdings and the Company’s ability to meet their fiscal year 2008 projections.

As of January 11, 2008, the Company was obligated to Wells Fargo under the Wells Fargo Agreement in the amount of $31,256,804 (the “Outstanding Amount”). The Notice states that Wells Fargo is not demanding repayment of the Outstanding Amount at this time, but that Wells Fargo reserves the right to do so.

Maganlal and Vimla Sutaria, Sutaria Family Realty, Reid (the Company’s Chief Executive Officer), Tullis and Aisling offered to provide the $8,000,000 in additional, fresh financing required by Wells Fargo. Nonetheless, pursuant to the 2006 SPAs and to certain protective provisions of the Certificates of Designations, Preferences and Rights of the Series B-1 and C-1 Preferred Stock, the consent of Tullis and Aisling was required for the issuance of the Sutaria Note and for the STAR Note financing. In consideration for those consents, which are contained in the Consent and Waiver, the Company agreed to the STAR Note Exchange and the Warrant Exchange, and the Majority Shareholders agreed to give Tullis and Aisling tag along rights on certain sales by the Majority Shareholders of our Common Stock. In addition, pursuant to the Consent and Waiver, the Majority Shareholders gave a voting proxy to a committee composed of Perry Sutaria and a representative of each of Tullis and Aisling to vote their shares of Common Stock for the election of the Company’s directors, and with respect to any changes in the Company’s By-laws.

THE FINANCING TRANSACTIONS

On November 7, 2007, and November 14, 2007, as required by the Forbearance Agreement, the Company received a total of $8,000,000 in gross proceeds from the issuance and sale of subordinated debt, as follows:

•
Issuance of the Sutaria Note. On November 7, 2007, Dr. Maganlal K. Sutaria, the Chairman of the Company’s Board of Directors, and Vimla M. Sutaria, his wife, loaned $3,000,000 to the Company which loan is evidenced by the Sutaria Note. Interest of 12% per annum on the Sutaria Note is payable quarterly in arrears, and for the first 12 months of that Note’s term may be paid in cash or, at the Company’s option, in additional notes (“PIK Notes”). Thereafter, the Company is required to pay at least 8% interest in cash and the balance, at the Company’s option, in cash or PIK Notes. Repayment of the Sutaria Note (and any PIK Notes issued in lieu of cash interest payments on the Sutaria Note) is secured by third priority liens on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the Sutaria Note (and any such PIK Notes) are subordinated to the liens held by WFBC pursuant to the Senior Credit Agreement and by the holders of the STAR Notes described below. The terms of the Sutaria Note are summarized below in the section of this Information Statement entitled “DESCRIPTION OF SECURITIES-The Sutaria Note.”

•	Issuance of the STAR Notes. On November 14, 2007, the Company issued and sold $5,000,000 principal amount of the STAR Notes as follows:

Tullis-Dickerson Capital Focus III, L.P. (“Tullis”)	$833,333
Aisling Capital II, L.P. (“Aisling”)	$833,333
Cameron Reid (“Reid”)	$833,333
Sutaria Family Realty, LLC (“SFR”)	$2,500,000

Interest of 12% per annum on the STAR Notes is payable quarterly in arrears, and may be paid, at the Company’s option, in cash or PIK Notes. Repayment of the STAR Notes (and any PIK Notes issued in lieu of cash interest payments on the STAR Notes) is secured by second priority liens on substantially all of the Company’s property and real estate. As more particularly described below, the STAR Notes will be exchangeable for our Convertible Notes upon our obtaining the Stockholder Approval. The terms of the STAR Notes are summarized below in the section of this Information Statement entitled “DESCRIPTION OF SECURITIES-The STAR Notes.”

The Company used the $8,000,000 proceeds to pay down the outstanding balance with WFBC.

Additionally, pursuant to the Securities Purchase Agreement and the Consent and Waiver, we completed (in the case of the Warrant Exchange) and agreed to consummate (in the cases of the Charter Amendments, STAR Note Exchange and Preferred Stock Exchange) the following:

•
The Warrant Exchange. In May and September of 2006, in conjunction with issuing the Series B-1 Preferred Stock and the Series C-1 Preferred Stock to Tullis and Aisling, respectively, we also issued the B-1 Warrants to Tullis and the C-1 Warrants to Aisling. As noted above, the B-1 Warrants entitled Tullis, and the C-1 Warrants entitled Aisling, to purchase 2,281,914 shares of our Common Stock at a per share exercise price of $1.639. As part of the consideration for Tullis and Aisling entering into the Consent and Waiver with the Company, and in exchange for the B-1 and C-1 Warrants, on November 14, 2007 we issued to each of Tullis and Aisling an Amended and Restated Warrant, entitling the holder to purchase 2,281,914 shares of the Company’s Common Stock at a reduced exercise price of $0.95 per share instead of $1.639 per share.

Although the aggregate number of shares of our Common Stock issuable upon the full exercise of the Amended and Restated Warrants is the same as the shares issuable upon full exercise of the B-1 Warrants and C-1 Warrants (in either case resulting in an approximately 6.8% reduction in the voting power and per share earnings of our presently outstanding Common Stock), as compared to the B-1 and C-1 Warrants, the reduced exercise price of the Amended and Restated Warrants will result in an approximately $3,000,000 (or 58%) reduction in the gross proceeds to the Company if the Amended and Restated Warrants are fully exercised. In all other respects the Amended and Restated Warrants are identical to the B-1 and C-1 Warrants.

The terms of the Amended and Restated Warrants are summarized below in the section of this Information Statement entitled “Description of Securities- The Amended and Restated Warrants.”

•
The Charter Amendments. As indicated above, and in addition to the Warrant Exchange, in consideration of Tullis and Aisling entering into the Consent and Waiver (which was necessary in order for us to sell the Sutaria Note and the STAR Notes and thereby fully meet Wells Fargo’s requirement under the Forbearance Agreement that the Company raise an additional $8,000,000 in financing) the Company agreed to (a) file with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights for a new series of our preferred stock, the Series D-1 Convertible Preferred Stock, which filing will have the effect under the Delaware General Corporation Law of amending the Company’s Certificate of Incorporation, and (b) further amend the Certificate of Incorporation so as to reduce the conversion price of the Series B-1 Preferred Stock and Series C-1 Preferred Stock in each case to $0.95 per share. Pursuant to the Consent and Waiver these filings (the “Charter Filings”) shall be made no earlier than January 18, 2008, and no later than February 28, 2008 (or such later date as may be necessary to address any SEC comments with respect to this Information Statement).

The terms and provisions of the Series D-1 Preferred Stock will be substantially identical to those of the Series B-1 Preferred Stock and Series C-1 Preferred Stock, except that the conversion price of the Series D-1 Preferred Stock will be $0.95 per share instead of $1.5338 per share, and the Series D-1 Preferred Stock will have anti-dilution protection more favorable to the holders than does the Series B-1 and C-1 Preferred Stock. As more fully described below under the section of this Information Statement entitled “The Preferred Share Exchange,” the Series D-1 Preferred Stock will, pursuant to the Consent and Waiver, be issued to Tullis and Aisling in exchange for the presently outstanding Series B-1 and C-1 Preferred Stock, of which they are the sole holders. The terms of the Series D-1 Preferred Stock are summarized below in the section of this Information Statement entitled “DESCRIPTION OF SECURITIES- The Series D-1 Preferred Stock .”

•
The STAR Note Exchange. Pursuant to the Securities Purchase Agreement, upon completing the process of obtaining the Stockholder Approval (which, pursuant to the Consent and Waiver, consists of filing with the SEC a Preliminary Information Statement on Schedule 14C relating to the Financing Transactionsand filing a Definitive Information Statement on Schedule 14C with the SEC and disseminating the same to those of our shareholders who, as of the Record Date, would have been entitled to vote on the Financing Transactions had a shareholders’ meeting been called) the STAR Notes will be exchanged for (a) the Company’s Secured Convertible 12% Notes Due 2010 (which we also have referred to as the “Convertible Notes”) in an aggregate original principal amount equal to the principal and accrued interest on the STAR Notes through the date of such exchange, and (b) the New Warrants, which will entitle the holders to purchase up to an aggregate of 1,842,103 shares of our Common Stock at an exercise price of $0.95 per share.

 Initially, the Convertible Notes will be convertible into approximately 5,263,000 shares of Common Stock, and the full conversion of the Convertible Notes and the full exercise of the New Warrants would result in the issuance of approximately 7,100,000 additional shares of Common Stock and, consequently, an approximately 10.6% reduction in both the voting power of our presently outstanding Common Stock and the per share earnings (and, hence, theoretical value) of that Common Stock. Further, to the extent that the $0.95 per share conversion price of the Convertible Notes and the $0.95 exercise price of the New Warrants are less than the per share price paid for our presently outstanding Common Stock, conversion and/or exercise will be dilutive to our present shareholders. Additionally, the Convertible Notes and the New Warrants will have anti-dilution protection with respect to issuances of Common Stock or Common Stock equivalents at less than $0.95 per share (“Dilutive Shares”), pursuant to which their conversion or exercise prices will, in those cases, automatically be re-set to a price equal to 90% of the price at which the Dilutive Shares are deemed to have been issued. In the case of the Convertible Notes, such a re-set would increase the above-noted effects on the voting power and per share earnings of our presently outstanding Common Stock.

The repayment of the Convertible Notes will be secured by second priority liens on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the Convertible Note liens will be junior in priority to those of Wells Fargo, but senior to those of the Sutaria Note.

The terms of the Convertible Notes and New Warrants are summarized below in the section of this Information Statement entitled “DESCRIPTION OF SECURITIES- The Convertible Notes” and “DESCRIPTION OF SECURITIES-The New Warrants”.

•
The Preferred Stock Exchange. Pursuant to the Consent and Waiver, and as consideration for Tullis and Aisling entering into that agreement, upon completing the Stockholder Approval process and filing the Charter Amendments, the Series B-1 Preferred Stock and Series C-1 Preferred Stock held by Tullis and Aisling will be exchanged for shares of our new Series D-1 Preferred Stock. The exchange will be at the rate of 1.04125 Series D-1 shares for each Series B-1 or Series C-1 share, as the case may be. The Series D-1 Preferred Stock will be substantially similar to the Series B-1 and C-1 Preferred Stock, except that (a) the conversion price of the Series D-1 Preferred Stock will be $0.95 per share instead of $1.5338 per share, and (b) the Series D-1 Preferred Stock will have anti-dilution protection with respect to issuances of Common Stock or Common Stock equivalents at less than $0.95 per share (“Dilutive Shares”), pursuant to which their conversion or exercise prices will, in those cases, automatically be re-set to a price equal to 90% of the price at which the Dilutive Shares are deemed to have been issued.

 As compared to the Series B-1 and C-1 Preferred Stock, the reduced, $0.95 per share conversion price and greater than 1-for-1 exchange rate of the Series D-1 Preferred Stock will increase the number of shares of our Common Stock that may become outstanding and that (because like the Series B-1 and C-1 Preferred Stock, the holders of the Series D-1 Preferred Stock are entitled to cast that number of votes on matters submitted to the vote of our shareholders as is equal to the number of shares of Common Stock issuable upon the full conversion of the holder’s Series D-1 Preferred Stock) presently may be voted, by approximately 1,900,000 shares. For this reason, the full conversion of the Series D-1 Preferred Stock to be issued in the exchange will result in an approximately 3% reduction in both the voting power of our presently outstanding Common Stock and the per share earnings (and, hence, theoretical value) of that Common Stock. Further, to the extent that the $0.95 per share conversion price of the Series D-1 Preferred Stock is less than the per share price paid for our presently outstanding Common Stock, conversion will be dilutive to our present shareholders.

The terms of the Series D-1 Preferred Stock are summarized below in the section of this Information Statement entitled “DESCRIPTION OF SECURITIES- The Series D-1 Preferred Stock.”

Interest of Certain Persons in the Financing Transactions

•
Maganlal Sutaria, M.D., is a member of the Company’s Board of Directors and serves as our Chairman of the Board. Dr. Sutaria and his wife, Vimla Sutaria, are the purchasers of the Sutaria Note, pursuant to which they have loaned $3,000,000 to the Company as part of the Financing Transactions.

•
Raj Sutaria, a son of Maganlal Sutaria and brother of Perry Sutaria, M.D., is an Executive Vice President of the Company, and a 33 1/3% equity holder of Sutaria Family Realty, LLC (“SFR”), which has purchased $2,500,000 principal amount of the STAR Notes. As such, Mr. Sutaria may be deemed to have indirectly loaned $833,333 to the Company in the Financing Transactions. As an investor in the STAR Notes, SFR will receive approximately one-half in principal amount of the Convertible Notes and one-half of the New Warrants in the STAR Note Exchange. If the Convertible Notes and New Warrants to be issued to SFR in the STAR Note Exchange were fully converted and exercised, SFR would receive approximately 3,553,000 shares of our Common Stock. To the extent of his equity interest in SFR, Raj Sutaria will be an indirect beneficiary of the STAR Note Exchange.

•
Perry Sutaria, M.D., a son of Maganlal Sutaria and brother of Raj Sutaria, was elected as a member of the Company’s Board of Directors on December 18, 2007. Dr. Sutaria is the beneficial owner of 66.62% of the Company’s outstanding Common Stock and is a 33 1/3% equity holder of Sutaria Family Realty, LLC (“SFR”), which has purchased $2,500,000 principal amount of the STAR Notes. As such, Dr. Sutaria may be deemed to have indirectly loaned $833,333 to the Company in the Financing Transactions. As an investor in the STAR Notes, SFR will receive approximately one-half in principal amount of the Convertible Notes and one-half of the New Warrants in the STAR Note Exchange. If the Convertible Notes and New Warrants to be issued to SFR in the STAR Note Exchange were fully converted and exercised, SFR would receive approximately 3,553,000 shares of our Common Stock. To the extent of his equity interest in SFR, Perry Sutaria will be an indirect beneficiary of the STAR Note Exchange.

•
Joan P. Neuscheler is a member of the Company’s Board of Directors and the President of Tullis-Dickerson Capital Focus III, L.P., which has purchased $833,333 principal amount of the STAR Notes, will receive a ratable one-sixth portion of the Convertible Notes and New Warrants in the STAR Note Exchange, and will receive one-half of the Series D-1 Preferred Stock and of the Amended and Restated Warrants. If the Convertible Notes, New Warrants, Series D-1 Preferred Stock and Amended and Restated Warrants to be issued to Tullis in the STAR Note Exchange, Warrant Exchange and Preferred Stock Exchange were fully converted and exercised, Tullis would receive approximately 14,426,000 shares of our Common Stock.

•
Cameron Reid is the Company’s Chief Executive Officer, the purchaser of $833,333 principal amount of the STAR Notes, and will receive a ratable one-sixth portion of the Convertible Notes and New Warrants in the STAR Note Exchange. If the Convertible Notes and New Warrants to be issued to Reid were all fully converted and exercised, Reid would receive 1,184,210 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 21, 2007, certain information with respect to the beneficial ownership of our voting securities by (i) any person known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group.

Name and Address of	Title of	Amount and Nature of Beneficial		Percent of
Beneficial Owner	Class	Ownership		Class (1)

Maganlal K. Sutaria	Common Stock	1,243,500	(2)	1.84%
75 Adams Avenue
Hauppauge, NY 11788

Raj Holdings I, LLC(3)	Common Stock	15,526,100	(3)	23.26%
75 Adams Avenue
Hauppauge, NY 11788

Bhupatlal K. Sutaria	Common Stock	452,970	(4)	*
75 Adams Avenue
Hauppauge, NY 11788

Rametra Holdings I, LLC	Common Stock	8,014,930	(5)	12.01%
75 Adams Avenue
Hauppauge, NY 11788

David Reback	Common Stock	61,000	(6)	*
75 Adams Avenue
Hauppauge, NY 11788

Stewart Benjamin	Common Stock	46,000	(7)	*
75 Adams Avenue
Hauppauge, NY 11788

Ravi Holdings I, LLC	Common Stock	10,518,645	(8)	15.76%
75 Adams Avenue
Hauppauge, NY 11788

Perry Sutaria	Common Stock	44,093,769	(9)	66.07%
75 Adams Avenue
Hauppauge, NY 11788

Kennith C. Johnson	Common Stock	50,000	(10)	*
75 Adams Avenue
Hauppauge, NY 11788

Cameron Reid	Common Stock	3,175,000	(11)	4.55%
75 Adams Avenue
Hauppauge, NY 11788

P&K Holdings, LLC	Common Stock	8,014,928	(12)	12.01%
75 Adams Avenue
Hauppauge, NY 11788

Richard J. Miller	Common Stock	25,000	(13)	*
75 Adams Avenue
Hauppauge, NY 11788

Joan P. Neuscheler	Common Stock	9,458,402	(14)	12.51%
c/o Tullis Dickerson Co., Inc.
Two Greenwich Plaza
Greenwich, Connecticut 06830

Tullis Dickerson Capital Focus III, L.P.	Common Stock	9,433,402	(15)	12.48%
Two Greenwich Plaza
Greenwich, Connecticut 06830

Aisling Capital II, L.P.	Common Stock	9,194,394	(16)	12.11%
888 Seventh Avenue, 30th Floor
New York, New York 10106

George Aronson	Common Stock	72,451		*
75 Adams Avenue
Hauppauge, NY 11788

Peter Giallorenzo	Common Stock	20,000	(17)	*
75 Adams Avenue
Hauppauge, NY 11788

Kenneth Cappel	Common Stock	125,625	(18)	*
75 Adams Avenue
Hauppauge, NY 11788

Jeffrey Weiss	Common Stock	235,875	(19)	*
75 Adams Avenue
Hauppauge, NY 11788

All Directors and	Common Stock	62,050,060	(20)	77.07%
Officers as a
Group (15 persons)

* Less than 1%

(1) Computed based upon a total of 66,738,422 shares of common stock outstanding as of December 21, 2007.

(2) The foregoing figure reflects the ownership of 543,500 shares of common stock and vested options to acquire 700,000 shares. It does not include 1,874,000 shares of Series A-1 Preferred Stock held by an annuity he controls.

(3) Raj Sutaria is the sole member of Raj Holdings I, LLC, which holds 15,526,100 shares of common stock. The sole manager of Raj Holdings I, LLC is Perry Sutaria.

(4) The foregoing figure includes 452,970 shares of common stock held directly by Mr. Sutaria, but does not include 199,411 shares held by his spouse.

(5) Mona Rametra is the sole member of Rametra Holdings I, LLC, which holds 8,014,930 shares of common stock. The sole manager of Rametra Holdings I, LLC is Perry Sutaria.

(6) The foregoing figure comprises vested options to acquire 61,000 shares of common stock.

(7) The foregoing figure comprises 46,000 shares of common stock which may be acquired upon exercise of currently exercisable options.

(8) Ravi Sutaria is the sole member of Ravi Holdings I, LLC, which holds 10,518,645 shares of common stock. The sole manager of Ravi Holdings I, LLC is Perry Sutaria.

(9) Includes an aggregate of 42,074,603 shares of common stock owned directly by the following New York limited liability companies of which Perry Sutaria is the sole manager: P&K Holdings, LLC; Raj Holdings I, LLC; Ravi Holdings I, LLC; and Rametra Holdings I, LLC. Does not include his beneficial interest in Series A-1 Preferred Stock held by a trust of which he is a beneficiary. The balance of 2,019,166 shares are shares held directly by Perry Sutaria.

10) The foregoing figure comprises vested options to acquire 50,000 shares of common stock.

(11) The foregoing figure includes vested options to purchase 3,000,000 shares of common stock and 175,000 shares held directly Mr. Reid.

(12) Perry Sutaria is the sole member and manager of P&K Holdings, LLC, which holds 8,014,928 shares of common stock.

(13) The foregoing figure comprises vested options to acquire 25,000 shares of common stock.

(14) Includes all 9,433,402 shares beneficially owned by Tullis-Dickerson Capital Focus III, L.P. (“TD III”) as set forth in the table. Ms. Neuscheler is a principal of TD III and shares voting and dispositive power with respect to such shares, but disclaims beneficial ownership of such shares. Also includes vested options to acquire 25,000 shares of common stock.

(15) Includes an aggregate of 6,519,755 shares of common stock issuable upon conversion of Series B-1 Stock held TD III and 2,281.914 shares of common stock issuable upon exercise of warrants held by TD III, and 631,733 shares held as payment for dividends earned. Ms. Neuscheler is a principal of TD III. Ms. Neuscheler disclaims beneficial ownership of such shares within the meaning of SEC Rule 13d-3.

(16) Includes an aggregate of 6,519,755 shares of common stock issuable upon conversion of Series B-1 Stock and 2,281,914shares of common stock issuable upon exercise of warrants and 392,725 shares held as payments for dividends earned.

(17) The foregoing figure includes vested options to acquire 20,000 shares of common stock, but does not include options to acquire 80,000 shares of common stock which are not exercisable within 60 days.

(18) The foregoing figure includes vested options to acquire 125,625 shares of common stock, but does not include options to acquire an aggregate of 114,375 shares of common stock which are not exercisable within 60 days.

(19) The foregoing figure comprises vested options to acquire 110,875 shares of common stock and 125,000 shares acquired through a subscription agreement, but does not include options to acquire an aggregate of 149,125 shares of common stock which are not exercisable within 60 days.

(20) The foregoing figure includes vested options to acquire an aggregate of 4,973,188 shares. The foregoing also includes the shares referred to in footnotes (9) and (14).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Corporate Governance

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.interpharminc.com under “Corporate Governance.” The Board of Directors selected the following four individuals to serve on the Committee in November, 2006: Richard J. Miller (Chair), Kennith Johnson, David Reback and Joan Neuscheler. All of these individuals, with the exception of Richard J. Miller, qualify as an independent director under the rules of the American Stock Exchange.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. During the fiscal year ended June 30, 2007, the Committee met for three regularly scheduled meetings and held two ad hoc meeting. As part of his duties as the Committee Chair, Mr. Miller reports on Committee actions and recommendations to the Board of Directors.

The Committee has retained Frederic W. Cook and Associates (“FW Cook”) as outside advisors to the Committee. FW Cook reports directly to the Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of specific executive compensation programs and other matters as directed by the Committee. FW Cook does not provide any other services to the Company.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our compensation committee’s current intent is to perform an annual strategic review of our executive officers’ compensation to determine whether they provide adequate incentives and motivation and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. We strive to adhere to this philosophy by significantly differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. The quality of the Company’s talent is a key driver of long-term stockholder value. Establishing and maintaining executives’ long-term commitment to us is critical to the development of our product pipeline, as development of new products often takes three years or more, and time to market is critical to our business success.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	to afford our executives a competitive total rewards opportunity relative to organizations with which we compete for executive talent,

•	to allow us to attract and retain superior, experienced people who can perform and succeed in our fast-paced, dynamic and challenging environment,

•	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level, and

•	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program is designed to reward superior financial, strategic and operational performance that is achieved in a manner consistent with the Company’s values. Results and how the results are attained are both critically important. Our executive officers are assessed on the basis of demonstrated results relative to pre-established goals, ability to address market changes in a timely and efficient manner, as well as demonstrated competencies and behavioral attributes.

Compensation Program Elements and Pay Level Determination

What factors are considered in determining the amounts of compensation?

The Committee has formalized a review process for the determination of base salaries, annual incentive targets and payments, and long-term incentive targets and awards for all executive officers. For the year ended June 30, 2007, there were no changes in the base salary or any annual cash incentive and long-term incentive award determinations for the Chief Executive Officer.

As part of this review process, the CEO presents to the Committee individual assessments of each executive officer’s performance over the prior year, as well as recommended compensation actions for each executive officer. The performance assessments for executive officers include performance relative to established goals, overall leadership effectiveness, impact across the organization and performance and impact relative to other executive officers.

Formal goal setting is critical to ensuring that our compensation program rewards each executive based on his or her success relative to the specific objectives for his or her role. All Company senior managers are subject to annual goal setting, as well as annual performance reviews. The key metrics we use to measure performance differ by individual, but can be grouped into the following categories:

•	Financial — we evaluate measures of Company financial performance, including revenue growth, gross margins, operating margins and other measures such as expense management.

•	Strategic — we monitor the success of our executive team in furthering the strategic success of the Company, including the development of the Company’s product pipeline.

•
Operational — we include operational measures in our determination of success, including our production capacity and capability, the timeliness and effectiveness of new product launches, the execution of important internal Company initiatives and customer growth and retention.

The Committee considers the totality of the information presented (including external competitiveness, the performance review, Company performance, progress towards strategic objectives and internal equity) and applies its knowledge and discretion to determine the compensation for each executive officer.

During the fiscal year ended June 30, 2007, the Company targeted its compensation at the median of its market peers, which are defined in the next section. The actual compensation level for each executive officer may be above or below median depending on factors such as Company performance, individual performance, skills/capabilities, overall impact/contribution, experience in position, “premiums” initially required to attract the executive and internal equity.

What external market peer group is used for comparison, and how is it established?

The Company’s peer group is comprised of: (1) a named set of companies for which executive compensation data from public filings is compiled and analyzed; and (2) a somewhat broader set of companies participating in benchmark compensation surveys from which executive compensation data is compiled and analyzed by our compensation advisor.

The named peer group is reviewed annually by the Committee for appropriateness, considering such factors as size (e.g., revenue and market capitalization), complexity (e.g., multiple marketed products), geographic scope of operations (e.g., domestic-only presence), etc. The named peer group for the fiscal year ended June 30, 2007 includes:

Arqule	Hi Tech Phamacal	Quigley	Caraco
Bentley Pharmaceuticals	Inspire Pharmaceutical	Saviant	Theragenics
Bradley Pharmaceuticals	Lannett	Supergen

The compensation surveys used in analyzing our external competitiveness include data from a broader set of biotechnology and pharmaceutical companies. We believe that this broader set of companies is representative of our competitive market for executive officers. These compensation surveys provide reliable data to complement the data collected from executive compensation disclosures of our named peer group.

What is each element of compensation and why is it paid?

The Company’s executive compensation program is designed with three elements (discussed in detail below), each of which serves an important role in supporting Interpharm’s pay-for-performance philosophy and in realizing our compensation program objectives:

Element	Role and Purpose

BaseSalary	Provide a stable source of income that facilitates the attraction and recognition of the acquired skills and contributions of executives in the day-to-day management of our business.
Long-term Incentives	Align executive interests with those of stockholders.
Promote long-term retention and stock ownership, and hold executives accountable for enhancing stockholder value.
Enable the delivery of competitive compensation opportunities in a manner that balances cost efficiency with perceived value.
Benefits & Perquisites	Provide programs that promote health, wellness and financial security.
Provide executive benefits and perquisites at or below market competitive levels.

While the general mix of the elements is considered in the design of our total compensation program, the Committee does not target a specific mix of pay in either its program design or in its compensation determinations. By design, our executive officers have more variability than non-executives in their compensation, to more closely tie their compensation to the Company’s overall performance.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and skills. The Company generally targets base salaries around the median of our external market peers. In making its base salary determinations, the Committee takes into account the internal and external factors described above. Base salary increases from the fiscal year ended June 30, 2006 to the fiscal year ended June 30, 2007 for our named executive officers averaged 2% and ranged from 0% to 5%. The Company’s CEO received a 0% increase in the fiscal year ended June 30, 2007.

Long-term Incentives

A long-term incentive (“LTI”) opportunity has been designed for managers to foster a culture of ownership, align compensation with stockholder interests and promote long-term retention and affiliation with the organization. The Committee has determined the types of awards to be used for delivering long-term incentives. In doing so, the Committee considered the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, as well as tax and accounting implications.

For the fiscal year ended June 30, 2007, the Committee evaluated various program designs and approved a program awarding stock options for our executive officers. Stock options promote stockholder alignment and accountability and are qualified as performance-based pay under Internal Revenue Code Section 162(m). Our 2007 stock option grants vest over four years.

Tax-deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other four named executive officers. This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based” compensation.

Management works with the Committee to assess alternatives to preserve the deductibility under Section 162(m) of compensation payments to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of the Company and its stockholders. For the fiscal year ended June 30, 2007, the Company believes that the Compensation payments will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Perquisites and Personal Benefits

In addition to participating in the benefit programs provided to all other employees (for example, medical, dental, vision, life and disability insurance, employee stock purchase plan), we provide certain perquisites and additional benefits to executives. These supplemental benefits and perquisites include:

Auto Allowances The Company provided annual car allowance benefits to executive officers and certain management personnel. Such reimbursement is considered taxable income to the recipients.

Mobile Telephone Allowance: The Company provided monthly mobile telephone allowance benefits to executive officers and certain management personnel. Such reimbursement is considered taxable income to the recipients.

Retirement Plans

We maintain a pre-tax savings plan covering substantially all employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees, including executive management, may contribute a portion of their pre-tax salary, subject to certain limitations. The Company contributes and matches 100% of the employee pre-tax contributions, up to 3% of the employee’s compensation plus 50% of pre-tax contributions that exceed 3% of compensation, but not to exceed 5% of compensation. The Company may also make profit-sharing contributions in its discretion which would be allocated among all eligible employees, whether or not they make contributions.

Summary Compensation Table
(in thousands, except per share data)

The following table shows the compensation paid to or earned by the named executive officers during the fiscal year ended June 30, 2007.

Name and 'Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Cameron Reid	2007	$300	$-	$-	$-	$-	$-	$13	$313
Chief Executive Officer	2006	$297	$-	$-	$-	$-	$-	$-	$297
	2005	$76	$-	$-	$-	$-	$-	$-	$76
Bhupatlal Sutaria	2007	$275	$-	$-	$-	$-	$-	$13	$288
President	2006	$271	$-	$-	$-	$-	$-	$22	$293
	2005	$198	$15	$-	$-	$-	$-	$21	$234
Peter Giallarenzo	2007	$110	$-	$-	$117	$-	$-	$5	$232
Chief Financial Officer	2006	$-	$-	$-	$-	$-	$-	$-	$-
	2005	$-	$-	$-	$-	$-	$-	$-	$-
Jeffrey Weiss	2007	$236	$-	$-	$15	$-	$-	$12	$263
Executive Vice President	2006	$225	$460	$-	$-	$-	$-	$25	$710
	2005	$78	$-	$-	$244	$-	$-	$-	$322
Ken Cappel	2007	$250	$-	$-	$13	$-	$-	$12	$275
General Counsel	2006	$232	$-	$-	$-	$-	$-	$25	$257
	2005	$118	$-	$-	$330	$-	$-	$10	$458
George Aronson	2007	$236	$-	$-	$-	$-	$-	$13	$249
Chief Financial Officer	2006	$221	$-	$-	$-	$-	$-	$21	$242
	2005	$148	$15	$-	$136	$-	$-	$9	$308
Munish Rametra	2007	$250	$-					12	262
General Counsel	2006	$252	$-	$-	$-	$-	$-	$19	$271
	2005	$165	$15	$-	$-	$-	$-	$30	$210

Notes to Summary Compensation Table
(1)	The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) for unvested restricted stock held by each executive officer.
(2)
The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R) for unvested stock options held by each executive officer. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The amounts in column (g) reflect actual cash incentives awarded to each executive officer.
(4)	The amounts in column (h) represent earnings in the Company’s 401(k) that were contributed by the Company. We do not maintain a pension plan or a defined benefit plan.
(5)	The amounts in column (i) reflect the amount for auto allowances.

2007 Grants of Plan-Based Awards
(in thousands, except per share data)

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended June 30, 2007.

GRANTS OF PLAN-BASED AWARDS
					All Other	All Other			Grant Date
					Stock	Option		Exercise	Fair
					Awards:	Awards:		or Base	Value of
	Estimated Future Payouts Under				Number of	Number of		Price of	Stock
	Equity Incentive Plan Awards				Shares of	Securities		Option	and Option
	Grant	Threshold	Target	Maximum	Stocks or	Underlying		Awards	Awards
Name	Date	(#)	(#)	(#)	Units (#)	Options (#) (1)		($/Sh) (2)	($)(3)

Cameron Reid	-	-	-	-	-	-		$-	$-

Bob Sutaria	-	-	-	-	-	-		$-	$-

Peter Giallarenzo	03/20/07	-	-	-	-	100	(4)	$1.62	$117

Jeff Weiss	03/20/07	-	-	-	-	17	(5)	$1.62	$15

Ken Cappel	03/20/07	-	-	-	-	14	(5)	$1.62	$13

George Aronson	-	-	-	-	-	-		$-	$-

Notes to 2007 Grants of Plan-Based Awards Table

(1)	Grant of non performance-based stock options.
(2)	Fair Market Value of stock on the date of grant
(3)
Amounts represent the full grant date fair value as determined under SFAS 123(R). The value of stock options granted is based on the grant date present value as calculated using a Black-Scholes option pricing model.

(4)	Options have a ten-year term and are scheduled to vest 20% each on January 8, 2008, 2009, 2010, 2011 and 2012.
(5)	Options have an approximate five-year term and are scheduled to vest 25% each on June 30, 2007, 2008, 2009 and 2010.

Outstanding Equity Awards At 2007 Fiscal Year-End
(in thousands, except per share data)

The following table summarizes the equity awards we have made to each of the named executive officers that were outstanding as of June 30, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Cameron Reid	3,000	1	-		-	$1.23	06/30/10	-	-	-	-

Jeffrey Weiss	60	2	90	3	-	$1.23	06/30/10	-	-	-	-
	47	2	47	3	-	$1.23	06/30/11
	4	2	12	3	-	$1.62	06/30/12

Bhupatlal K. Sutaria	500	4	200	4	-	$0.68	05/30/13	-	-	-	-

Peter Giallarenzo	-		100	5	-	$1.62	03/20/17	-	-	-	-

Kenneth Cappel	84	6	66	7	-	$1.23	06/30/10	-	-	-	-
	38	6	38	7	-	$1.23	06/30/11
	3	6	10	7	-	$1.62	06/30/12

George Aronson	-		-					-	-

Estate of Munish Rametra	450	8	-		-	$0.68	03/31/09	-	-	-	-

Notes to Outstanding Equity Awards at 2007 Fiscal Year-End Table

(1) Represents fully vested options that: (i) are exercisable at $1.23 per share through June 30, 2010 and (ii) were repriced as follows: options to purchase 2,000 shares of common stock originally granted at $2.24 per share were repriced to $1.23 per share and options to purchase 1,000 shares of common stock originally granted at $3.97 per share were repriced to $1.23 per share at June 30, 2005.

(2) Represents 60 options that are exercisable at $1.23 per share through June 30, 2015, 47 options that are exercisable at $1.23 per share through June 30, 2011, and 4 options that are exercisable at $1.62 through June 30, 2012.

(3) Represents 90 options exercisable at $1.23 per share that have various vesting dates through June 30, 2010 and are exercisable through June 30, 2015, 47 options exercisable at $1.23 per share through June 30, 2011 and 12 options exercisable at $1.62 that have various vesting dates through June 30, 2012.

(4) Represents options that are exercisable at $0.682 per share. These options have the following vesting provisions: 25% of the options vested on January 1, 2005, December 31, 2005, and December 31, 2006, respectively and an additional 25% will vest on December 31, 2007.

(5) Represents options that are exercisable at $1.46 per share. The shares have various vesting dates through January 8, 2012 and are exercisable through March 20, 2017.

(6) Represents 84,000 fully vested repriced options that are exercisable at $1.23 per share through June 30, 2010, 38,250 options exercisable at $1.23 per share through June 30, 2011 and 3,375 options that are exercisable at $1.62 through June 30, 2012. The June 30, 2005 repriced options were originally granted at $1.94 per share.

(7) Represents (a) 104 options that are exercisable at $1.23 per share and vest 41 on June 30, 2008 and June 30, 2009, respectively, and 22 options that vest on June 30, 2010 and (b) 10 options that are exercisable at $1.62 per share and vest 3 on June 30, 2008, June 30, 2009 and 4 on June 30, 2010.

(8) Represents 450 fully vested options that are exercisable at $0.68 per share through March 31, 2009.

2007 Options Exercised and Stock Vested
(in thousands, except per share data)

The following table summarizes the options exercised and stock vested by our named executive officers during the year ended June 30, 2007.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS				STOCK AWARDS
Name	Number of Shares Aquired On Exercise (#)		Value Realized on Exercise ($)		Number of Shares Aquired On Vesting (#)	Value Realized on Vesting ($)

Cameron Reid	-		-		-	-

Jeffrey Weiss	-		-		-	-

Bhupatlal K. Sutaria	-		-		-	-

Peter Giallarenzo	-		-		-	-

Kenneth Cappel	-		-		-	-

George Aronson	72	(1)	$120	(1)	-	-

Estate of Munish Rametra	-		-		-	-

Notes to 2007 Options Exercised and Stock Vested Table
(1) Represents cashless exercises of 302 options to purchase our common stock. Of the total amount exercised, 108 options were Incentive Stock Options resulting in the acquisition of 28 shares having a value of $47, and 194 options were Nonqualified Options resulting in the acquisition of 44 shares and having a value of $73.

2007 Pension Benefits

There were no pension benefits granted to named executive officers during the year ended June 30, 2007.

Nonqualified Deferred Compensation Plans

There were no contributions to any nonqualified defined contribution or other nonqualified deferred compensation plans for any named executive officers during the year ended June 30, 2007.

Director Compensation

Dr. Maganlal Sutaria, the only employee member of the Board of Directors, received no extra compensation for his service on the Board of Directors. Effective November 2006, a standard compensation package was adopted for all non-employee members of our Board of Directors based upon a review of similar sized companies in the pharmaceutical industry as follows:

• 15,000 fully vested stock options as of the date of appointment to the Board;
• 10,000 options as of the first day of a year served;
• An annual retainer of $10,000;
• $1,500 for each meeting day of the Board of Directors attended (in person);
•	A fee of not greater than $500 for each meeting day of the Board of Directors attended (by telephone) and determined by the Compensation Committee Chairperson;
• $750 for each committee meeting attended (in person or by telephone);

In addition to the fees described above: (i) the chairs of our Audit Committee, Compensation Committee, receive an additional annual retainer of $5,000 respectively; (ii) the members of our Audit Committee (other than the chair) receive an additional annual retainer of $1,000; (iii)   David Reback and Stewart Benjamin were granted 16,000 fully vested options and $10,000 for all past Board service provided; and (iv) Kennith Johnson was granted 40,000 fully vested options for past Board service provided.

The following Director Compensation Table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2007 for services to the Company.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Stewart Benjamin	$34	$-	$25	$-	$-	$-		$59

Kennith Johnson	$48	$-	$49	$-	$-	$-		$97

David Reback	$38	$-	$25	$-	$-	$-		$63

Richard Miller	$30	$-	$24	$-	$-	$112	(3)	$166

Joan Neuscheler	$23	$-	$24	$-	$-	$-		$47

 Notes to 2007 Options Exercised and Stock Vested Table
(1)	Amounts represent fees paid for Board Meetings and sub-committee meetings, as well as fees for Board membership and membership in certain sub-committees.
(2)
Amounts represent the full grant date fair value as determined under SFAS 123(R). The value of stock options granted is based on grant date present value as calculated using a Black-Scholes option pricing model.

(3)	Amount represents monies paid to a consulting firm of which Mr. Miller is a principal.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

Compensation Committee Report

The Compensation Committee, comprised of independent directors with the exception of Richard J. Miller, reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and in the proxy statement.

Compensation Committee:

Richard J. Miller (Chairman)
Kennith Johnson
Joan Neuscheler
David Reback

DESCRIPTION OF SECURITIES

The following tables set forth summary descriptions of the securities (other than our Common Stock) issued and to be issued in connection with the Financing Transactions and includes a summary of the Designations, Preferences and Rights of the Series D-1 Preferred Stock which will be filed in the Charter Amendments..

The Sutaria Note

ITEM	DESCRIPTION
Title	Junior Subordinated Secured 12% Note Due 2010

Principal Amount	$3,000,000

Interest Rate and Payment of Interest
12% per annum, payable quarterly in arrears. For the first 12 months, interest is payable in cash or additional promissory notes in a principal amount equal to the interest then due and payable (“PIK Notes”), at the Company’s option. Thereafter, unless the holder otherwise consents, two-thirds of said interest (8%) shall be paid in cash, and the remaining one-third (4%) is payable in cash or PIK Notes, at the Company’s option. PIK Notes accrue interest at the same rate as the Sutaria Note and are in all other respects identical to the Sutaria Note.

Payment of Principal	The outstanding principal balance, together with any then accrued but unpaid interest, is due and payable on the Maturity Date.

Maturity Date	November 7, 2010

Default Provisions	In addition to customary default provisions, the Sutaria Note provides that a default under the Wells Fargo Senior Credit Agreement constitutes a default under the Sutaria Note.

Pre-payment	The Company may, in whole or in part, pre-pay the principal amount of, plus all accrued, but unpaid interest on, the Sutaria Note at any time on 30 days’ prior notice to the holder.

Security, Security Interest and Priority
The Company’s obligations under the Sutaria Note are secured by a third priority security interest in and lien on substantially all of the Company’s property and real estate, subordinated to the Company’s obligations under the WFBC Credit Facility, and the STAR Notes and Convertible Notes.

Conversion Rights	None

The STAR Notes

ITEM	DESCRIPTION
Title	Secured 12% Notes Due 2009

Aggregate Principal Amount	$5,000,000

Interest Rate and Payment of Interest
12% per annum, payable quarterly in arrears. The STAR Notes are payable, at the Company’s option, either in cash, additional promissory notes in a principal amount equal to the interest then due and payable (“PIK Notes”) or, in lieu of a PIK Note, by adding the amount of such then due and payable interest to the principal amount of the STAR Note. PIK Notes accrue interest at the same rate as, and in all other respects are identical to, the STAR Notes.

Payment of Principal	The outstanding principal balance, together with any then accrued but unpaid interest, is due and payable on the Maturity Date.

Maturity Date	November 14, 2009

Default Provisions	In addition to customary default provisions, the STAR Notes provide that a default under the Wells Fargo Senior Credit Agreement also constitutes a default under the STAR Notes.

Pre-payment	The STAR Notes may not be pre-paid.

Conversion Rights	None.

Exchange for Convertible Notes and Warrants
Upon the filing with the SEC of a Definitive Information Statement on Schedule 14C relating to the Financing Transactions, which shall occur no sooner than January 18, 2008 and no later than February 28, 2008 (or such later date as may be necessary to address and clear any SEC comments regarding any Preliminary Information Statement on Schedule 14C filed by the Company, the STAR Notes shall be exchanged for (a) the Company’s Secured Convertible 12% Promissory Notes Due 2010 ( the “Convertible Notes”) in an aggregate original principal amount equal to the principal and accrued interest on the STAR Notes through the date of such exchange, and (b) warrants (the “New Warrants”) to purchase up to an aggregate of 1,842,103 shares of our Common Stock at an exercise price of $0.95 per share. The terms of the Convertible Notes and the New Warrants are more fully summarized below in the tables entitled “The Convertible Notes” and “The New Warrants.”

Security, Security Interest and Priority
The Company’s obligations under the STAR Notes are secured by a second priority security interest in and lien on substantially all of the Company’s property and real estate, subordinated to the Company’s obligations under the WFBC Credit Facility, but senior to the Sutaria Note.

The Convertible Notes

ITEM	DESCRIPTION

Title	Secured Convertible 12% Notes Due 2010_

Aggregate Principal Amount
The aggregate principal amount of the Convertible Notes will be equal to the outstanding principal and accrued interest on the STAR Notes through the date on which they are issued in exchange for the STAR Notes.

Interest Rate and Payment of Interest
When issued, the Convertible Notes will bear interest at the rate of 12% per annum, payable quarterly in arrears. When issued, the Convertible Notes will be payable, at the Company’s option, either in cash, additional promissory notes in a principal amount equal to the interest then due and payable (“PIK Notes”) or, in lieu of a PIK Note, by adding the amount of such then due and payable interest to the principal amount of the Convertible Note. Such PIK Notes, when and if issued, will accrue interest at the same rate as, and in all other respects will be identical to, the Convertible Notes.

Payment of Principal	The outstanding principal balance, together with any then accrued but unpaid interest, will be due and payable on the Maturity Date.

Maturity Date	The Convertible Notes will mature 2 years from their date of issuance.

Default Provisions	In addition to customary default provisions, the Convertible Notes will provide that a default under the Wells Fargo Senior Credit Agreement will also constitute a default under the Convertible Notes.

Prepayment	The Company may, in whole or in part, pre-pay the principal amount of, plus all accrued but unpaid interest on, the Convertible Notes at any time on 30 days’ prior notice to the holder.

Conversion Rights	The Convertible Notes, once issued, will be convertible, at the option of the holder, into shares of the Company’s Common Stock at the conversion price of $0.95 per share (the “Conversion Price”).

Anti-Dilution Protection
In the event the Company issues or is deemed to have issued Common Stock (other than certain excluded issuances) at a purchase price per share that is less than the Conversion Price, the Conversion Price will be re-set to a price equal to 90% of the price at which such shares of Common Stock were or are deemed to have been issued.

Security, Security Interest and Priority
The Company’s obligations under the Convertible Notes will be secured by a second priority security interest in and lien on substantially all of the Company’s property and real estate, subordinated to the Company’s obligations under the WFBC Credit Facility, but senior to the Sutaria Note.

The New Warrants

ITEM	DESCRIPTION
Warrant Shares	When issued in the STAR Note Exchange, the New Warrants will be exercisable for a total aggregate of 1,842,103 shares of Common Stock (each, a “Warrant Share” and together, the “Warrant Shares”).

Holders	The New Warrants will be issued to the holders of the STAR Notes, ratably in proportion to their respective percentages of the aggregate principal amount of the STAR Notes.

Exercise Price	$0.95 per share (the “Exercise Price”).

Exercise Period
When issued, the New Warrants will be exercisable, in whole or in part, at any time and from time to time during the period beginning on the date of issuance and ending on the fifth anniversary date of such issuance.

Payment for Warrant Shares
Upon each exercise of the New Warrants, payment for the number of Warrant Shares to which that exercise pertains will be in cash, except that if a registration statement covering those Warrant Shares is not effective at the time of exercise, then the exercise may, at the holder’s option, be on a cashless basis.

Anti-Dilution Protection
In the event the Company issues or is deemed to have issued Common Stock (other than certain excluded issuances) at a purchase price per share that is less than the Exercise Price, the Exercise Price will be re-set to a price equal to 90% of the price at which such shares of Common Stock were or are deemed to have been issued.

The Amended and Restated Warrants

ITEM	DESCRIPTION
Warrant Shares
Each of the two Amended and Restated Warrants issued in the Warrant Exchange entitles the holder to purchase up to 2,281,914 shares of Common Stock (each, a “Warrant Share” and together, the “Warrant Shares”).

Holders
The Amended and Restated Warrants were issued to Tullis and to Aisling in exchange for the B-1 Warrants and the C-1 Warrants, each of which was, except for its exercise price of $1.639 per share, identical in its terms to the Amended and Restated Warrants.

Exercise Price	$0.95 per share (the “Exercise Price”).

Exercise Period
The Amended and Restated Warrants are exercisable, in whole or in part, at any time and from time to time during the period beginning on the date of issuance and ending on the fifth anniversary date of such issuance.

Payment for Warrant Shares
Upon each exercise of the Amended and Restated Warrants, payment for the number of Warrant Shares to which that exercise pertains will be in cash, or at the holder’s option any such exercise may be on a cashless basis.

Anti-Dilution Protection
In the event the Company issues or is deemed to have issued Common Stock (other than certain excluded issuances) at a purchase price per share that is less than the Exercise Price, the Exercise Price will be re-set to a price equal to 90% of the price at which such shares of Common Stock were or are deemed to have been issued.

The Series D-1 Preferred Stock

ITEM	DESCRIPTION
Title	Series D-1 Convertible Preferred Stock, par value $0.01 per share

Voting Rights
Each share of the Series D-1 Preferred Stock will vote with the Company’s Common Stock, and will have that number of votes as is equal to the number of shares of Common Stock into which it is convertible on the record date of the action to be voted upon or consented to, as the case may be.

Liquidation Preference
Upon certain liquidation events set forth in the Certificate of Designations, Preferences and Rights of the Series D-1 Preferred Stock, each share thereof will be entitled to a liquidation payment of $1,000 plus accrued but unpaid dividends.

Dividend Rights
Dividends per share of Series D-1 Preferred Stock will accrue at the rate of 8.25% per annum, payable quarterly in arrears either in cash or, at the Company’s option, in shares of restricted Common Stock.

Redemption Provisions
The Company will be required to redeem the Series D-1 Preferred Stock upon the occurrence of certain specified events, including but not limited to a change in control of the Company, a going private transaction, failure to pay dividends, or a failure to allow conversion.

Number of Shares Authorized	20,825 shares

Number of Shares to be Issued	20,825 shares

Conversion Rights
The Series D-1 Preferred Stock, including any accrued but unpaid dividends thereon, will be convertible by the holder into that number of shares of Common Stock determined by dividing the dollar amount (at the Stated Value of $1,000 per share) to be converted by $0.95 (the “Conversion Price”).

Registration Rights
The holders of the Series D-1 Preferred Stock have demand registration rights pursuant to which the Company must file a registration statement to cover the shares of Common Stock into which the Series D-1 Preferred Stock is convertible within 60 days of the request to do so.

Right to Appoint a Director
For so long as Tullis-Dickerson Capital Focus III, L.P. or any of its affiliates holds at least 25% of the Series D-1 Preferred Stock, it will have the right to appoint one member of the Company’s Board of Directors.

Anti-Dilution Protection
In the event the Company issues or is deemed to have issued Common Stock (other than certain excluded issuances) at a purchase price per share that is less than the Conversion Price, the Conversion Price will be re-set to a price equal to 90% of the price at which such shares of Common Stock were or are deemed to have been issued.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our consolidated financial statements for the fiscal years ended June 30, 2007 and 2006, including the notes thereto, together with the report from our independent registered public accounting firm are presented beginning at page F-1.

Our consolidated unaudited financial statements for the three months ended September 30, 2007 and 2006, including the notes thereto, are presented beginning at page F-54.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
FISCAL YEARS ENDED JUNE 30, 2007 AND 2006
(in Thousands except per share data)

Results of Operations

Overview

Interpharm Holdings, Inc., (the "Company" or "Interpharm"), through its operating wholly-owned subsidiary, Interpharm, Inc., ("Interpharm, Inc." and collectively with Interpharm, "we" or "us") is engaged in the business of developing, manufacturing and marketing generic prescription strength and over-the-counter pharmaceutical products. As of June 30, 2007, we manufactured and marketed 36 generic pharmaceutical products, which represent various oral dosage strengths for 11 unique products for twenty-five of these products.

As more fully described below, as a result of increased expenses and losses incurred by the Company during the fiscal year ended June 30, 2007, we defaulted on our credit facility with WFBC and, in November 2007, had to raise an additional $8,000 in debt financing. A complete description of the debt financing and a Forbearance Agreement with WFBC may be found below in “Liquidity and Capital Resources.”

Net sales for the fiscal year ended June 30, 2007 were $75,587 compared to $63,355 for fiscal year ended June 30, 2006, an increase of $12,232 or 19%. We successfully increased sales of existing products as we continued to expand our distribution with the top tier accounts in retail, wholesale, distributor, and managed care trade classes. However, we had also anticipated launching three new generic pharmaceutical products by June 2007, all of which were delayed. These new products are currently on schedule to be launched in fiscal year ended June 2008.

Our gross margin was 28.7% for the fiscal year ended June 30, 2007, which was somewhat improved over our 27.5% gross margin in the previous year. In the first half of fiscal 2007, we had experienced raw material supply issues, which created backorders, which were fulfilled during the second half of the fiscal year. At the same time, we encountered difficulty in forecasting new customer demand for existing product positions. In an effort to maintain satisfactory customer service levels while solving our raw material supply issues, we created an oversupply and build up of inventory levels. In addition, we lost a large purchaser of our OTC Ibuprofen product at March 31, 2007, due to the customer’s FDA regulatory problems, and the customer is no longer purchasing product from us. One result of the foregoing was a significant increase in inventory levels by June 2007.

In parallel, we continued to strengthen our employee infrastructure, particularly in areas such as regulatory affairs and cGMP compliance, and we implemented a new enterprise resource planning IT system needed to accommodate future growth. In addition, we continued spending on our generic pharmaceutical R&D programs at original planned levels. As sales were lower than anticipated, the net result was a significant operating loss for fiscal 2007 which we expect to continue through the first quarter of fiscal 2008. Coupled with the increased inventory levels, the operating losses led to a rapidly worsening cashflow situation towards the end of fiscal 2007. Subsequent to June 2007, we proceeded to identify sources of debt and equity financing which in the completion of $8,000 in subordinated debt financing transactions in November 2007 (see “Liquidity and Capital Resources” for detailed discussion).

With respect to our research and development programs, during fiscal 2007 we filed ten ANDAs and two additional ANDAs owned by the Company but in the name of Tris Pharma. In addition during fiscal 2007, we obtained FDA approval for twelve ANDAs for five unique products which we plan to launch in FY 2008. We are now manufacturing and packaging commercial quantities of some of our current products at our Yaphank facility. The specialized facilities for oral contraceptives, soft gels and high potency products are now operational. We are commencing production of batches for use in conducting bioequivalence studies and the submissions of ANDAs.

We have continued to develop products in areas that are characterized by having high barriers to entry, i.e., related to formulation, technology, patents, analytical and dedicated facilities. We have been aggressive in advancing these high barrier product areas. While the development process has taken longer than planned, we continue to make good progress in these areas.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
(In thousands, except per share data)

Fiscal Year Ended June 30, 2007 compared to Fiscal Year Ended June 30, 2006

	For the Fiscal Year Ended June 30, 2007	For the Fiscal Year Ended June 30, 2006
SALES, Net	$75,587	$63,355
COST OF SALES	53,920	45,927

GROSS PROFIT	21,667	17,428

Gross Profit Percentage	28.67%	27.51%

OPERATING EXPENSES
Selling, general and administrative expenses	13,340	11,449
Related party rent expense	103	72
Research and development	18,962	10,674

TOTAL OPERATING EXPENSES	32,405	22,195

OPERATING LOSS	(10,738)	(4,767)

OTHER INCOME (EXPENSES)
Contract termination expense	(1,655)
Asset impairment charge	(101)	—
Loss on Sale of Fixed Asset	(99)	(5)
Interest expense, net	(1,275)	(718)

TOTAL OTHER EXPENSES	(3,130)	(723)

LOSS BEFORE INCOME TAXES	(13,868)	(5,490)

INCOME TAX EXPENSE (BENEFIT)	190	(1,700)

NET LOSS	$(14,058)	$(3,790)

Net Sales
Net sales for the fiscal year ended June 30, 2007 were $75,587 compared to $63,355 for fiscal year ended June 30, 2006, an increase of $12,232 or 19%. Significant components contributing to our sales growth are set forth in the table below:

	Year ended June
	2007		2006
		% of		% of
	Sales	Sales	Sales	Sales
Ibuprofen	$31,149	41.2	$33,836	53.4
Bactrim(R)	17,471	23.1	4,220	6.7
Naproxen	12,221	16.2	9,401	14.8
Female hormone product	11,199	14.8	8,100	12.8
Hydrocodone/Ibuprofen	2,334	3.1	3,693	5.8
Hydrocodone/Acetaminophen	545	0.7	—	—
All Other Products	668	0.9	4,105	6.5
Total	$75,587	100%	$63,355	100%

▪
Net sales of Ibuprofen for the year ended June 30, 2007 decreased $2,687, or 7.9%, as compared to sales for the year ended June 30, 2006. The decrease is partially due to supply chain issues incurred during our fiscal year ended June 30, 2007 and partially due to a decrease in demand for a specific strength of Ibuprofen. The decrease in demand is directly related to one of our customer’s voluntary suspension of sales of over-the-counter pharmaceuticals as a result of the FDA inspection, which was unrelated to our product. We have been working with our suppliers to obtain adequate supplies of Ibuprofen raw material. We are currently attempting to qualify an additional source of Ibuprofen, and we are making efforts to ensure that our suppliers maintain adequate levels of inventory sufficient to enable us to increase our overall production.

▪
For year ended June 30, 2007 we significantly increased our market share of Sulfamethoxazole - Trimethoprim in two strengths 400mg / 80mg commonly referred to as generic Bactrim(R) and 800mg / 160mg or commonly referred to as Bactrim-DS(R) (both, “Bactrim”). Sales increased to $17,471 during the year ended June 2007 from $4,220 for the year ended June 30, 2006, primarily as a result of two significant factors: (i) our entering into sales and marketing arrangements with two major distributors which include net profit sharing arrangements; and (ii) favorable pricing conditions in the market.

▪
Naproxen net sales for the year ended June 30, 2007 increased $2,820 or 30%, as compared to sales for the year ended June 2006. The increase is primarily due to our success in increasing our customer base.

▪
Net sales of our female hormone products for the year ended June 30, 2007 increased $3,099 or 38.3% compared to sales for the year ended June 2006 due primarily to a higher volume of units shipped during the current fiscal year. As previously reported, as a result of market conditions, on October 27, 2006, we amended our agreement with Pharmaceuticals, Inc. (“Centrix”). Commencing November 2006, Centrix agreed to purchase over a twelve month period, 40% more bottles than the initial year of the agreement at a discounted price with a provision for profit sharing.  Under the amended agreement, the parties shared net profits as defined in the agreement. The amendment has a one year term, after which time the original Centrix agreement shall again be in full force and effect.

▪
On October 3, 2006, we entered into a termination and release agreement (the “Termination Agreement”) with Watson terminating the Manufacturing and Supply Agreement dated as of October 14, 2003 pursuant to which we manufactured and supplied and Watson distributed and sold generic Vicoprofen(R) (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets.  As a result of the Termination Agreement we obtained all rights to market this product. Net sales of this product for the year ended June 2007, decreased $1,360 or 36.8% to $2,334 as compared to $3,693 for the year ended June 2006. The decrease is partially due to a decrease in units shipped as well as a decrease in market prices for this product during the year ended June 2007.

▪
As a result of our decision to halt the manufacture and sale of Allopurinol and Atenolol under a contract manufacturing agreement, our revenues for these products declined during the fiscal year ended June 30, 2007. Both Allopurinol and Atenolol were manufactured for and shipped to one customer based on quantities ordered by that customer. Revenue from sales of Allopurinol and Atenolol decreased by $2,287 from $2,289 for the year ended June 30, 2006 to $2 for the year ended June 30, 2007. Sales of these product are included in All Other Products in the table above. The manufacturing capacity gained from the decrease in production of these two products is being used for other products. For fiscal 2008 and beyond we anticipate little or no sales of these products.

During the fiscal year ended June 30, 2007, five customers, in the aggregate, accounted for approximately 62% of total sales. For the fiscal year ended June 30, 2006 we had four key customers which accounted for approximately 53%.

Cost of sales / Gross Profits

During year ended June 30, 2007, prices for raw materials remained relatively constant when compared to the prior year.  While no assurance can be given, we anticipate this trend to continue, at least for the near future. During the fiscal year ended June 30, 2007, we have incurred increased direct labor and supervisory salaries and related benefits associated with increased production.  As part of our expansion plan, we have continued to increase our managerial and production staff.  We believe this increase is required and should ultimately support our expansion plan. Additionally, we incurred increased general overhead costs, such as product liability insurance, workers compensation insurance, medical benefits and utilities. We believe these higher costs will likely continue for the near future.

Gross profit for the fiscal year ended June 30, 2007 significantly increased by $4,239, or 24%, to $21,667, compared to $17,428 for the year ended June 30, 2006.  In addition, our gross profit percentage remained relatively consistent, increasing 1.2 percentage points from 27.5% for the year ended June 30, 2006 to 28.7% for the year ended June 30, 2007. While direct labor and most overhead expenses have increased to accommodate higher manufacturing throughput in fiscal 2007, the improvement in gross margin is primarily a function of (i) the Company selling higher margin products during the current fiscal year and (ii) greater throughput and relatively higher inventory levels as of June 30, 2007 resulting in higher absorption of labor and overhead and thus, a positive impact on cost of goods sold.

Gross margin percentage can fluctuate as a result of many factors, such as changes in our selling price or the cost of raw materials, as well as increases in cost of labor and general overhead.  Fluctuations in our sales volume and product mix affect gross margin dollars. As part of our plan, we are seeking to add new products with higher margins, however, there can be no assurance that sales will increase or cost of sales will not increase disproportionately.

Selling and General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses include salaries and related costs, commissions, travel, administrative facilities, communications costs and promotional expenses for our direct sales and marketing staff, administrative and executive salaries and related benefits, legal, accounting and other professional fees as well as general corporate overhead.

During the fiscal year ended June 30, 2007, SG&A expenses increased $1,891, or 16.5% to $13,340, as compared to $11,449 during fiscal year end June 2006. When stated as a percentage of net sales, SG&A expenses decreased to 17.6% for the year ended June 2007 as compared to 18.1% for the year ended June 2006.

Significant factors contributing to the dollar increase in SG&A expenses include: an increase of $887 in compensation and related taxes and benefits of sales and administrative staff to support our growth; an increase in professional services of $688, of which $289 relates to costs associated with the implementation of our new ERP system and of which the remainder can be associated with management and IT consulting, an increase in depreciation of $545, primarily due to our second facility becoming operational for general and administrative purposes in July 2006; an increase in rent of $50 and utilities of $196, much of which is associated with our second facility; an increase in computer-related expenses of $202 related to the increase in the number of employees; and an increase in Board Compensation of $194 as a result of a new Board of Directors Compensation Policy. Included in SG&A expense for the fiscal year ended June 2006, was a $621 non-recurring expense related to investment banking services and a non-recurring commission expense of $460 related to a specific contract providing for commissions to one salesman during the first year of sales under a sales agreement with Centrix. The one time expenses incurred during the year ended June 2006 offset the increases noted above in SG&A expenses in the current year.

Research and Development Expenses

Research and development expenses for new products currently in development in our new product pipeline consist primarily of wages, outside development organizations, bioequivalence studies, materials, legal fees, and consulting fees. Research and development expenses increased by $8,288 or 77.6% during the fiscal year ended June 30, 2007 to $18,962 as compared to $10,674 during the fiscal year ended June 2006. This represents an increase in R&D as a percentage of net sales to 25.1% for the fiscal year ended June 30, 2007 as compared to 16.8% for the fiscal year ended June 2006.

The increase was due to: higher compensation expenses of $2,324 primarily related to the expansion of analytical chemist and product formulation staff; an increase of $1,561 for legal services primarily related to patent reviews for products under development or pending launch; an increase in purchases of raw materials of $1,276 necessary for the production of trial batches of new generic pharmaceutical products; $1,128 of increased costs related to bioequivalence studies for new generic pharmaceutical products currently in development; and an increase of $749 for consulting related to new product development.

Our research and development efforts continue to focus in the areas of oral contraceptives, soft gelatin capsules and modified release products, and we are planning to commence bioequivalence studies in each of these areas by December 2007. Work is progressing well in the product area of products coming off patent. As we continue to focus in on these types of pharmaceutical products and as new products are released we anticipate a decline in our research and development costs.

As previously disclosed, during February 2005, we entered into an agreement (“Solids Agreement”), for solid dosage products (“solids”) with Tris. In July 2005, the Solids Agreement was amended. According to the terms of the Solids Agreement, as amended, we will collaborate with Tris on the development, manufacture and marketing of eight solid oral dosage generic products. The amendment to this agreement requires Tris to deliver Technical Packages for two soft-gel products and one additional solid dosage product. Some of the products included in this agreement, as amended, may require us to challenge the patents for the equivalent branded products. This agreement, as amended, provides for payments of an aggregate of $4,800 to Tris, whether or not regulatory approval is obtained for any of the solids products. The Solids Agreement also provides for an equal sharing of net profits for each product, except for one product, that is successfully sold and marketed, after the deduction and reimbursement of all litigation-related and certain other costs. The excluded product provides for a profit split of 60% for us and 40% for Tris. Further, this agreement provides us with a perpetual royalty-free license to use all technology necessary for the solid products in the United States, its territories and possessions.

In April 2006, we further amended the Solids Agreement. This second amendment required Tris to deliver a Technical Package for one additional solid dosage product. Further, terms of this second amendment required the Company to pay to Tris an additional $300 associated with the original agreement.

During October 2006, we entered into a new agreement (“New Liquids Agreement”) with Tris Pharma, Inc. (“Tris”), which terminated the agreement entered into in February 2005, which was for the development and licensing of up to twenty-five liquid generic products (“Liquids Agreement”). According to the terms of the New Liquids Agreement, Tris will, among other things, be required to develop and deliver the properties, specifications and formulations (“Product Details”) for fourteen generic liquid pharmaceutical products (“Liquid Products”). We will then utilize this information to obtain all necessary approvals. Further, under the terms of the New Liquids Agreement Tris will manufacture, package and label each product for a fee. We were required to pay Tris $1,000, whether or not regulatory approval is obtained for any of the liquid products. We have paid in full the $1,000; $250 having been paid during the term of the initial Liquids Agreement; $500 paid upon the execution of the New Liquids Agreement, and the balance of $250 paid December 15, 2006. In addition, Tris is to receive 40% of the net profits, as defined, in accordance with the terms in the New Liquids Agreement.

We further amended the Solids Agreement in October 2006, modifying the manner in which certain costs will be shared as well as clarifying the parties’ respective audit rights.

Interest Expense

Our net interest expense increased approximately $557 to approximately $1,275 for the fiscal year ended June 30, 2007 from $718 for the fiscal year ended June 30, 2006.  In an effort to fund our plan, we increased our borrowings from our credit facility with Wells Fargo Business Credit. The additional borrowings were required primarily to fund our research and development efforts, for renovation and construction costs incurred for our second facility and new equipment. In addition to these borrowings being in place for the entire year ended June 30, 2007, we also began to draw down from our line of credit in Q4 2007 and taken additional equipment loans. Our total outstanding debt with Wells Fargo was $26,400 at June 30, 2007 compared to $15,567 at June 30, 2006.

In addition, $87 was included in interest expense for the fiscal year ended June 30, 2007 related to the accreted interest on the Watson Laboratories, Inc. (“Watson”) Termination Agreement (the “Termination Agreement”) discussed below.

In order to hedge against rising interest rates, we entered into two interest rate swap arrangements. Fair value of the interest rate swaps at June 30, 2007 and 2006 was approximately $10 and $98 and is included in Other Assets. However, it is likely that, as a result of additional borrowings we will incur increases in our interest expense in the future.

Contract Termination Expense

On October 3, 2006, we entered into a Termination and Release Agreement with Watson terminating the Manufacturing and Supply Agreement dated October 14, 2003 (the “Supply Agreement”) pursuant to which we manufactured and supplied and Watson distributed and sold generic Vicoprofen(R) (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets, (the “Product”). As a result of entering into the Termination Agreement, we recorded contract termination expense of $1,655 for the year ended June 30, 2007.

Operating Loss

Although our sales and gross margins increased, as a result of our increase in research and development efforts from which we believe we will see the benefits from in the future, along with increases in selling and general and administrative costs, we incurred an operating loss of $10,738 for the year ended June 30, 2007 compared to an operating loss of $4,767 for the year ended June 30, 2006.

Income Taxes

We account for income taxes using the liability method which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The net deferred tax asset is adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or the entire net deferred tax asset will not be realized. We assess realization of our deferred tax assets based on all available evidence in order to conclude whether it is more likely than not that the deferred tax assets will be realized. Available evidence considered includes, but is not limited to, the our historic operation results, projected future operating earnings results, reversing temporary differences and changing business circumstances. When there is a change in circumstances that causes a change in judgment about the realizability of the deferred tax assets, we may adjust all or a portion of the applicable valuation allowance in the period when such changes occur. For the year ended June 30, 2007 increased our valuation allowance by $4,670 and we recorded income tax expense of $190 as compared to the year ended June 30, 2006, which had a benefit from income tax of $1,700.

Liquidity and Capital Resources

At June 30, 2007 we had an accumulated deficit of $18,831 and operating activities used $14,105 of cash for the year then ended. In order to address our operating loss position and our lack of liquidity, (i) we have completed a series of banking and financing activities in October and November 2007, which are outlined below in “Subsequent Events - Banking and Financing Transactions”, and (ii) we are taking various actions to improve profitability and cash flows generated from operations, including:

•	Reducing headcount and other operating expenses in different functional areas where possible while still carrying out our future growth plan

•	Increasing revenue through the launch of new products, identifying new customers and expanding relationships with existing customers

•	Scaling back our research and development activities to levels where we can execute our overall business plan while managing the financial implications

While we believe that the initiatives described above will result in positive cash flows and profitability, there can be no assurance that we will achieve our cash flow and profitability goals, or that we will be able, if necessary, to raise additional capital sufficient to implement our plans. In such event, we may have to revise our plans and significantly reduce our operating expenses, which could have an adverse effect on revenue and operations in the short term.

Subsequent Events - Banking and Financing Transactions

1. On October 26, 2007, the Company and Wells Fargo Business Credit finalized a Forbearance Agreement that terminated on December 31, 2007, which was subsequently amended on November 12, 2007. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). WFBC has agreed to waive the Existing Defaults based upon the Borrower’s consummation and receipt of $8,000 related to the issuance of subordinated debt described below. The parties agreed to establish financial covenants for fiscal year 2008 prior to the conclusion of the Forbearance Period, but such agreement was not completed during the Forbearance Period.

2. On November 7, 2007 and November 14, 2007, as required by the Forbearance Agreement, the Company received a total of $8,000 in gross proceeds from the issuance and sale of subordinated debt.

3. On January 10, 2007, the Company and its wholly-owned subsidiary Interpharm, Inc. received notice (the “Notice”) from Wells Fargo that they had defaulted under the Forbearance Agreement with respect to: (i) financial covenants relating to required Income Before Tax for the months ending October 31, 2007 and November 30, 2007, (ii) financial covenants relating to required Net Cash Flow for the months ending October 31, 2007 and November 30, 2007 and (iii) an obligation to have a designated financial advisor provide an opinion as to Holdings and the Company’s ability to meet their fiscal year 2008 projections.

As of January 11, 2008, the Company was obligated to Wells Fargo under the Wells Fargo Agreement in the amount of $31,256,804 (the “Outstanding Amount”). The Notice states that Wells Fargo is not demanding repayment of the Outstanding Amount at this time, but that Wells Fargo reserves the right to do so.
On November 7, 2007, Dr. Maganlal K. Sutaria, the Chairman of the Company’s Board of Directors, and Vimla M. Sutaria, his wife, loaned $3,000 to the Company pursuant to a Junior Subordinated Secured 12% Promissory Note due November 7, 2010 (the “Sutaria Note”). Interest of 12% per annum on the Sutaria Note is payable quarterly in arrears, and for the first 12 months of the note’s term, may be paid in cash, or additional notes (“PIK Notes”), at the option of the Company. Thereafter, the Company is required to pay at least 8% interest in cash, and the balance, at its option, in cash or PIK Notes.

Repayment of the Sutaria Notes is secured by liens on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the Sutaria Notes are subordinated to the liens held by WFBC and the holders of the STAR Notes described below.

On November 14, 2007, the Company issued and sold an aggregate of $5,000 of Secured 12% Promissory Notes due October 1, 2009 (the “STAR Notes”) in the following amounts to the following parties:

Tullis-Dickerson Capital Focus III, L.P. (“TD III”)	$833
Aisling Capital II, L.P. (“Aisling”)	$833
Cameron Reid (“Reid”)	$833
Sutaria Family Realty, LLC (“SFR”)	$2,500

TD III is an investor in the Company and the holder of its Series B-1 Convertible Preferred Stock. Aisling is also an investor in the Company and the holder of its Series C-1 Convertible Preferred Stock. Reid is the Company’s Chief Executive Officer and SFR is owned by Company shareholders who control approximately 54% of the Company’s voting stock (the “Major Shareholders”), including Raj Sutaria, who is a Company Executive Vice President.

Interest of 12% per annum on the STAR Notes is payable quarterly in arrears, and may be paid, at the option of the Company, in cash or PIK Notes. Upon the Company obtaining stockholder approval and ratification of the issuance of the STAR Note financing and making the necessary filings with the SEC in connection therewith (the “Stockholder Approval”), which is to occur no earlier than January 18, 2008 and no later than the later of February 28, 2008 or such later date as may be necessary to address SEC comments on the Company’s Information Statement on Schedule 14C, the STAR Notes shall be exchanged for:

•
Secured Convertible 12% Promissory Notes due 2009 (the “Convertible Notes”) in the original principal amount equal to the principal and accrued interest on the STAR Notes through the date of exchange. The conversion price of the Convertible Notes is to be $0.95 per share and interest is to be payable quarterly, in arrears, in either cash or PIK Notes, at the option of the Company;

•	Warrants to acquire an aggregate of 1,842 shares of Common Stock (the “Warrants”) with an exercise price of $0.95 per share.

Each of the Convertible Notes and Warrants are to have anti-dilution protection with respect to issuances of Common Stock, or common stock equivalents at less than $0.95 per share such that their conversion or exercise price shall be reset to a price equal to 90% of the price at which shares of Common Stock or equivalents are deemed to have been issued.

The repayment of the STAR and Convertible Notes is secured by a second priority lien on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the STAR Note financing liens are subordinate to those of WFBC, but ahead, in priority, of the Sutaria Notes.

Also, upon the Company obtaining the Stockholder Approval, the Series B-1 and Series C-1 Convertible Preferred Stock held by TD III and Aisling shall be exchangeable for shares of a new Series D-1 Convertible Preferred Stock, which shall be substantially similar to the B-1 and C-1 Convertible Preferred Stock other than the Conversion price which is to be $0.95 per share instead of $1.5338 per share.

3.  Pursuant to the terms of the Securities Purchase Agreements for the Company’s Series B-1 and C-1 Convertible Preferred Stock, the consent of TD III and Aisling was required for the issuance of the Sutaria Notes and for the STAR Note financing. In consideration for that consent, the Company has agreed to exchange 2,282 warrants to purchase Company Common Stock held by each of TD III and Aisling with an exercise price of $1.639 per share for new warrants with an exercise price of $0.95 per share. In addition, the Major Shareholders have agreed to give TD III and Aisling tag along rights on certain sales of Company common stock.

Our operations and capital expenditures have been financed through cash flows from operations and the WFBC Credit Facility. For the fiscal year ended June 30, 2007, net cash used in operating activities was $14,105 as compared to cash provided by operating activities of $801 during the fiscal year ended June 30, 2006. Significant factors comprising the net cash used in operating activities for the fiscal year ended June 30, 2007 include: net loss of $14,058, increase in inventory of $9,747, and a decrease in deferred revenue of $3,399, partially offset by a decrease of $1,212 in accounts receivable and an increase in accounts payable, accrued expenses and other liabilities of $5,416. Inventory levels increased significantly due to several factors, as discussed below in “Inventory”. The increase in accounts payable, accrued expenses and other payables primarily relates to the increase in purchased inventory items and the overall increase in operating expenses, primarily related to higher research and development costs.

We also recognized several non-cash charges: depreciation and amortization of $2,554, contract termination expense of $1,655 (related to termination of the agreement with Watson Pharmaceuticals), stock-based compensation expense (in accordance with SFAS 123 (R)) amounting to $1,070, a lower of cost or market write down of inventory of $1,157 and deferred tax expense of $195.

During the fiscal year ended June 30, 2007, we used funds in investing activities of $8,296 compared to $8,142 used in investing activities during the fiscal year ended June 30, 2006. These amounts primarily related to capital expenditures of $8,003 in fiscal year ended June 30, 2007 for new machinery, equipment and building renovations as compared to $6,833 of capital expenditures in the prior year. We continue to invest in and develop our Yaphank, NY facility; $4,345 of the total $8,003 in capital expenditures was invested there primarily for purchases of machinery and equipment and building improvements. Most of our research and development activity is conducted there and, as previously reported, we commenced packaging and some manufacturing following an FDA inspection in February 2007. As previously disclosed, we elected not to move forward with the planned construction of a research and development facility in Ahmedabad, India, and on April 25, 2007, we completed the sale of our subsidiary, Interpharm Development Private Limited (“IDPL”) located in Ahmedabad, India to an entity partially owned by two officers of the Company for $161.

During the fiscal year ended June 30, 2007, net cash of $21,035 was provided by financing activities primarily related to (i) the sale of $10,000 of our Series C-1 redeemable convertible preferred stock in September 2006, which generated $9,993 of cash, and (ii) $9,866 in proceeds from drawdown of the WFBC revolving credit facility.

At June 30, 2007, we had $72 in cash and cash equivalents, compared to $1,438 at June 30, 2006.

Bank Financing

On February 9, 2006, we entered into a four-year financing arrangement with Wells Fargo Business Credit (“the WFBC Credit Facility”). This financing agreement provided a maximum credit facility of $41,500 comprised of:

•     $22,500 revolving credit facility
•     $12,000 real estate term loan
•     $ 3,500 machinery and equipment (“M&E”) term loan
•     $ 3,500 additional / future capital expenditure facility

The funds made available through this facility paid down, in its entirety, the $20,450 owed on the previous credit facility. The WFBC revolving credit facility borrowing base is calculated as (i) 85% of our eligible accounts receivable plus the lesser of 50% of cost or 85% of the net orderly liquidation value of its eligible inventory. The advances pertaining to inventory are capped at the lesser of 100% of the advance from accounts receivable or $9,000. As of June 30, 2007, our remaining availability under the revolving credit facility was $6,708. The $12,000 loan for the real estate in Yaphank, NY is payable in equal monthly installments of $67 plus interest through February 2010 at which time the remaining principal balance is due. As of June 30, 2007, the real estate loan balance outstanding was $10,933. The $3,500 M&E loan is payable in equal monthly installments of $58 plus interest through February 2010 at which time the remaining principal balance is due. During the fiscal year ended June 30, 2007, we borrowed $2,780 under the second capital expenditure facility for the cost of new equipment, and such borrowings are being amortized over 60 months. As of June 30, 2007, the aggregate balance outstanding for both M&E term loans was $5,601, and there was approximately $150 available for additional capital expenditure borrowings.

Under the terms of the WFBC agreement, three stockholders, all related to our Chairman of the Board of Directors, one of whom is an Executive Vice President, were required to provide limited personal guarantees, as well as pledge securities with a minimum aggregate value of $7,500 as security for a portion of the $22,500 credit facility. We were required to raise a minimum of $7,000 through the sale of equity or subordinated debt by June 30, 2006. The shareholder’s pledges of marketable securities would be reduced by WFBC either upon our raising capital, net of expenses in excess of $5,000 or achieving certain milestones. As a result of our sale of $10,000 of Series B-1 redeemable convertible preferred stock in May 2006, the limited personal guarantees were reduced by $3,670. Then, in September 2006, our sale of $10,000 Series C-1 redeemable convertible preferred stock eliminated the balance of the personal pledges of marketable securities of $3,830.

The revolving credit facility and term loans bear interest at a rate of the prime rate less 0.5% or, at our option, LIBOR plus 250 basis points. At June 30, 2007, the interest rate on this debt was 7.75%. Pursuant to the requirements of the WFBC agreement, we put in place a lock-box arrangement and we incur a fee of 25 basis points per annum on any unused amounts of this credit facility. The WFBC credit facility is collateralized by substantially all of our assets.

In addition, we are required to comply with certain financial covenants. As of June 30, 2007, we were not in compliance with several covenants, as described above in “Subsequent Events -Banking and Financing Transactions”, and we received a waiver of these defaults from WFBC during the Forebearance Period, which ended on December 31, 2007, but received the Notice of default from WFBC on January 10, 2008.

With respect to the real estate term loan and the $3,500 M&E loan, we entered into interest rate swap contracts (the “swaps”), whereby we pay a fixed rate of 7.56% and 8.00% per annum, respectively. The swaps contracts mature in 2010. The swaps are a cash flow hedge (i.e. a hedge against interest rates increasing). As all of the critical terms of the swaps and loans match, they are structured for short-cut accounting under SFAS No. 133, “Accounting For Derivative Instruments and Hedging Activities’” and by definition, there is no hedge ineffectiveness or a need to reassess effectiveness. Fair value of the interest rate swaps at June 30, 2007 was approximately $10 and is included in Other Assets.

As previously disclosed, we entered into agreements with Tris for the development and delivery of over thirty new Technical Packages. The combined costs of these two agreements will approximate $5,800, of which we have paid $5,425 as of June 30, 2007. The balance on the solids agreement, as amended, of $375 could be paid within two years if all milestones are reached. There is no outstanding balance to be paid related to the liquid agreement as of June 30, 2007.

Future cash flows could be aided by utilization of our available Federal net operating loss carryforwards ("NOLs"). At June 30, 2007 we have remaining Federal NOLs of approximately $32,250 available through 2027. As of June 30, 2007, as a result of changes in New York state law, the benefit of the future utilization of State NOLs has been eliminated. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in Company ownership, utilization of the Federal NOLs is limited. As a result of losses incurred in fiscal years 2005, 2006 and 2007, which indicate uncertainty as to our ability to generate future taxable income, the “more-likely-than-not” standard has not been met and therefore some amount of the Company’s deferred tax asset may not be realized. As such, a valuation allowance of $5,554 has been established decreasing the total accumulated net deferred tax asset of $11,529 to $5,975.

In addition, at June 30, 2007, we have approximately $986 of New York State investment tax credit carryforwards, expiring in various years through 2022. These carryforwards are available to reduce future New York State income tax liabilities. However, we reserved 100% of the investment tax credit carryforward, which we do not anticipate utilizing.

Watson Termination Agreement

On October 3, 2006, we entered into a termination and release agreement (the “Termination Agreement”) with Watson Laboratories, Inc. (“Watson”) terminating the Manufacturing and Supply Agreement dated October 14, 2003 (the “Supply Agreement”) pursuant to which the we manufactured and supplied and Watson distributed and sold generic Vicoprofen(R) (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets, (the “Product”). Watson was required to return all rights and agreements to us thereby enabling us to market the Product. Further, Watson was required to turn over to us its current customer list for this Product and agreed that, for a period of six months from closing, neither Watson nor any of its affiliates is to solicit sales for this product from its twenty largest customers. In accordance with the Termination Agreement, Watson returned approximately $141 of the Product and then we in turn invoiced Watson $42 for repacking.  The net affect was a reduction of $99 to our net sales during the year ended June 30, 2007. In consideration of the termination of Watson’s rights under the Supply Agreement, the we are to pay Watson $2,000 payable at the rate of $500 per year over four years from the first anniversary of the effective date of the termination agreement. Upon entering the Termination Agreement, we determined the net present value of the obligation and accordingly increased Accounts payable, accrued expenses and other liabilities and Contract termination liability by $367 and $1,287, respectively. The imputed interest of $345 will be amortized over the remaining life of the obligation using the effective interest rate method. At June 30, 2007, contract termination liability of $386 and $1,356 are included in Accounts payable, accrued expenses and other liabilities and Contract termination liability, respectively.

Accounts Receivable

Our accounts receivable at June 30, 2007 was $12,945 as compared to $14,212 at June 30, 2006. The average annual turnover ratio of accounts receivable to net sales for the fiscal years ended June 30, 2007 and 2006 was 5.5 and 5.7 turns, respectively. Our turns are calculated on an annual average. Our accounts receivable continue to have minimal risk with respect to bad debts; however this trend cannot be assured.

Inventory

At June 30, 2007, our inventory was $17,295 as compared to $8,706 at June 30, 2006. Our turnover of inventory for the years ended June 30, 2007 and 2006 was 4.15 and 5.20, respectively. Our inventory is current; there are no reserves for obsolescence. Our inventory levels have risen in order to support our growth and overall customer demands.

The Company reduces the carrying value of inventories to a lower of cost or market basis for inventory whose net book value is in excess of market. Aggregate reductions in the carrying value with respect to inventories still on hand at June 30, 2007 that were determined to have a carrying value in excess of market was $1,157. As a result, the Company reduced the net book value of inventory on hand by this amount during the year ended June 30, 2007.

Accounts Payable

Our accounts payable, accrued expenses and other current liabilities increased by approximately $5,892 to $18,542 at June 30, 2007 from $12,650 at June 30, 2006, primarily as a result of a $3,791 increase in accounts payable and accrued expenses related to raw material purchases, which is partially the result of the timing of the receipt of $920 in raw materials at year-end; and an increase in accounts payable and accrued expenses of $935 pertaining to research and development costs, of which $580 of the increase related to legal fees in this area. Additionally, the increase is partially attributable to liabilities incurred in relation to fixed asset additions, specifically, the Company has approximately $516 included in accounts payable and accrued expenses at June 30, 2007 related to the acquisition of our new ERP system.

Cash

During the year ended June 30, 2007, cash decreased $1,366 from $1,438 at June 30, 2006 to $72 at June 30, 2007. For the year ended June 30, 2007 we funded our business from bank debt, operations and sale of Series C-1 redeemable convertible preferred stock.

Our Obligations

As of June 30, 2007, our obligations and the periods in which they are scheduled to become due are set forth in the following table:

		Due in less	Due	Due	Due
		than 1	in 1-3	in 3-5	after 5
Obligation	Total	Year	Years	Years	Years

Real Estate and M&E Term Loans (a)	$16,534	$2,170	$14,364	$—	$—

Capital lease	145	21	77	47	—

Line of Credit	9,866	9,866	—	—	—

Operating lease and software license	10,547	1,188	2,026	1,902	5,431

Other long-term liabilities reflected on the Registrants Balance Sheet under GAAP	2,000	500	1,000	500	—

Total cash obligations	$39,092	$13,745	$17,467	$2,449	$5,431

In addition to the information presented in the table above, there is a balance on the Tris solids agreement, as amended, of $375 which could be paid by us if certain milestones are reached.

(a) The Real Estate Term Loan of $12,000 is for the real estate in Brookhaven, NY, is payable in equal monthly installments of $67 plus interest through February 2010 at which time the remaining principal balance is due. The M&E Term Loans are payable in equal monthly installments of $114 plus interest through February 2010 at which time the remaining principal balance is due. With respect to additional capital expenditures, we are permitted to borrow 90% of the cost of new equipment purchased to a maximum of $3,500 in borrowings amortized over 60 months. As of June 30, 2007, there is approximately $150 available for additional capital expenditure borrowings.

Leases

We lease an entire building in Hauppauge, New York, pursuant to a non-cancellable lease expiring in October, 2019, which houses our manufacturing, warehousing and some executive offices. The leased building is approximately 100 square feet and is located in an industrial/office park. The current annual lease payments to the landlord, Sutaria Family Realty, LLC, are $660. Sutaria Family Realty, LLC is owned by Mona Rametra, Perry Sutaria and Raj Sutaria. Upon a change in ownership of the Company, and every three years thereafter, the annual base rent will be adjusted to fair market value, as determined by an independent appraisal. There are no tenants in the building other than us.In January 2007 the Company entered into a seven year lease for approximately 20 square feet of office space. The lease provides us an option to extend the lease for a period of three years. According to the terms of the lease the base annual rental for the first year will be $261 and will increase by 3% annually thereafter. Further, the Company is required to pay for renovations to the facility, currently estimated at approximately $300.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
(In thousands, except per share data)

Fiscal Year Ended June 30, 2006 compared to Fiscal Year Ended June 30, 2005

	For the Fiscal Year Ended June 30, 2006	For the Fiscal Year Ended June 30, 2005
SALES, Net	$63,355	$39,911
COST OF SALES	45,927	30,839

GROSS PROFIT	17,428	9,072

Gross Profit Percentage	27.51%	22.73%

OPERATING EXPENSES
Selling, general and administrative expenses	11,449	5,092
Related party rent expense	72	72
Research and development	10,674	4,003

TOTAL OPERATING EXPENSES	22,195	9,167

OPERATING LOSS	(4,767)	(95)

OTHER INCOME (EXPENSES)
Gain on sale of marketable securities	—	9
Loss on sale of fixed asset	(5)	—
Interest expense, net	(718)	(136)

TOTAL OTHER EXPENSES	(723)	(127)

LOSS BEFORE INCOME TAXES	(5,490)	(222)

BENEFIT FROM INCOME TAXES	(1,700)	(73)

NET LOSS	$(3,790)	$(149)

Net Sales

Net sales for the fiscal year ended June 30, 2006 were $63,355 compared to $39,911 for fiscal year ended June 30, 2005, an increase of $23,444 or 58.7%. Significant components contributing to our growth of existing products were those set forth in the table below:

Product	Year over year increase in net sales
Ibuprofen	$5,866
Naproxen	7,721
Hydrocodone / Ibuprofen	1,166
Total	$14,753

▪
The increase in net sales of Ibuprofen was primarily the result of an expanded customer base and improvements in manufacturing and packaging which enabled us to increase output and modest cost of materials reductions.

▪
An expanded customer base, as well as obtaining a U.S. Government contract to supply Naproxen to various governmental agencies valued at approximately $3,900 for the twelve month period beginning September 2005 were key factors contributing to the $7,721 increase in sales of Naproxen. The contract includes four one-year option periods.

▪
On a fiscal year over year basis, we had an increase of more than $1,166 from sales of Hydrocodone 7.5 mg/Ibuprofen 200 mg, our generic version of Vicoprofen(R), which was launched during the three month period ended December 31, 2004, and Reprexain(R) (Hydrocodone 5.0 mg/Ibuprofen 200 mg). The results for the periods reported include additional revenue derived from a profit sharing arrangement for these products.

During the fiscal year ended June 30, 2006, we began to see the positive effects of our expansion plan which commenced in 2005. Two new products were launched which contributed greatly to our revenue growth. As we continue our planned product line expansion we anticipate that fiscal year 2007 should witness the launching of new products as well; however there can be no assurance we will be successful in achieving our plan. The two new products for fiscal 2006 were:

▪
As reported in our Current Report on Form 8-K filed with the SEC on July 18, 2005, we entered into an agreement with Centrix Pharmaceutical, Inc. (“Centrix”) for the sale of a female hormone product, which is distributed in two strengths. This product generates a higher gross margin compared to our other products. The agreement commenced upon the first shipment of the product to Centrix in August, 2005. Centrix was required to purchase a minimum $11,500 of the product during the first twelve month period with the option to purchase an additional $2,000 of product. For the twelve month period ended June 30, 2006, we shipped approximately $8,100 of the female hormone product to Centrix. We will ship approximately $5,400 of product by September 30, 2006. We have renegotiated the agreement with Centrix for the up coming year and we anticipated sales during fiscal 2007 of the product to exceed fiscal year 2006 totals. In the event that the agreement is terminated at any time, or for any reason, we maintain the right to market the product alone or with a third party.

▪
In September, 2005, we launched Sulfamethoxazole and Trimethoprim (“SMT”) single and double strength tablets, which are sold by the innovator under the brand-name Bactrim(R). SMT is a widely used antibiotic used to treat infections such as urinary tract infections, bronchitis, ear infections (otitis), traveler's diarrhea, and Pneumocystis carinii pneumonia. Sales during fiscal 2006 of these products approximated $4,200.

As a result of our decision to greatly reduce and ultimately halt the manufacture and sale of Allopurinol and Atenolol under a contract manufacturing agreement, our revenues for these products declined during the fiscal year ended June 30, 2006. Both Allopurinol and Atenolol were manufactured for and shipped to one customer based on quantities ordered by that customer. Revenue from sales of Allopurinol and Atenolol decreased by approximately $4,700 from $7,100 for the year ended June 30, 2005 to $2,400 for the year ended June 30, 2006. The manufacturing capacity gained from the decrease in production of these two products is being used for other products.

The fluctuations in revenue by product were generally not attributable to any changes in our pricing which, for our entire product line, remained relatively stable.

During the fiscal year ended June 30, 2006, four key customers, in the aggregate, accounted for approximately 53% of total sales. For the fiscal year ended June 30, 2005 we had three key customers which accounted for approximately 56%

Cost of sales / Gross Profits

During the year ended June 30, 2006, prices for our raw materials remained relatively constant. While no assurance could be given, we anticipated this trend to continue, at least for the near future. During the fiscal year ended June 30, 2006, prices for packaging components increased. It is uncertain as to whether or not these costs will continue to rise. We have incurred increased direct labor and supervisory salaries and related benefits associated with increased production. As part of our expansion plan, we have increased managerial and production staff. We believed this increase is required and should ultimately support our expansion plan. Additionally, incurred increased general overhead costs, such as product liability insurance, workers compensation insurance, medical benefits and utilities.

Gross profit for the fiscal year ended June 30, 2006 significantly increased $8,356, or 92%, to $17,428, compared to $9,072 for the year ended June 30, 2005.  In addition, our gross profit percentage increased 4.8 percentage points from 22.7% for the year ended June 30, 2005 to 27.5% for the year ended June 30, 2006. This increase is primarily due to sales of our new products: Bactrim(R) and our female hormone therapy products which both generate higher gross margins compared to our remaining products. Gross margins for the remaining products were generally consistent with the prior year.

Gross margin percentage can fluctuate as a result of many factors, such as changes in our selling price or the cost of raw materials, as well as increases in cost of labor and general overhead. Fluctuations in our sales volume and product mix affect gross margin dollars. As part of our plan, we are seeking to add new products with higher margins, however, there can be no assurance that sales will increase or cost of sales will not increase disproportionately.

Selling and General and Administrative Expenses

Selling, general and administrative expenses include salaries and related costs, commissions, travel, administrative facilities, communications costs and promotional expenses for our direct sales and marketing staff, administrative and executive salaries and related benefits, legal, accounting and other professional fees as well as general corporate overhead.

During the fiscal year ended June 30, 2006, selling, general and administrative expenses increased approximately $6,357 to approximately $11,449, or 18.1% of net sales from approximately $5,092 or 12.8% of net sales, during fiscal year end June 30, 2005.

Significant factors contributing to this increase include: necessary increases in the staffing of administrative and sales areas to support our growth of $1,954; related payroll taxes and benefits of $496; increased commission expenses and freight expenses of $314 and $234, respectively, both of which are attributable to our higher sales; $600 for investment banking services; increased accounting and legal costs of $284, primarily related to the refinancing of our bank debt and sale of our Series B-1 preferred stock; an increase in general insurance of $229; increased rent, utilities and taxes of $200; an increase in depreciation of non-manufacturing assets of $105; and the recognition of a non cash charge of $1,195` as a result of our adoption of the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). Included in the $1,195 was a non-cash charge related to the modification of an option grant as a result the death of an executive officer. Adoption of SFAS 123(R) requires us to report a non-cash expense for the ratable portion of the fair value of employee stock option awards of unvested stock options over the remaining vesting period. Previously we elected to follow the intrinsic value method in accounting for our stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”.

Research and Development Expenses

Research and development expenses for new products currently in development in our new product pipeline consist primarily of wages, outside development organizations, bioequivalence studies, materials, legal fees, and consulting fees. During the fiscal year ended June 30, 2006 we incurred $10,674 in research and development expenses, which is $6,671 greater than the prior year amount of $4,003. We believe that research and development expenses, as a percentage of our net sales, will be substantially higher in the future as we seek to expand our product lines. While we believed increased spending for research and development efforts will allow us to add obtain approvals for new products, there can be no assurance we will be successful in the commercialization.

A significant component of our expansion plan includes two agreements with Tris Pharma, Inc. (“Tris”). One of the agreements is for the development and licensing of twenty-five liquid generic products (“Liquids Agreement”). In the event that Tris delivers twenty-five successful technical packages, of which there can be no assurance, we will be required to pay Tris $3,000.

In accordance with the terms of this agreement, we make payments as various milestones are achieved. In addition, Tris is to receive a royalty of between 10% and 12% of net profits resulting from the sales of each product. We are entitled to offset the royalty payable to Tris each year, at an agreed upon rate, to recoup the development fees paid to Tris under the Liquids Agreement.

The second agreement, as amended, pertains to the solid dosage products (“solids”), pursuant to which we are to collaborate with Tris on the development, manufacture and marketing of eight solid oral dosage generic products. The amendment to this agreement requires Tris to deliver technical packages for two softgel products. Further, the terms of this amendment require us pay to Tris $750 based upon various Tris milestone achievements. Some products included in this agreement, as amended, may require us to challenge the patents for the equivalent branded products. This agreement, as amended, provides for payments of an aggregate of $4,500 to Tris, whether or not regulatory approval is obtained for any of the solids products. The agreement for solids also provides for an equal sharing of net profits for each product, except for one product, if it is successfully sold and marketed, after the deduction and reimbursement of all litigation-related and certain other costs. The excluded product provides for a profit split of 60% for the Company and 40% for Tris. Further, this agreement provides us with a perpetual royalty-free license to use all technology necessary for the solid products in the United States, its territories and possessions.

In April, 2006, the solids agreement was further amended. This second amendment requires Tris to deliver a Technical Package for one additional solid dosage product. Further, terms of this second amendment will requires us to pay to Tris an additional $300 after it has paid the initial aggregate amounts associated to the original agreement.

For the fiscal year ended June 30, 2006, we recorded as a research and development expense approximately $2,110 in connection with these agreements. Further, since inception, we have incurred approximately $3,510 of research and development costs associated with the Tris agreements. The combined costs of these agreements could aggregate up to $7,800. The balance on the liquid agreement of $2,750 could be paid within three years if all milestones are reached. The balance on the solids agreement, as amended, of $1,675 could be paid within two years if all milestones are reached.

During the fiscal year ended June 30, 2006, we filed seventeen ANDAs.

Interest Expense

Our interest expense, net increased approximately $583 to approximately $718 for the fiscal year ended June 30, 2006 from $136 for the fiscal year ended June 30, 2005. In an effort to fund our plan, in February, 2006, we increased our borrowing capabilities through a new credit facility entered into with Wells Fargo Business Credit. The additional borrowings were required primarily to fund our research and development efforts, for renovation and construction costs incurred for our second facility and new equipment. In order to hedge against rising interest rates, we entered into two interest rate swap arrangements. As of June 30, 2006, we have saved approximately $98 as a result of these swaps agreements.

Operating Loss

Although our sales and gross margins increased, as a result of our increase in research and development efforts from which we believe we will see the benefits from in the future, along with increases in selling and general and administrative costs, we incurred an operating loss of $5,490 for the year ended June 30, 2006 compared to an operating loss of $222 for the year ended June 30, 2005.

Income Taxes

For the year ended June 30, 2006 we recorded an income tax benefit of $1,700, an increase in the benefit of $1,627 compared to the year ended June 30, 2005 which had a benefit from income tax of $73.

We account for income taxes using the liability method which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The net deferred tax asset is adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Our net deferred tax asset at June 30, 2006 was $6,170 and $4,413 at June 30, 2005.

Critical Accounting Policies

Management's discussion and analysis of financial condition and results of operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we evaluate judgments and estimates made, including those related to revenue recognition, inventories, income taxes and contingencies including litigation. We base our judgments and estimates on historical experience and on various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be most critical in understanding the more complex judgments that are involved in preparing its financial statements and the uncertainties that could impact results of operations, financial condition and cash flows.

Revenue Recognition

We recognize product sales revenue when title and risk of loss have transferred to the customer, when estimated provisions for chargebacks and other sales allowances including discounts, rebates, etc., are reasonably determinable, and when collectibility is reasonably assured. Accruals for these provisions are presented in the consolidated financial statements as reductions to revenues.

We purchased raw materials from one supplier for the year ended June 30, 2007 and two suppliers for the years ended June 30, 2006 and 2005, which are manufactured into finished goods and sold back to this supplier as well as to other customers. We can, and do, purchase raw materials from other suppliers. Pursuant to Emerging Issues Task Force, (“EITF”) No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the Company recorded sales to, and purchases from, this supplier on a gross basis. Sales and purchases were recorded on a gross basis since we (i) have a risk of loss associated with the raw materials purchased, (ii) convert the raw material into a finished product based upon developed specifications, (iii) have other sources of supply of the raw material, and (iv) have credit risk related to the sale of such product to the suppliers. For the year ended June 30, 2007, we purchased raw materials from this supplier totaling approximately $10,714, and sold finished goods to this supplier totaling approximately $1,054. For the years ended June 30, 2006 and 2005, we purchased raw materials from two suppliers, which were manufactured into finished goods and sold back to these suppliers totaling approximately $10,608 and $9,251, respectively, and sold finished goods to such suppliers totaling approximately $6,110, and $17,414, respectively. These purchase and sales transactions are recorded at fair value in accordance with EITF Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty”.

In addition, we are party to supply agreements with certain pharmaceutical companies under which, in addition to the selling price of the product, we receive payments based on sales or profits associated with these products realized by its customer. We recognize revenue related to the initial selling price upon shipment of the products as the selling price is fixed and determinable and no right of return exists. The additional revenue component of these agreement’s are recognized by us at the time our customers record their sales and is based on pre-defined formulas contained in the agreements. Receivables related to this revenue of $594 and $620 and at June 30, 2007 and 2006, respectively, are included in “Accounts receivable, net” in the accompanying Consolidated Balance Sheets.

Sales Returns and Allowances

At the time of sale, we simultaneously record estimates for various costs, which reduce product sales. These costs include estimates of chargebacks and other sales allowances. In addition, we record an allowance for rebates, including Medicaid rebates and shelf-stock adjustments when the conditions are appropriate. Estimates for sales allowances such as chargebacks are based on a variety of factors including actual return experience of that product or similar products, rebate arrangements for each product, and estimated sales by our wholesale customers to other third parties who have contracts with us. Actual experience associated with any of these items may be different than our estimates. We regularly review the factors that influence our estimates and, if necessary, make adjustments when we believe that actual product returns, credits and other allowances may differ from established reserves.

Sales Incentives

In accordance with the terms and conditions of an agreement entered into during the fiscal year ended June 30, 2006, we have offered a sales incentive to one of our customers in the form of an incentive volume price adjustment. We account for sales incentives in accordance with EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of Vendor's Products)" (“EITF 01-9”). The terms of this volume based sales incentive required the customer to purchase a minimum quantity of our products during a specified period of time. The incentive offered was based upon a fixed dollar amount per unit sold to the customer. We made an estimate of the ultimate amount of the incentive the customer would earn based upon past history with the customer and other facts and circumstances. We had the ability to estimate this volume incentive price adjustment, as there did not exist a relatively long period of time for the particular adjustment to be earned. Any change in the estimated amount of the volume incentive was recognized immediately using a cumulative catch-up adjustment. In accordance with EITF 01-9, we recorded the provision for this sales incentive when the related revenue is recognized. Our sales incentive liability may prove to be inaccurate, in which case we may have understated or overstated the provision required for these arrangements. Therefore, although we make our best estimate of our sales incentive liability, many factors, including significant unanticipated changes in the purchasing volume of our customer, could have significant impact on the our liability for sales incentives and our reported operating results. The specific terms of this agreement which related to sales incentives expired in October 2006. For the year ended June 30, 2007, we recognized sales incentive revenue of $3,399 related to this agreement.

Inventory

Inventories are valued at the lower of cost (first-in, first-out basis) or market value. Losses from the write-down of damaged, nonusable, or otherwise nonsalable inventories are recorded in the period in which they occur.

Income Taxes

We account for income taxes using the liability method which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The net deferred tax asset is adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Our net deferred tax asset at June 30, 2007 was $5,975 and $6,170 at June 30, 2006.

Research and Development

Pursuant to SFAS No. 2 “Accounting for Research and Development Costs,” research and development costs are expensed as incurred or at the date payment of non-refundable amounts become due, whichever occurs first. Research and development costs, which consist of salaries and related costs of research and development personnel, fees paid to consultants and outside service providers, raw materials used specifically in the development of its new products and bioequivalence studies. Pre-approved milestone payments due under contract research and development arrangements are expensed when the milestone is achieved.

Stock Based Compensation

Effective July 1, 2005, we adopted the fair value recognition provisions of SFAS No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”), using the modified-prospective-transition method. As a result, our net income before taxes for the years ended June 30, 2007 and 2006 are $1,070 and $1,195 lower than if it had continued to account for share-based compensation under Accounting Principles Board (“APB”) opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).

Accounts Receivable / Chargebacks

Accounts receivable are comprised of amounts owed to us through the sales of our products throughout the United States. These accounts receivable are presented net of allowances for doubtful accounts, sales returns, discounts, rebates and customer chargebacks. Allowances for doubtful accounts were approximately $30 and $101 at June 30, 2007 and 2006, respectively. The allowance for doubtful accounts is based on a review of specifically identified accounts, in addition to an overall aging analysis. Judgments are made with respect to the collectibility of accounts receivable based on historical experience and current economic trends. Actual losses could differ from those estimates. Allowances relating to discounts, rebates, and customer chargebacks were $4,865 and $2,315 at June 30, 2007 and June 30, 2006, respectively. We sell some of our products indirectly to various government agencies referred to below as “indirect customers.” We enter into agreements with our indirect customers to establish pricing for certain products. The indirect customers then independently select a wholesaler from which to actually purchase the products at these agreed-upon prices. We will provide credit to the selected wholesaler for the difference between the agreed-upon price with the indirect customer and the wholesaler’s invoice price if the price sold to the indirect customer is lower than the direct price to the wholesaler. This credit is called a chargeback. The provision for chargebacks is based on expected sell-through levels by our wholesale customers to the indirect customers, and estimated wholesaler inventory levels. As sales to the large wholesale customers increase, the reserve for chargebacks will also generally increase. However, the size of the increase depends on the product mix. We continually monitor the reserve for chargebacks and make adjustments to the reserve as deemed necessary. Actual chargebacks may differ from estimated reserves.

Recently Issued Accounting Pronouncements

In November 2006, The Emerging Issues Task Force (“EITF”) reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,”.  The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006.  The adoption of EITF 06-6 did not have a material effect on our consolidated financial position, results of operations or cash flows.

In November 2006, The Financial Accounting Standards Board (“FASB”) ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under of Financial Accounting Standards (“FAS”) 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of EITF 06-7 did not have a material effect on our consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155 ''Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140'' (''SFAS 155''). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. We are currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”). This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No.109”). Specifically, FIN 48 clarifies the application of SFAS No. 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. We are currently assessing the impact that the adoption of FIN 48 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. We are currently evaluating the effect that adopting this statement will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement will be effective for the our fiscal year beginning July 2008. We are evaluating the impact of adopting SFAS 157 but does not expect that it will have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 became effective in fiscal 2007. Adoption of SAB 108 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.”    Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. We do not expect the adoption of FSP EITF 00-19-2 to have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We do not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial statements.

In June 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 07-3, Accounting for Advance Payments for Goods or Services to be Received for Use in Future Research and Development Activities. EITF 07-3 provides clarification surrounding the accounting for nonrefundable research and development advance payments, whereby such payments should be recorded as an asset when the advance payment is made and recognized as an expense when the research and development activities are performed. EITF 07-3 is effective for annual periods beginning after December 15, 2007. We record these advance payments in accordance with EITF 07-3 and therefore does not have any impact on our consolidated financial statements.

Issue and Uncertainties

Risk of Product Liability Claims

The testing, manufacturing and marketing of pharmaceutical products subject us to the risk of product liability claims. We believe that we maintain an adequate amount of product liability insurance, but no assurance can be given that such insurance will cover all existing and future claims or that we will be able to maintain existing coverage or obtain additional coverage at reasonable rates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK

Certain statements in this document may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those concerning Management’s expectations with respect to future financial performance, trends and future events, particularly relating to sales of current products and the introduction of new products. Such statements involve known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein. These statements are often, but not always, made typically by use of words or phrases such as “estimate,” “plans,” “projects,” “anticipates,” “continuing,” “ongoing,” “expects,” “intends,” “believes,” or similar words and phrases. Factors that might affect such forward-looking statements set forth in this document include (i) increased competition from new and existing competitors, and pricing practices from such competitors, (ii) pricing pressures, (iii) the amount of funds available for research and development, (iv) research and development project delays or delays and unanticipated costs in obtaining regulatory approvals, (v) the continued ability of distributed product suppliers to meet future demand, (vi) the costs, delays involved in and outcome of any threatened or pending litigations, (vii) and general industry and economic conditions. Any forward-looking statements included in this document are made as of the date hereof only, based on information available to us as of the date hereof, and, subject to applicable law to the contrary, we assume no obligation to update any forward-looking statements.

Investing in our securities involves substantial risks and uncertainties. Therefore, we encourage you to review the “Risk Factors” contained in Item 1A of our Form 10-K filed with the SEC on November 15, 2007.

Overview

Interpharm Holdings, Inc., (the "Company" or "Interpharm"), through its operating wholly-owned subsidiary, Interpharm, Inc., ("Interpharm, Inc." and collectively with Interpharm, "we" or "us") is engaged in the business of developing, manufacturing and marketing generic prescription strength and over-the-counter pharmaceutical products.

As previously reported, as a result of increased expenses and losses we incurred during the fiscal year ended June 30, 2007, we defaulted on our credit facility with Wells Fargo Business Credit (“WFBC”) and, in November 2007, had to raise an additional $8,000 in debt financing. A complete description of the debt financing and a Forbearance Agreement with WFBC may be found below under the heading “Liquidity and Capital Resources.”

Net sales for the three months ended September 30, 2007 were $17,715, which represented a 22.4% decrease from sales of $22,827 for the three months ended September 30, 2006. The decrease was primarily due to lower sales of our female hormone product and naproxen product, which is discussed below. During the three months ended September 30, 2007, we re-launched seven strengths of our hydrocodone/acetaminophen products and launched naproxen sodium. We increased our sales in the three months ended September 30, 2007 by $2,343 as compared to the three months ended June 30, 2007, and now believe we have stabilized sales of our existing products going forward.

During the fiscal year ended June 30, 2007, we had lower than expected sales levels, an inefficient planning process and inefficient manufacturing operations. This was reflected in significantly increased inventory levels at June 30, 2007. During the three months ended September 30, 2007, we took steps to bring inventory to levels that are consistent with current sales expectations by reducing purchases of raw materials and reducing the level of production. In addition, we recognized an adjustment of $975 to reduce the carrying value of certain inventory items on hand at September 30, 2007 to their market value and to recognize any obsolescence in inventory as of that date. The combination of the rapid decrease in inventory from June 30, 2007 to September 30, 2007 and the $975 in inventory adjustments resulted in higher costs of goods sold as a percentage of net sales being reflected in the three months ended September 30, 2007. While there can be no assurance of improved financial performance, we anticipate that forwarding the future, the stabilization of inventory levels and improvement in the sales forecasting and planning process may result in improving gross margins.

We are currently making an effort to bring our cost structure in line with expected sales. To date, we have taken steps to reduce compensation costs in manufacturing, research and development (“R&D”) and administration on an annualized basis by approximately $2,000, the benefit of which we will realize in coming quarters.

The objectives and scope of our generic pharmaceutical R&D program have been scaled back to levels which allow us to execute a majority of our overall business plan while managing the financial implications. We have focused our R&D efforts primarily on oral contraceptives and a decreased number of products in each of the other product areas: soft gels, high potency products, products coming off patent and special release products. As a result, we decreased the number of R&D staff, reduced overall operating costs and reduced the number of planned bio-studies, all of which led to reduced R&D expense for the three months ended September 30, 2007 and which will result in further reduced R&D expense in the future.

Results of Operations —
Summary

As indicated in the tables below, our net sales decreased $4,787, or 21%, when comparing the three month periods ended September 30, 2007 and 2006.

	Three Month Periods Ended September
	2007		2006
		% of		% of
	Sales	Sales	Sales	Sales
Ibuprofen	$9,366	53%	$8,622	38%
Bactrim®	3,460	19	4,748	21
Naproxen	2,115	12	3,099	14
Female hormone product	1,275	7	5,025	22
Hydrocodone/Ibuprofen	673	4	927	4
Hydrocodone/Acetaminophen	675	4	—	0
All Other Products	151	1	406	1
Total	$17,715	100%	$22,827	100%

• Net sales of Ibuprofen for the three month period ended September 30, 2007 increased $744, or 8.6%, as compared to sales for the three months ended September 30, 2006. We continue to expand distribution of our prescription strength ibuprofen products in major retail and wholesaler channels. We had previously reported that demand for our OTC Ibuprofen product had decreased as of March 31, 2007 due to one of our customer’s voluntary suspension of sales of over-the-counter pharmaceuticals as a result of the FDA inspection, which was unrelated to our product. We have since been able to increase sales of this product to another customer, which enabled total sales of our OTC Ibuprofen product to increase for the three months ended September 30, 2007 as compared to sales for the three months ended June 30, 2007, and which partially offset the loss of sales to the first customer.

• Net sales of our Bactrim products for the three months ended September 30, 2007 decreased $1,288, or 27.1%, as compared to sales for the three month period ended September 30, 2006. (We market our Sulfamethoxazole – Trimethoprim products in two strengths: 400mg / 80mg, commonly referred to as generic Bactrim®, and 800mg / 160mg, commonly referred to as Bactrim-DS® (both, “Bactrim”)). The decrease in sales primarily relates to lower selling prices in September 2007 quarter as compared to the prior year.

• Net sales of our Naproxen products for the three month period ended September 30, 2007 decreased $984, or 31.8%, as compared to sales for the three month period ended September 30, 2006. Sales decreased due to increased competitive pressure and due to losing private label distributor business to a large wholesaler and retailer in July 2007.

• Net sales of our female hormone products for the three months ended September 30, 2007 decreased $3,750, or 74.6%, as compared to sales for the three month period ended September 30, 2006. The significant sales decrease was due to two additional competitors entering the market for these products, resulting in decreased selling prices, lower sales and lower margins.

• On October 3, 2006, we entered into a termination and release agreement (the “Termination Agreement”) with Watson terminating the Manufacturing and Supply Agreement dated as of October 14, 2003 pursuant to which we manufactured and supplied and Watson distributed and sold generic Vicoprofen® (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets.  As a result of the Termination Agreement we obtained all rights to market this product. Net sales of this product for the three month periods ended September 30, 2007 and September 30, 2006 were unchanged.

• During the three months ended September 30, 2007, we re-launched seven strengths of our hydrocodone bitartrate/acetaminophen tablet products though retail and wholesale channels of distribution.

For the three month period ended September 30, 2007, two significant customers accounted for 27.0% of our total sales, compared to four significant customers accounting for 65% of total sales for the three month period ended September 2006.

Cost of sales / Gross Margins

Our gross profit percentage for the three months ended September 30, 2007 was 6.1%, a decrease of 33.2 percentage points as compared to 39.3% for the three months ended September 30, 2006. The significant decrease was due to several factors. As discussed above, we had lower than expected sales levels, an inefficient planning process and inefficient manufacturing operations. This was reflected in significantly increased inventory levels at June 30, 2007. During the three months ended September 30, 2007, inventory levels were reduced by decreasing purchases of raw materials and reducing the level of production. In addition, we recognized an adjustment of $975 to reduce the carrying value of certain inventory items on hand at September 2007 to their market value. The combination of the rapid decrease in inventory from June 30, 2007 to September 30, 2007 and the $975 inventory adjustment resulted in higher costs of goods sold as a percentage of sales being reflected in the September 2007 quarter. In addition, the competition for certain of our existing products has increased which has resulted in lower selling prices and lost volume in certain cases. We are making efforts to mitigate the downward pressure on our gross margin by seeking improvements in manufacturing efficiency to reduce cost of goods sold, and by continuing to introduce new products. While there can be no assurance of improved financial performance, we believe that our efforts can achieve an improvement in overall gross margin in the coming quarters.

Selling and General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses include salaries and related costs, commissions, travel, administrative facilities, communications costs and promotional expenses for our direct sales and marketing staff, administrative and executive salaries and related benefits, legal, accounting and other professional fees as well as general corporate overhead.

SG&A expenses were $3,772 for the three month period ended September 30, 2007, which represented an increase of $1,135, or 43.0%, above $2,637 incurred in the three month period ended September 30, 2006.  When stated as a percentage of net sales, SG&A expenses increased to 21.3% for the three months ended September 30, 2007 as compared to 11.6% for the same period in the prior year.

The dollar increase in SG&A expenses during the three months ended September 30, 2007 was primarily attributable to the following: an increase of $337 in compensation, related taxes and benefits, and travel and entertainment expenses of sales and administrative staff; an increase of $176 in sales contract administrative fees; an increase of $185 in professional and consulting fees consisting of management advisory services and information technology consulting related to our ERP system implementation; an increase of $39 in computer-related expenses related due to a higher number of employees; an increase of $66 in depreciation; and an increase of $72 in freight-out costs related to the higher proportion of distribution through major retail and wholesaler channels.

The expense related to the SARs are recorded at fair value and is marked to market each reporting period with changes recorded as income or expense in the period will be marked to market.  Accordingly we recorded $3 of income during the three months ended September 30, 2007, resulting from increase in the price of our stock as of September 30, 2007 when compared to June 30, 2007.

SFAS 123(R) requires us to report a non-cash expense for the ratable portion of the fair value of employee stock option awards of unvested stock options over the remaining vesting period.  We reported non-cash expenses of $343 and $211 during the three month periods ended September 30, 2007 and September 2006, respectively.

Research and Development Expenses

We incurred R&D expenses of $3,458 during the three month period ended September 30, 2007, which represented an increase of $39, or 1.2%, above $3,419 incurred in the three month period ended September 30, 2006.  R&D compensation expenses, primarily related to the expansion of analytical chemist and product formulation staff increased $532, the costs of materials used in the bio-study and product development processes increased $325, and outside consulting and other product development costs increased $354.  These increases were offset by reduced costs of $806 related to bioequivalence studies for new generic pharmaceutical products currently in development, and a reduction of $365 in costs related to our development agreement with Tris Pharma.

As previously reported, during October 2006, we entered into a new agreement (“New Liquids Agreement”) with Tris Pharma, Inc. (“Tris”), which terminated the agreement entered into February 2005, which in turn was for the development and licensing of up to twenty-five liquid generic products (“Liquids Agreement”). According to the terms of the New Liquids Agreement, Tris will, among other things, be required to develop and deliver the properties, specifications and formulations (“Product Details”) for fourteen generic liquid pharmaceutical products (“Liquid Products”). We will then utilize this information to obtain all necessary approvals. Tris will manufacture, package and label each product for a fee. In conjunction with this new liquids agreement we were required to pay Tris $1,000, whether or not regulatory approval is obtained for any of the liquid products. As of September 30, 2007, all payments associated to this agreement were made. In addition, Tris is to receive forty percent of the net profits, as defined, in accordance with the terms in the New Liquids Agreement.

During February 2005, we entered into a second agreement (“Solids Agreement”), for solid dosage products (“solids”) with Tris. In July 2005, the Solids Agreement was amended.  According to the terms of the Solids Agreement, as amended, we are to collaborate with Tris on the development, manufacture and marketing of eight solid oral dosage generic products. The amendment to this agreement requires Tris to deliver Technical Packages for two soft-gel products and one additional solid dosage product. Some of the products included in this agreement, as amended, may require us to challenge the patents for the equivalent branded products.  This agreement, as amended, provides for payments of an aggregate of $4,500 to Tris, whether or not regulatory approval is obtained for any of the solids products.  The Solids Agreement also provides for an equal sharing of net profits for each product, except for one product, that is successfully sold and marketed, after the deduction and reimbursement of all litigation-related and certain other costs. The excluded product provides for a profit split of 60% for the Company and 40% for Tris.  Further, this agreement provides us with a perpetual royalty-free license to use all technology necessary for the solid products in the United States, its territories and possessions.

In April 2006, we further amended the Solids Agreement. This second amendment requires Tris to deliver a Technical Package for one additional solid dosage product.  Further, terms of this second amendment will require us to pay to Tris an additional $300 after we have paid the initial aggregate amounts associated with the original agreement.

We further amended the Solids Agreement in October 2006, modifying the manner in which certain costs will be shared as well as clarifying respective audit rights.

Interest Expense, net

Our net interest expense increased approximately $455 when comparing the three months ended September 30, 2007 with the three month period ended September 30, 2006. The increase is primarily a result of an increase in borrowings from our line of credit. As of September 30, 2006, we had not drawn from our line of credit as compared to $15,447 outstanding against the line of credit as of September 30, 2007. In addition to these borrowings being in place, we also borrowed additional funds for new equipment.

In order to hedge against rising interest rates, we entered into two interest rate swap arrangements. Fair value of the interest rate swaps at September 30, 2007 and 2006 was approximately ($208) and $10 and is included in Other Liabilities and Other Assets, respectively. However, it is likely that, as a result of additional borrowings we will incur increases in our interest expense in the future.

Income Taxes

At September 30, 2007, we have remaining Federal net operating losses (“NOLs”) of $39,009 available through 2027. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in Company ownership, utilization of the Federal NOLs is limited. As a result of losses incurred in fiscal years 2005, 2006 and 2007, which indicate uncertainty as to our ability to generate future taxable income, the “more-likely-than-not” standard has not been met and therefore some amount of our deferred tax asset may not be realized. As such, we recorded a full valuation allowance against deferred tax assets generated in the three months ended September 30, 2007.

In calculating our tax provision for the three month periods ended September 30, 2007 and 2006, we applied aggregate effective tax rates of approximately 0% and 38%, respectively, thereby creating income tax benefit of $0 and $1,668, respectively, and adjusted our deferred tax assets by like amounts. The decrease in effective tax rates is the result of us recording a valuation allowance for 100% of the income tax benefit generated during the three months ended September 30, 2007.

Liquidity and Capital Resources

At September 30, 2007 we had an accumulated deficit of $25,727 and operating activities used $3,481 of cash for the three months then ended. In order to address our operating loss position and our lack of liquidity, (i) we have completed a series of banking and financing activities in October and November 2007, which are outlined below in “Subsequent Events - Banking and Financing Transactions”, and (ii) we are taking various actions to improve profitability and cash flows generated from operations, including:

o	Reducing headcount and other operating expenses in different functional areas where possible while still carrying out our future growth plan;

o	Increasing revenue through the launch of new products, identifying new customers and expanding relationships with existing customers; and

o	Scaling back our R&D activities to levels where we can execute a majority of our overall business plan while managing the financial implications.

On October 26, 2007, the Company and WFBC finalized a Forbearance Agreement that terminated on December 31, 2007, which was subsequently amended on November 12, 2007. As of June 30, 2007, we had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Defaults”). WFBC waived the Defaults based upon the Borrower’s consummation and receipt of $8,000 related to the issuance of subordinated debt described below. The parties agreed to establish financial covenants for fiscal year 2008 prior to the conclusion of the Forbearance Period, but such agreement was not completed during the Forbearance PeriodThere were no covenants in place at September 30, 2007.

On November 7, 2007 and November 14, 2007, as required by the Forbearance Agreement, we received a total of $8,000 in gross proceeds from the issuance and sale of subordinated debt.

On January 10, 2007, the Company and its wholly-owned subsidiary Interpharm, Inc. received notice (the “Notice”) from Wells Fargo that they had defaulted under the Forbearance Agreement with respect to: (i) financial covenants relating to required Income Before Tax for the months ending October 31, 2007 and November 30, 2007, (ii) financial covenants relating to required Net Cash Flow for the months ending October 31, 2007 and November 30, 2007 and (iii) an obligation to have a designated financial advisor provide an opinion as to Holdings and the Company’s ability to meet their fiscal year 2008 projections.

As of January 11, 2008, the Company was obligated to Wells Fargo under the Wells Fargo Agreement in the amount of $31,256,804 (the “Outstanding Amount”). The Notice states that Wells Fargo is not demanding repayment of the Outstanding Amount at this time, but that Wells Fargo reserves the right to do so.

On November 7, 2007, Dr. Maganlal K. Sutaria, the Chairman of the Company’s Board of Directors, and Vimla M. Sutaria, his wife, loaned $3,000 to us pursuant to a Junior Subordinated Secured 12% Promissory Note due November 7, 2010 (the “Sutaria Note”). Interest of 12% per annum on the Sutaria Note is payable quarterly in arrears, and for the first 12 months of the note’s term, may be paid in cash, or additional notes (“PIK Notes”), at the option of the Company. Thereafter, we are required to pay at least 8% interest in cash, and the balance, at its option, in cash or PIK Notes.

Repayment of the Sutaria Notes is secured by liens on substantially all of our property and real estate. Pursuant to intercreditor agreements, the Sutaria Notes are subordinated to the liens held by WFBC and the holders of the STAR Notes described below.

On November 14, 2007, we issued and sold an aggregate of $5,000 of Secured 12% Promissory Notes due October 1, 2009 (the “STAR Notes”) in the following amounts to the following parties:

Tullis-Dickerson Capital Focus III, L.P. (“TD III”)	$833
Aisling Capital II, L.P. (“Aisling”)	$833
Cameron Reid (“Reid”)	$833
Sutaria Family Realty, LLC (“SFR”)	$2,500

TD III is an investor in the Company and the holder of its Series B-1 Convertible Preferred Stock. Aisling is also an investor in the Company and the holder of its Series C-1 Convertible Preferred Stock. Reid is the Company’s Chief Executive Officer and SFR is owned by Company shareholders who control approximately 54% of the Company’s voting stock (the “Major Shareholders”), including Raj Sutaria, who is a Company Executive Vice President.

Interest of 12% per annum on the STAR Notes is payable quarterly in arrears, and may be paid, at the option of the Company, in cash or PIK Notes. Upon the Company obtaining stockholder approval and ratification of the issuance of the STAR Note financing and making the necessary filings with the SEC in connection therewith (the “Stockholder Approval”), which is to occur no earlier than January 18, 2008 and no later than the later of February 28, 2008 or such later date as may be necessary to address SEC comments on the Company’s Information Statement on Schedule 14C, the STAR Notes shall be exchanged for:

•
Secured Convertible 12% Promissory Notes due 2009 (the “Convertible Notes”) in the original principal amount equal to the principal and accrued interest on the STAR Notes through the date of exchange. The conversion price of the Convertible Notes is to be $0.95 per share and interest is to be payable quarterly, in arrears, in either cash or PIK Notes, at the option of the Company;

•	Warrants to acquire an aggregate of 1,842 shares of Common Stock (the “Warrants”) with an exercise price of $0.95 per share.

Each of the Convertible Notes and Warrants are to have anti-dilution protection with respect to issuances of Common Stock, or common stock equivalents at less than $0.95 per share such that their conversion or exercise price shall be reset to a price equal to 90% of the price at which shares of Common Stock or equivalents are deemed to have been issued.

The repayment of the STAR and Convertible Notes is secured by a second priority lien on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the STAR Note financing liens are subordinate to those of WFBC, but ahead, in priority, of the Sutaria Notes.

Also, upon the Company obtaining the Stockholder Approval, the Series B-1 and Series C-1 Convertible Preferred Stock held by TD III and Aisling shall be exchangeable for shares of a new Series D-1 Convertible Preferred Stock, which shall be substantially similar to the B-1 and C-1 Convertible Preferred Stock other than the Conversion price which is to be $0.95 per share instead of $1.5338 per share.

Pursuant to the terms of the Securities Purchase Agreements for the Company’s Series B-1 and C-1 Convertible Preferred Stock, the consent of TD III and Aisling was required for the issuance of the Sutaria Notes and for the STAR Note financing. In consideration for that consent, the Company has agreed to exchange 2,282 warrants to purchase Company Common Stock held by each of TD III and Aisling with an exercise price of $1.639 per share for new warrants with an exercise price of $0.95 per share. In addition, the Major Shareholders have agreed to give TD III and Aisling tag along rights on certain sales of Company common stock.

Our operations and capital expenditures have been financed through the WFBC Credit Facility. For the three months ended September 30, 2007, net cash used in operating activities was $3,481 as compared to cash provided by operating activities of $1,044 for the three months ended September 30, 2006. Significant factors comprising the net cash used in operating activities for the three months ended September 30, 2007 include: net loss of $6,896, increase in accounts receivable of $3,377, partially offset by a decrease in inventory of $3,436 and an increase in accounts payable, accrued expenses and other liabilities of $1,894. Inventory levels decreased significantly due the factors discussed above. Accounts payable, accrued expenses and other payables increased temporarily while we worked through a period of tight liquidity in the September 30, 2007 quarter. These balances have been brought into line subsequent to September 30, 2007 in connection with the completion of the banking and financing activities outlined above. We also recognized several non-cash charges: depreciation and amortization of $904, stock-based compensation expense (in accordance with SFAS 123 (R)) amounting to $343, and a lower of cost or market write down of inventory of $975.

For the three months ended September 30, 2007, we used funds in investing activities of $1,558 compared to $930 used in investing activities during the three months ended September 30, 2006. These amounts primarily related to capital expenditures for new machinery, equipment and building renovations.

Our investing activities provided cash of $5,035 for the three months ended September 30, 2007 compared to $9,951 of cash provided by investing activities for the same period in the prior year. For the three months ended September 30, 2007, we increased borrowings by $5,581 under the WFBC revolving credit facility. During the September 2006 quarter, net cash of $9,993 was provided by the sale of $10,000 of our Series C-1 redeemable convertible preferred stock, which generated $9,993 of cash.

At September 30, 2007, we had $68 in cash and cash equivalents, compared to $72 at June 30, 2007.

While we believe that the initiatives described above will result in positive cash flows and profitability, there can be no assurance that we will achieve our cash flow and profitability goals, or that we will be able, if necessary, to raise additional capital sufficient to implement our plans, or, if additional capital is available, that it will be available on terms acceptable to the Company. In such event, we may have to revise our plans and significantly reduce our operating expenses, which could have a material adverse effect on revenue and operations in the short term.

Bank Financing

During February, 2006, we entered into a four-year financing arrangement with Wells Fargo Business Credit (“WFBC”). This financing agreement provided an original maximum credit facility of $41,500 comprised of:

•     $22,500 revolving credit facility (the “facility”)
•     $12,000 real estate term loan
•     $ 3,500 machinery and equipment (“M&E”) term loan
•     $ 3,500 additional / future capital expenditure facility

Complete details regarding the WFBC credit facility may be found in Note 8 of the accompanying condensed consolidated financial statements for the quarter ended September 30, 2007 and in our Form 10-K filed with the SEC on November 15, 2007.

Watson Termination Agreement

On October 3, 2006, we entered into a termination and release agreement (the “Termination Agreement”) with Watson terminating the Manufacturing and Supply Agreement dated October 14, 2003 (the “Supply Agreement”) pursuant to which we manufactured and supplied and Watson distributed and sold generic Vicoprofen® (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets, (the “Product”). Watson was required to return all rights and agreements to us thereby enabling us to market the Product ourselves. Further, Watson was required to turn over to us its then current customer list for this product and agreed that, for a period of six months from closing, neither Watson nor any of its affiliates is to solicit sales for this Product from its twenty largest customers. In accordance with the Termination Agreement, Watson returned approximately $141 of the Product and we in turn invoiced Watson $42 for repacking. The net effect was a reduction of $99 to our net sales during the three month ended December 2006. In consideration of the termination of Watson’s rights under the Supply Agreement, we are to pay Watson $2,000 payable at the rate of $500 per year over four years from the first anniversary of the effective date of the agreement. We determined the net present value of the obligation and accordingly included in Accounts payable, accrued expenses and other liabilities and Contract termination liability $367 and $1,288, respectively. The imputed interest of $324 will be amortized over the four year life of the obligation using the effective interest rate method. At September 30, 2007, contract termination liability of $394 and $1,382 are included in Accounts payable, accrued expenses and other liabilities and Contract termination liability, respectively. The imputed interest of $345 will be amortized over the remaining life of the obligation using the effective interest rate method. Non-cash interest of $34 was recognized during the three months ended September 30, 2007.

Accounts Receivable

Our accounts receivable at September 30, 2007 was $16,322 as compared to $12,945 at June 30, 2007. The average annual turnover ratio of accounts receivable to net sales for the three months ended September 30, 2007 was 3.49. Our turns are calculated on an annual average. Our accounts receivable continue to have minimal risk with respect to bad debts; however this trend cannot be assured.

Inventories

At September 30, 2007, our inventory was $12,884 as compared to $17,295 at June 30, 2007. Our turnover of inventory for the three months ended September 30, 2007 was 4.43.

We reduce the carrying value of inventories to a lower of cost or market basis for inventory whose net book value is in excess of market. Aggregate reductions in the carrying value with respect to inventories still on hand at September 30, 2007 that were determined to have a carrying value in excess of market was $745.

In addition, we perform a quarterly review of inventory items to determine if an obsolescence reserve adjustment is necessary. The allowance not only considers specific items and expiration dates, but also takes into consideration the overall value of the inventory as of the balance sheet date. The inventory obsolescence reserve value at September 30, 2007 was $230.

Accounts Payable, Accrued Expenses and Other Liabilities

Accounts payable, accrued expenses and other current liabilities increased $1,334 from June 30, 2007 to September 30, 2007 temporarily while we worked through a period of tight liquidity in the September 30, 2007 quarter. These balances have been brought into line subsequent to September 30, 2007 in connection with the completion of the banking and financing activities outlined above.

Cash

Cash decreased approximately $4 to $68 at September 30, 2007 from $72 at June 30, 2007 as more fully described in Liquidity and Capital Resources above.

Critical Accounting Policies

Management's discussion and analysis of financial condition and results of operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate judgments and estimates made, including those related to revenue recognition, inventories, income taxes and contingencies including litigation. We base our judgments and estimates on historical experience and on various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be most critical in understanding the more complex judgments that are involved in preparing our financial statements and the uncertainties that could impact results of operations, financial condition and cash flows.

Revenue Recognition

We recognize product sales revenue upon the shipment of product, when estimated provisions for chargebacks and other sales allowances are reasonably determinable, and when collectibility is reasonably assured. Accruals for these provisions are presented in the consolidated financial statements as reductions to revenues. Accounts receivable are presented net of allowances relating to the above provisions.

In addition, we are party to supply agreements with certain pharmaceutical companies under which, in addition to the selling price of the product, we receive payments based on sales or profits associated with these products realized by our customer. We recognize revenue related to the initial selling price upon shipment of the products as the selling price is fixed and determinable and no right of return exists. We recognize the additional revenue component of these agreements at the time our customers record their sales and is based on pre-defined formulas contained in the agreements.

We purchase raw materials from two suppliers, which are manufactured into finished goods and sold back to such suppliers as well as to other customers. We can and do purchase raw materials from other suppliers. Pursuant to Emerging Issues Task Force, (“EITF”) No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” we recorded sales to, and purchases from, these suppliers on a gross basis. Sales and purchases were recorded on a gross basis since we (i) have a risk of loss associated with the raw materials purchased, (ii) convert the raw material into a finished product based upon our specifications, (iii) have other sources of supply of the raw material, and (iv) have credit risk related to the sale of such product to the suppliers. These factors among others, qualify us as the principal under the indicators set forth in EITF 99-19, “Reporting Revenue Gross as a Principal vs. Net as an Agent.” If the terms and substance of the arrangement change, such that we no longer qualify to report these transactions on a gross reporting basis, our net income and cash flows would not be affected. However, our sales and cost of sales would both be reduced by a similar amount. These purchase and sales transactions are recorded at fair value in accordance with EITF Issue 04-13 “Accounting for Purchase and Sales of Inventory with the Same Counterparty”.

Inventories

Our inventories are valued at the lower of cost or market determined on a first-in, first-out basis, and includes the cost of raw materials, labor and manufacturing overhead. We continually evaluate the carrying value of our inventories and when factors such as expiration dates and spoilage indicate that impairment has occurred, either a reserve is established against the inventories' carrying value or the inventories are disposed of and completely written off in the period incurred.

Research and Development

Pursuant to SFAS No. 2 “Accounting for Research and Development Costs,” research and development costs are expensed as incurred or at the date payment of non-refundable amounts become due, whichever occurs first. Research and development costs, which consist of salaries and related costs of research and development personnel, fees paid to consultants and outside service providers, raw materials used specifically in the development of its new products and bioequivalence studies. Pre-approved milestone payments due under contract research and development arrangements are expensed when the milestone is achieved.

Issues And Uncertainties
Risk of Product Liability Claims

The testing, manufacturing and marketing of pharmaceutical products subject us to the risk of product liability claims. We believe that we maintain an adequate amount of product liability insurance, but no assurance can be given that such insurance will cover all existing and future claims or that we will be able to maintain existing coverage or obtain additional coverage at reasonable rates.

BOARD OF DIRECTORS APPROVAL

At a meeting November 7 2007 the Board of Directors of the Company approved the Charter Amendments.
                       Exhibit A

WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS
OF
INTERPHARM HOLDINGS, INC. HAVING
REQUISITE VOTING POWER TO APPROVE SPECIFIED ACTIONS

Adopted November 6, 2007

The undersigned, being the holders of a majority of the issued and outstanding shares of the common stock, par value $0.01 per share, of Interpharm Holdings, Inc. (the “Company”), do hereby consent to the following action taken without a meeting and do hereby adopt the following resolutions, as and for the action and the resolutions of the shareholders of the Company, to have the same force and effect as if taken and adopted at a duly called and noticed meeting of the shareholders of the Company at which a quorum was present and in attendance and acting throughout.

WHEREAS, the Company shall enter into financing transactions on the terms set forth in the term sheets (the “Term Sheets”) annexed hereto as Exhibit A (the “Financings”) and shall enter into a Waiver and Consent Agreement in the form annexed hereto as Exhibit B (the “Waiver”);

NOW THEREFORE, be it

RESOLVED, that the Company is hereby authorized to proceed with the Financings and Waiver on substantially the terms set forth in the documents annexed hereto;; and be it further

RESOLVED, that the execution, delivery and performance by the Company of each of the documents necessary for the Financing and Waiver be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the issuance of the STAR Notes, Convertible Notes, the Sutaria Notes, the Warrants, and the Series D-1 Preferred as defined in the Term Sheets be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the amendment of the Company’s Certificate of Incorporation to create the Series D-1 Preferred, as set forth in the Board Resolutions, be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the Information Statement and other securities filings described in the Waiver be, and they hereby is, authorized and approved; and be it further

RESOLVED, that the consummation of each transaction contemplated by the Term Sheets and the Waiver be, and they hereby are, authorized and approved; and be it further

RESOLVED, that the ratification of actions taken by the Company and its officers, directors, representatives and agents be, and it hereby is, authorized and approved; and be it further

RESOLVED, that all securities previously issued to Tullis-Dickerson Capital Focus III, L.P. (“Tullis”) and Aisling Capital II, L.P. (“Aisling”, including, without limitation, all securities issued pursuant to the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock of the Company and the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of the Company (including as Conversion Shares, Dividend Shares and otherwise, as defined in such certificates of designation), the Warrants and otherwise issued to Tullis and Aisling by the Company, are ratified such that they shall be deemed to be issued in accordance with, and shall be deemed to be subject to the exemptions contained in, Rule 16b-3 of the Exchange Act.

This instrument of written consent shall be filed with the minutes of the meetings of the shareholders of the Company, and shall have the same force and effect as the vote of the shareholders.

IN WITNESS WHEREOF, the undersigned have executed this instrument of written consent as of the day and year written below.

Dated: November 6, 2007

P&K HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAMETRA HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAJS HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAVIS HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

/s/ Perry Sutaria
PERRY SUTARIA

/s/ Raj Sutaria
RAJ SUTARIA

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Audit Committee of
Interpharm Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Interpharm Holdings, Inc. and Subsidiaries (the “Company”) as of June 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, comprehensive (loss) income and cash flows for each of the three years in the period ended June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interpharm Holdings, Inc. and Subsidiaries at June 30, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

 /s/ Marcum & Kliegman LLP

Melville, New York
November 14, 2007

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	June 30,
	2007	2006
CURRENT ASSETS
Cash	$72	$1,438
Accounts receivable, net	12,945	14,212
Inventories	17,295	8,706
Prepaid expenses and other current assets	1,794	1,316
Deferred tax assets	21	1,321

Total Current Assets	32,127	26,993

Land, building and equipment, net	34,498	29,069
Deferred tax assets	5,954	4,849
Investment in APR, LLC	1,023	1,023
Other assets	772	933

TOTAL ASSETS	$74,374	$62,867

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,
	2007	2006
CURRENT LIABILITIES
Current maturities of long-term debt	$12,057	$1,686
Accounts payable, accrued expenses and other liabilities	18,542	12,650
Deferred revenue	-	3,399

Total Current Liabilities	30,599	17,735

OTHER LIABILITIES
Long-term debt, less current maturities	14,488	13,952
Contract termination liability	1,361	-
Other liabilities	-	125

Total Other Liabilities	15,849	14,077

TOTAL LIABILITIES	46,448	31,812

COMMITMENTS AND CONTINGENCIES

Series B-1 Redeemable Convertible Preferred Stock: 15 shares authorized; issued and outstanding - 10 at June 30, 2007; liquidation preference of $10,000	8,155	8,225

Series C-1 Redeemable Convertible Preferred Stock: 10 shares authorized; issued and outstanding - 10 at June 30, 2007; liquidation preference of $10,000	8,352	-

STOCKHOLDERS’ EQUITY
Preferred stocks, 10,000 shares authorized; issued and outstanding – 5,132 and 5,141, respectively; aggregate liquidation preference of $3,588 and $4,291, respectively	51	51
Common stock, $0.01 par value,150,000 shares authorized; shares issued – 65,886 and 64,537 respectively.	659	645
Additional paid-in capital	29,530	24,196
Stock subscription receivable	-	(90)
Accumulated other comprehensive income	10	98
Accumulated Deficit	(18,831)	(2,070)

TOTAL STOCKHOLDERS’ EQUITY	11,419	22,830

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,374	$62,867

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended June 30,
	2007	2006	2005

SALES, Net	$75,587	$63,355	$39,911

COST OF SALES (including related party rent expense of $587, $408, and $408 for the fiscal years ended June 30, 2007, 2006, and 2005 respectively)	53,920	45,927	30,839

GROSS PROFIT	21,667	17,428	9,072

OPERATING EXPENSES
Selling, general and administrative	13,340	11,449	5,092
Related party rent	103	72	72
Research and development	18,962	10,674	4,003
TOTAL OPERATING EXPENSES	32,405	22,195	9,167

OPERATING LOSS	(10,738)	(4,767)	(95)
OTHER (EXPENSES) INCOME
Contract termination expense	(1,655)	—	—
Gain on sale of marketable securities	—	—	9
Loss on sale of fixed asset	(99)	(5)	—
Interest expense, net	(1,275)	(718)	(136)
Asset impairment charge	(101)	—	—
TOTAL OTHER EXPENSE	(3,130)	(723)	(127)

LOSS BEFORE INCOME TAXES	(13,868)	(5,490)	(222)

INCOME TAX EXPENSE (BENEFIT)	190	(1,700)	(73)

NET LOSS	(14,058)	(3,790)	(149)

Preferred stock beneficial conversion feature	1,094	1,418	—
Preferred stock dividends	1,651	312	166

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,803)	$(5,520)	$(315)

LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic and Diluted loss per share	$(0.26)	$(0.15)	$(0.01)

Basic and Diluted weighted average shares and equivalent shares outstanding	65,242	36,521	25,684

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands)

					Additional	Stock	Accumulated Other	Retained Earnings			Total
	Preferred Stock		Common Stock		Paid-In	Subscription	Comprehensive	Accumulated			Stockholders
	Shares	Amount	Shares	Amount	Capital	Receivable	Income (Loss)	(Deficit)	Shares	Amount	Equity

BALANCE – June 30, 2004	6,903	69	25,591	256	19,463	—	—	3,792	624	(798)	22,782

Shares issued for options exercised	—	—	1,097	11	617	—	—	—	—	—	628
Tax benefit in connection with exercise of stock options	—	—	—	—	153		—	—	—	—	153
Conversion of Series C preferred stock	(2)	—	—	—	—	—	—	—	—	—	—
Conversion of Series K preferred stock	(293)	(3)	6,275	62	(59)	—	—	—	—	—	—
Retirement of treasury stock	—	—	(624)	(6)	(792)	—	—	—	(624)	798	—
Dividends declared – Series A-1	—	—	—	—	—	—	—	(303)	—	—	(303)
Net loss	—	—	—	—	—	—	—	(149)	-	—	(149)
BALANCE – June 30, 2005	6,608	66	32,339	323	19,382	—	—	3,340	-	-	23,111

Redemption of Series A preferred stock	(1)	—	—	—	—	—	—	—	—	—	—
Conversion of Series C preferred stock	(1)	—	—	—	—	—	—	—	—	—	—
Conversion of Series K preferred stock	(1,465)	(15)	31,373	314	(299)	—	—	—	—	—	—
Common stock subscribed	—	—	125	1	132	(133)	—	—	—	—	—
Collections on common stock subscribed	—	—	—	—	—	43	—	—	—	—	43
Dividends declared – Series A-1	—	—	—	—	—	—	—	(124)	—	—	(124)
Series B-1 Preferred beneficial conversion feature	—	—	—	—	1,418	—	—	(1,418)	—	—	—
Accrued dividends – Series B-1	—	—	—	—	—	—	—	(78)	—	—	(78)
Fair value of warrants issued	—	—	—	—	1,704	—	—	—	—	—	1,704
Amortization of unearned stock based compensation	—	—	—	—	1,195	—	—	—	—	—	1,195
Shares issued for options exercised	—	—	700	7	470	—	—	—	—	—	477
Tax benefit in connection with exercise of options	—	—	—	—	79	—	—	—	—	—	79
Stock options issued in settlement of contractual obligations	—	—	—	—	115	—	—	—	—	—	115
Change in fair value of interest rate swap	—	—	—	—	—	—	98	—	—	—	98
Net loss	—	—	—	—	—	—	—	(3,790)	—	—	(3,790)

BALANCE – June 30, 2006	5,141	51	64,537	645	24,196	(90)	98	(2,070)	—	—	$22,830

Accrued dividends – Series B-1	—	—	—	—	—	—	—	(206)	—	—	(206)
Accrued dividends – Series C-1	—	—	—	—	—	—	—	(206)	—	—	(206)
Series C-1 Preferred beneficial conversion feature	—	—	—	—	1,094	—	—	(1,094)	—	—	—
Series B-1 dividends paid with common stock	—	—	420	4	692	—	—	(619)	—	—	77
Series C-1 dividends paid with common stock			245	3	451	—	—	(454)	—	—	—
Dividends declared – Series A-1	—	—	—	—	—	—	—	(124)	—	—	(124)
Shares issued for options exercised	—	—	675	7	386	—	—	—	—	—	393
Conversion of Series A preferred stock	(7)	—	7	—	—	—	—	—	—	—	—
Conversion of Series B preferred stock	(2)	—	2	—	—	—	—	—	—	—	—
Fair value of warrants issued	—	—	—	—	1,641	—	—	—	—	—	1,641
Stock based compensation and modification expense	—	—	—	—	1,070	—	—	—	—	—	1,070
Collections on stock subscription receivable	—	—	—	—	—	90	—	—	—	—	90
Change in fair value of interest rate swap	—	—	—	—	—	—	(88)	—	—	—	(88)
Net loss	—	—	—	—	—	—	—	(14,058)	—	—	(14,058)

BALANCE– June 30, 2007	5,132	$51	65,886	$659	$29,530	$—	$10	$(18,831)	—	$—	$11,419

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Year Ended June 30,
	2007	2006	2005

NET LOSS	$(14,058)	$(3,790)	$(149)

OTHER COMPREHENSIVE (LOSS) INCOME
Change in fair value of interest rate swap	(88)	98	—

TOTAL COMPREHENSIVE LOSS	$(14,146)	$(3,692)	$(149)

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended June 30,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,058)	$(3,790)	$(149)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on sale of marketable securities	—	—	(9)
Bad debt expense	55	46	—
Accreted non-cash interest expense	87	—	—
Asset impairment charge	101	—	—
Depreciation and amortization	2,554	1,534	1,248
Deferred tax expense (benefit)	195	(1,678)	(78)
Contract termination expense	1,655
Stock based compensation expense	1,070	1,195	—
Excess tax benefit from exercise of stock options	—	(79)	—
Loss on disposal of fixed assets	99	5	—
Write-down of inventory	1,157	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,212	(5,974)	(814)
Inventories	(9,747)	235	(3,411)
Prepaid expenses and other current assets	(502)	(780)	(703)
Deferred revenue	(3,399)	3,399	—
Accounts payable, accrued expenses and other liabilities	5,416	6,688	1,563

TOTAL ADJUSTMENTS	(47)	4,591	(2,204)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(14,105)	801	(2,353)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of land, building and equipment	(8,003)	(6,833)	(8,112)
Deposits and other long term assets	(442)	(1,309)	(561)
Sale of fixed assets	149	—	—
Investment in APR, LLC	—	—	(1,023)
Proceeds from sale of marketable securities	—	—	46

NET CASH USED IN INVESTING ACTIVITIES	$(8,296)	$(8,142)	$(9,650)

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

(In thousands)

	Year Ended June 30,
	2007	2006	2005

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (Repayments) of bank line of credit, net	$9,866	$(1,315)	$(425)
Proceeds from long-term debt	2,780	570	9,970
Repayments of long-term debt	(1,893)	(776)	(339)
Proceeds from sale of Series B-1 preferred stock and warrants, net	—	9,928	—
Expenditures relating to sale of Series B-1 preferred stock and warrants	(70)	—	—
Proceeds from sale of Series C-1 preferred stock and warrants, net	9,993	—	—
Payment of Series A-1 preferred stock dividends	(124)	(248)	(179)
Collections on stock subscription receivable	90	43	—
Payment of financing costs	—	(515)	—
Proceeds from options exercised	393	477	627
Excess tax benefit from exercise of stock options	—	79	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	21,035	8,243	9,654

NET (DECREASE) INCREASE IN CASH	(1,366)	902	(2,349)

CASH – Beginning	1,438	536	2,885

CASH – Ending	$72	$1,438	$536

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

(in thousands)

	Year Ended June 30,
	2007	2006	2005

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:
Interest	$1,303	$657	$99
Income Taxes	$—	$15	$61

Non-Cash Investing and Financing Activities:
Tax benefit in connection with exercise of stock options	$—	$79	$153

Series B-1 dividends paid with common stock	$696	$—	$—

Series C-1 dividends paid with common stock	$454	$—	$—

Issuance of common stock in exchange for subscription receivable	$—	$133	$—

Reclassification of equipment deposits to building and equipment	$410	$—	$—

Acquisition of machinery and equipment in exchange for capital lease payable	$156	$128	$—
Declaration of Series A-1 preferred dividends:	$—	$124	$303
Accrual of Series B-1 preferred dividends	$206	$78	$—
Accrual of Series C-1 preferred dividends	$206	$—	$—
Repayment of debt with proceeds from new credit facility	$—	$20,445	$—

Change in fair value of interest rate swap	$(88)	$98	$—
Conversion of preferred stock to common stock:
Series C	$—	$—	$2
Series K	$—	$15	$3

The accompanying notes are an integral part of these consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 1 - Summary of Significant Accounting Policies

Nature of Business
Interpharm Holdings, Inc. and Subsidiaries (the “Company”), through one of its wholly-owned subsidiaries, Interpharm, Inc., is in the business of developing, manufacturing and marketing generic prescription strength and over-the-counter pharmaceutical products for wholesale distribution throughout the United States.

Principles of Consolidation
The consolidated financial statements include the accounts of Interpharm Holdings, Inc. and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States. All intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition
The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, when estimated provisions for chargebacks and other sales allowances including discounts, rebates, etc., are reasonably determinable, and when collectibility is reasonably assured. Accruals for these provisions are presented in the consolidated financial statements as reductions to revenues. Accounts receivable are presented net of allowances relating to the above provisions of $4,865 and $2,315 at June 30, 2007 and 2006, respectively.

The Company purchased raw materials from one supplier for the year ended June 30, 2007 and two suppliers for the years ended June 30, 2006 and 2005, which are manufactured into finished goods and sold back to this supplier as well as to other customers. The Company can, and does, purchase raw materials from other suppliers. Pursuant to Emerging Issues Task Force, (“EITF”) No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the Company recorded sales to, and purchases from, this supplier on a gross basis. Sales and purchases were recorded on a gross basis since the Company (i) has a risk of loss associated with the raw materials purchased, (ii) converts the raw material into a finished product based upon Company developed specifications, (iii) has other sources of supply of the raw material, and (iv) has credit risk related to the sale of such product to the suppliers. For the year ended June 30, 2007, the Company purchased raw materials from this supplier totaling approximately $10,714, and sold finished goods to this supplier totaling approximately $1,054. For the years ended June 30, 2006 and 2005, the Company purchased raw materials from two suppliers, which were manufactured into finished goods and sold back to these suppliers totaling approximately $10,608 and $9,251, respectively, and sold finished goods to such suppliers totaling approximately $6,110, and $17,414, respectively. These purchase and sales transactions are recorded at fair value in accordance with EITF Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty”.

In addition, the Company is party to supply agreements with certain pharmaceutical companies under which, in addition to the selling price of the product, the Company receives payments based on sales or profits associated with these products realized by its customer. The Company recognizes revenue related to the initial selling price upon shipment of the products as the selling price is fixed and determinable and no right of return exists. The additional revenue component of these agreements are recognized by the Company at the time its customers record their sales and is based on pre-defined formulas contained in the agreements. Receivables related to this revenue of $594 and $620 at June 30, 2007 and 2006, respectively, are included in “Accounts receivable, net” in the accompanying Consolidated Balance Sheets.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 1 - Summary of Significant Accounting Policies, continued

Sales Returns and Allowances
At the time of sale, the Company simultaneously records estimates for various costs, which reduce product sales. These costs include estimates of chargebacks and other sales allowances. In addition, the Company records allowances for rebates, including Medicaid rebates and shelf-stock adjustments when the conditions are appropriate. Estimates for sales allowances such as chargebacks are based on a variety of factors including actual return experience of that product or similar products, rebate arrangements for each product, and estimated sales by our wholesale customers to other third parties who have contracts with the Company. Actual experience associated with any of these items may be different than the Company’s estimates. The Company regularly reviews the factors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves.

Sales Incentives
In accordance with the terms and conditions of an agreement entered into during the fiscal year ended June 30, 2006, the Company has offered a sales incentive to one of its customers in the form of an incentive volume price adjustment. The Company accounts for sales incentives in accordance with EITF 01-9, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of Vendor's Products)" (“EITF 01-9”). The terms of this volume based sales incentive required the customer to purchase a minimum quantity of the Company's products during a specified period of time. The incentive offered was based upon a fixed dollar amount per unit sold to the customer. The Company made an estimate of the ultimate amount of the incentive the customer would earn based upon past history with the customer and other facts and circumstances. The Company had the ability to estimate this volume incentive price adjustment, as there did not exist a relatively long period of time for the particular adjustment to be earned. Any change in the estimated amount of the volume incentive was recognized immediately using a cumulative catch-up adjustment. In accordance with EITF 01-9, the Company recorded the provision for this sales incentive when the related revenue is recognized. The Company's sales incentive liability may prove to be inaccurate, in which case the Company may have understated or overstated the provision required for these arrangements. Therefore, although the Company makes its best estimate of its sales incentive liability, many factors, including significant unanticipated changes in the purchasing volume of its customer, could have significant impact on the Company's liability for sales incentives and the Company's reported operating results. The specific terms of this agreement which related to sales incentives expired in October 2006. For the year ended June 30, 2007, the Company recognized previously deferred sales incentive revenue of $3,399 related to this agreement.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)
NOTE 1 - Summary of Significant Accounting Policies, continued

Earnings Per Share
Basic earnings (loss) per share (“EPS”) of common stock is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects the amount of net income (loss) for the period available to each share of common stock outstanding during the reporting period, giving effect to all potentially dilutive shares of common stock from the potential exercise of stock options and warrants and conversions of convertible preferred stocks. In accordance with Emerging Issues Task Force (“EITF”) Issue No. 03-6, “Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share,” during the fiscal year ended June 30, 2006, in periods when there was net income and Series K preferred stock was outstanding, the Company used the Two-Class Method to calculate the effect of the participating Series K on the calculation of basic EPS and the if-converted method was used to calculate the effect of the participating Series K on diluted EPS. In periods when there was a net loss, the effect of the participating Series K was excluded from both basic and diluted EPS. Additionally, in May 2006, the Series K preferred stock was converted into the Company’s common stock; therefore the use of the Two-Class Method is not required for the year ended June 30, 2007.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term investments with original maturities of three months or less to be cash equivalents. From time to time the Company maintains cash balances in excess of the FDIC insurance limit.

Allowance for Doubtful Accounts
The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the account receivable balance. Management determines the allowance based on known troubled accounts, historical experience and other currently available evidence.

Inventories
Inventories are valued at the lower of cost (first-in, first-out basis) or market value. Losses from the write-down of damaged, nonusable, or otherwise nonsalable inventories are recorded in the period in which they occur.

Land, Building and Equipment
Land, building and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred, costs of major additions and betterments are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is reflected in operations.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 1 - Summary of Significant Accounting Policies, continued

Depreciation and Amortization
Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful lives or the terms of the respective leases.

Capitalization of Interest and Other Costs
The Company capitalizes interest on borrowings and certain other direct costs during the active construction period of major capital projects. Capitalized costs are added to the cost of the underlying assets and will be depreciated over the useful lives of the assets. In connection with its capital improvements to the Brookhaven, NY facility, the Company capitalized approximately $907, including interest approximating $517, during the fiscal year ended June 30, 2006. The Company did not incur any interest on borrowings related major capital projects for the year ended June 30, 2007.

Comprehensive (Loss) Income
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” the Company reports comprehensive (loss) income in addition to net (loss) income. Comprehensive (loss) income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net (loss) income.

Use of Estimates in the Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are often based on judgements, probabilities, and assumptions that management believe are reasonable, but that are not inherently uncertain and unpredictable. As a result, actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based on such periodic evaluations.

Derivative Instruments
The Company uses derivative instruments on a limited basis, principally to manage its exposure to changes in interest rates. Derivative instruments are recorded at their fair value on the balance sheet, while changes in the fair value of the instrument are included in other comprehensive income (loss).

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)

NOTE 1 - Summary of Significant Accounting Policies, continued

Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows.

Income Taxes
The Company accounts for income taxes using the liability method which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The Company and its subsidiaries file a consolidated income tax return. The Company’s management assesses realization of its deferred tax assets based on all available evidence in order to conclude whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. Available evidence considered by the Company includes, but is not limited to, the Company’s historic operation results, projected future operating earnings results, reversing temporary differences and changing business circumstances. When there is a change in circumstances that cause a change in judgement about the realizability of the deferred tax assets, the Company may adjust all or a portion of the applicable valuation allowance in the period when such change occurs. Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.

Shipping Costs
The Company’s shipping and handling costs are included in selling, general and administrative expenses. For the years ended June 30, 2007, 2006 and 2005, shipping and handling costs approximated $827, $668, and $434, respectively.

Research and Development
Pursuant to SFAS No. 2 “Accounting for Research and Development Costs,” research and development costs are expensed as incurred or at the date payment of non-refundable amounts become due, whichever occurs first. Research and development costs, which consist of salaries and related costs of research and development personnel, fees paid to consultants and outside service providers, raw materials used specifically in the development of its new products and bioequivalence studies. Pre-approved milestone payments due under contract research and development arrangements are expensed when the milestone is achieved.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)
NOTE 1 - Summary of Significant Accounting Policies, continued

Concentrations and Fair Value of Financial Instruments
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are disclosed in Note 15. The Company performs ongoing credit evaluations of its customers’ financial conditions and, generally, requires no collateral from its customers. Unless otherwise disclosed, the fair values of financial instruments approximate their recorded value.

Reclassification
Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentation. These reclassifications have no effect on previously reported operations.

The Company reclassified certain components of stockholders’ equity section to reflect the elimination of deferred compensation arising from unvested share-based compensation pursuant to the requirements of Staff Accounting Bulletin No. 107, regarding Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” This deferred compensation was previously recorded as an increase to additional paid-in capital with a corresponding reduction to stockholders’ equity for such deferred compensation. This reclassification has no effect on net income or total stockholders’ equity as previously reported. The Company will record an increase to additional paid-in capital as the share-based payments vest.

Stock Based Compensation
Effective July 1, 2005, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”), using the modified-prospective-transition method. As a result, the Company’s net income before taxes for the years ended June 30, 2007 and 2006 were $1,070 and $1,195 lower than if it had continued to account for share-based compensation under Accounting Principles Board (“APB”) opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”).

Recently Issued Accounting Pronouncements
In November 2006, The Emerging Issues Task Force (“EITF”) reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,”.  The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006.  The adoption of EITF 06-6 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)
NOTE 1 - Summary of Significant Accounting Policies, continued

In November 2006, The Financial Accounting Standards Board (“FASB”) ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under of Financial Accounting Standards (“FAS”) 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of Issue 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under FAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under FAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in FAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of EITF 06-7 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155 ''Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140'' (''SFAS 155''). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”). This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No.109”). Specifically, FIN 48 clarifies the application of SFAS No. 109 by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements. Additionally, FIN 48 provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods of income taxes, as well as the required disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact that the adoption of FIN 48 will have on its financial position and results of operations.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)

NOTE 1 - Summary of Significant Accounting Policies, continued
In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement will be effective for the Company's fiscal year beginning July 2008. The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 became effective in fiscal 2007. Adoption of SAB 108 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”) which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.”    Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FSP EITF 00-19-2 to have a material impact on its consolidated financial position, results of operations or cash flows.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)
NOTE 1 - Summary of Significant Accounting Policies, continued

In February 2007, the FASB issued Statement (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

In June 2007, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 07-3, Accounting for Advance Payments for Goods or Services to be Received for Use in Future Research and Development Activities. EITF 07-3 provides clarification surrounding the accounting for nonrefundable research and development advance payments, whereby such payments should be recorded as an asset when the advance payment is made and recognized as an expense when the research and development activities are performed. EITF 07-3 is effective for annual periods beginning after December 15, 2007. The Company records these advance payments in accordance with EITF 07-3 and therefore does not have any impact on its consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In thousands, except per share data)

NOTE 2 - Management’s Liquidity Plan

At June 30, 2007 the Company had an accumulated deficit of $18,831 and operating activities used $14,105 of cash for the year then ended. In an effort to meet the Company’s cash requirements and generate positive cash flows from operations management has taken various actions and steps to revise its operating and financial requirements, including:

•	Seeking additional financing from our existing shareholders and other strategic investors, including $8,000 raised in November 2007 (see Note 18 - Subsequent Events)
•	Reducing headcount to an efficient level while still carrying out the Company’s future growth plan
•	Increasing revenue through the launch of new products, identifying new customers and expanding relationships with existing customers
•	Scaling back the Company’s research and development activities to the extent necessary to be able to fund operations and continue to execute the Company’s overall business plan

Management believes that the plans and initiatives described above will result in sufficient liquidity to meet cash requirements at least through June 30, 2008. However, there can be no assurance that the Company will achieve its cash flow and profitability goals, or that it will be able to raise additional capital sufficient to meet operating expenses or implement its plans. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 3 - Accounts Receivable

Accounts receivable are comprised of amounts owed to the Company through the sales of its products throughout the United States. These accounts receivable are presented net of allowances for doubtful accounts, sales returns, discounts, rebates and customer chargebacks. Allowances for doubtful accounts were approximately $30 and $101 at June 30, 2007 and 2006, respectively. The allowance for doubtful accounts is based on a review of specifically identified accounts, in addition to an overall aging analysis. Judgments are made with respect to the collectibility of accounts receivable based on historical experience and current economic trends. Actual losses could differ from those estimates. Allowances relating to discounts, rebates, and customer chargebacks were $4,865 and $2,315 at June 30, 2007 and June 30, 2006, respectively. The Company sells some of its products indirectly to various government agencies referred to below as “indirect customers.” The Company enters into agreements with its indirect customers to establish pricing for certain products. The indirect customers then independently select a wholesaler from which to actually purchase the products at these agreed-upon prices. The Company will provide credit to the selected wholesaler for the difference between the agreed-upon price with the indirect customer and the wholesaler’s invoice price if the price sold to the indirect customer is lower than the direct price to the wholesaler. This credit is called a chargeback. The provision for chargebacks is based on expected sell-through levels by the Company’s wholesale customers to the indirect customers, and estimated wholesaler inventory levels. As sales to the large wholesale customers increase, the reserve for chargebacks will also generally increase. However, the size of the increase depends on the product mix. The Company continually monitors the reserve for chargebacks and makes adjustments to the reserve as deemed necessary. Actual chargebacks may differ from estimated reserves.

The changes in the allowance for doubtful accounts are summarized as follows:

	Year Ended June 30,
	2007	2006
Beginning balance	$101	$66
Provision for doubtful accounts	55	46
Charge-offs	(126)	(11)

Ending balance	$30	$101

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 3 - Accounts Receivable, continued

The changes in the allowance for customer chargebacks, discounts and other credits that reduced gross revenue for each of the fiscal years ended June 30, 2007 and 2006:

	Year Ended
	June 30,
	2007	2006
Reserve balance - beginning	$2,315	$425

Actual chargebacks, discounts and other credits taken in the current period (a)	(11,934)	(5,277)

Current provision related to current period sales	14,484	7,167
Reserve balance – ending	$4,865	$2,315

(a) Actual chargebacks, discounts and other credits are determined based upon the customer’s application of amounts taken against the accounts receivable balance.

NOTE 4 - Inventories

Inventories consist of the following:

	June 30,
	2007	2006
Finished goods	$3,085	$1,781
Work in process	7,260	3,685
Raw materials	6,286	2,928
Packaging materials	664	312

Total	$17,295	$8,706

The Company reduces the carrying value of inventories to a lower of cost or market basis for inventory whose net book value is in excess of market. Aggregate reductions in the carrying value with respect to inventories still on hand at June 30, 2007 that were determined to have a carrying value in excess of market was $1,157. As a result, the Company reduced the carrying value of inventory on hand to its market value by this amount as of June 30, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 5 - Land, Building and Equipment

Land, building and equipment consists of the following:

	June 30,		Estimated Useful
	2007	2006	Lives
Land	$4,924	$4,924	N/A
Building	12,460	12,460	39 Years
Machinery and equipment	16,881	12,643	5-7 Years
Computer equipment	2,065	151	5 Years
Construction in Progress	186	587	N/A
Furniture and fixtures	953	660	5 Years
Leasehold improvements	4,386	3,206	5-15 Years
	41,855	34,631
Less: accumulated depreciation and amortization	7,357	5,562

Land, Building and Equipment, net (a)	$34,498	$29,069

(a)	Includes assets not yet placed in service of approximately $2,305 and $4,123 for June 30, 2007 and 2006, respectively.

Depreciation and amortization expense for the years ended June 30, 2007, 2006 and 2005 was approximately $2,423, $1,534 and $1,248, respectively.

NOTE 6 - Accounts Payable, Accrued Expenses and Other Current Liabilities

Accounts payable, accrued expenses and other current liabilities consist of the following:

	June 30,
	2007	2006
Inventory purchases	$9,525	$5,734
Research and development expenses	3,003	2,068
Other	6,014	4,848

Total	$18,542	$12,650

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 7 - Debt

Long-term Debt

	June 30, 2007	June 30, 2006

Revolving credit facility	$9,866	$—
Real estate term loan	10,933	11,734
Machinery and equipment term loans	5,601	3,833
Capital lease	183	72
	26,583	15,639
Less: amount representing interest on capital lease	38	1
Total debt	26,545	15,638

Less: current maturities	12,057	1,686

Long-term debt, less current maturities	$14,488	$13,952
A summary of the outstanding long-term debt is as follows:

On February 9, 2006, the Company entered into a four-year financing arrangement with Wells Fargo Business Credit (“WFBC”). This financing agreement provided a maximum credit facility of $41,500 comprised of:
• $22,500 revolving credit facility
• $12,000 real estate term loan
• $ 3,500 machinery and equipment (“M&E”) term loan
• $ 3,500 additional / future capital expenditure facility

The funds made available through this facility paid down, in its entirety, the $20,445 owed on the previous credit facility. The WFBC revolving credit facility borrowing base is calculated as (i) 85% of the Company’s eligible accounts receivable plus the lesser of 50% of cost or 85% of the net orderly liquidation value of its eligible inventory. The advances pertaining to inventory are capped at the lesser of 100% of the advance from accounts receivable or $9,000. As of June 30, 2007, the remaining availability under the revolving credit facility was $6,708. The $12,000 loan for the real estate in Brookhaven, NY is payable in equal monthly installments of $67 plus interest through February 2010 at which time the remaining principal balance is due. The $3,500 M&E loan is payable in equal monthly installments of $58 plus interest through February 2010 at which time the remaining principal balance is due. With respect to additional capital expenditures, the Company is permitted to borrow 90% of the cost of new equipment purchased to a maximum of $3,500 in borrowings amortized over 60 months. As of June 30, 2007, there is approximately $150 available for additional capital expenditure borrowings.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 7 - Debt, continued

Under the terms of the WFBC agreement, three stockholders, all related to the Company’s Chairman of the Board of Directors, one of whom is an Executive Vice President, were required to provide limited personal guarantees, as well as pledge securities with a minimum aggregate value of $7,500 as security for a portion of the $22,500 credit facility. The Company was required to raise a minimum of $7,000 through the sale of equity or subordinated debt by June 30, 2006. The shareholders’ pledges of marketable securities would be reduced by WFBC either upon the Company raising capital, net of expenses in excess of $5,000 or achieving certain milestones. As a result of the Company completing the sale of $10,000 of Series B-1 convertible preferred stock in May 2006 (See Note 10), the limited personal guarantees were reduced by $3,670. In September 2006, the Company consummated a $10,000 sale of Series C-1 Convertible preferred stock (see Note 16), which eliminated the balance of the personal pledges of marketable securities of $3,830.

The revolving credit facility and term loans bear interest at a rate of the prime rate less 0.5% or, at the Company’s option, LIBOR plus 250 basis points. At June 30, 2007, the interest rate on this debt was 7.75%. Pursuant to the requirements of the WFBC agreement, the Company has put in place a lock-box arrangement. The Company will incur a fee of 25 basis points per annum on any unused amounts of this credit facility.

The WFBC credit facility is collateralized by substantially all of the assets of the Company. In addition, the Company is required to comply with certain financial covenants. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). WFBC has agreed to waive the Existing Defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events.

In connection with WFBC credit facility, the Company incurred deferred financing costs of $482, which are being amortized over the term of the WFBC credit facility and are included in Other Assets. Of this amount, $131 and $50 have been recognized as amortization expense for the years ended June 30, 2007 and 2006, respectively.

With respect to the real estate term loan and the $3,500 M&E loan, the Company entered into interest rate swap contracts (the “swaps”), whereby the Company pays a fixed rate of 7.56% and 8.00% per annum, respectively. The swaps contracts mature in 2010. The swaps are a cash flow hedge (i.e. a hedge against interest rates increasing). As all of the critical terms of the swaps and loans match, they are structured for short-cut accounting under SFAS No. 133, “Accounting For Derivative Instruments and Hedging Activities’” and by definition, there is no hedge ineffectiveness or a need to reassess effectiveness. Fair value of the interest rate swaps at June 30, 2007 and 2006 was approximately $10 and $98 and is included in Other Assets.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 8 - Related Party Transactions

Rents
The Company leases one of its business premises located in Hauppauge, New York, (“Premises”) from an entity owned by three stockholders (“Landlord”) under a noncancelable lease expiring in October 2019. For the years ended June 30, 2007 and 2006, the rent paid in accordance with this lease was $690 and $480.

Under the terms of the lease for the Premises, upon a transfer of a majority of the issued and outstanding voting stock of Interpharm, Inc., which occurred on May 30, 2003, and every three years thereafter, the annual rent may be adjusted to fair market value, as determined by an independent appraiser.

In June 2007, the Company executed a Settlement Agreement with the Landlord, whereas, effective May 1, 2006, the Company would pay the Landlord a base rent of $660 annually. The Company recorded an additional $30 to properly account for the increase in base rent through June 30, 2007.

Future annual minimum rental payments under this operating lease are as follows:

For the Year Ending June 30,	Amount
2008	$660
2009	660
2010	660
2011	660
2012	660
Thereafter	4,840

Total	$8,140

The lease does not grant the Company the option to purchase the Premises at any time during the lease term nor at its termination, nor will the Company share in any proceeds that may result from sale or disposition of the Premises.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 8 - Related Party Transactions, continued

Sale of Subsidiary

On April 25, 2007 the Company completed the sale of its subsidiary, Interpharm Development Private Limited (“IDPL”) located in Ahmedabad, India to an entity partially owned by two officers of the Company for $161. As previously disclosed the Company elected not to move forward with the construction of a research and development facility in Ahmedabad, India. During the quarter ended March 31, 2007 management committed to a plan to dispose of its interest in the entity which was incorporated specifically for the construction project in Ahmedabad. As a result, in accordance with SFAS 144 the Company recorded an impairment charge of $101 in the quarter ended March 31, 2007 to write down the carrying value of the net asset to the selling price. Therefore, no gain or loss on disposal was recorded in the three months ended June 30, 2007.

Assets and liabilities of IDPL at the time of sale consisted of the following:

Cash	$233
Land	305
Assets	538

Accrued expenses	205
Due to related party	172
Net book value	161
Selling price	(161)
Gain (loss) on sale of asset	$—

Investment in APR, LLC

In February and April 2005, the Company purchased 5 Class A membership interests (“Interests”) from each of Cameron Reid (“Reid”), the Company’s Chief Executive Officer, and John Lomans (“Lomans”), who has no affiliation with the Company, for an aggregate purchase price of $1,023 (including costs of $23) of APR, LLC, a Delaware limited liability company primarily engaged in the development of complex bulk pharmaceutical products (“APR”). The purchases were made pursuant to separate Class A Membership Interest Purchase Agreements dated February 16, 2005 between the Company and Reid and Lomans (the “Purchase Agreements”). At the time of the purchases, Reid and Lomans owned all of the outstanding Class A membership interests of APR, which had, outstanding, 100 Class A membership interests and 100 Class B membership interests. As a result, the Company owns 10 of the 100 Class A membership Interests outstanding. The two classes of membership interests have different economic and voting rights, and the Class A members have the right to make most operational decisions. The Class B interests are held by one of the Company’s major customers and suppliers.

NOTE 8 - Related Party Transactions, continued

In accordance with the terms of the Purchase Agreements, the Company has granted to Reid and Lomans each a proxy to vote 5 of the Interests owned by the Company on all matters on which the holders of Interests may vote.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

The Board of Directors approved the purchases of Interests at a meeting held on February 15, 2005, based on an analysis and advice from an independent investment banking firm. Reid did not participate during the Company’s deliberations on this matter. The Company is accounting for its investment in APR pursuant to the cost method of accounting.

Purchase from APR, LLC
During the year ended June 30, 2007, the Company placed an order valued at $160 for a certain raw material from APR. The Company currently purchases the same raw material from an overseas supplier at a price 37% greater than the price APR is currently willing to offer. The Company believes sourcing the raw material from APR would not only resolve intermittent delays in obtaining this material from overseas but would also improve gross margins on products using the raw material. Supply of this raw material is being coordinated with the Company’s requirement projections for the fiscal year ended June 30, 2008. As of June 30, 2007, the Company has advanced $80 to APR in connection with this order.

Separation Agreements

As of September 10, 2007, the Company entered into separation agreements in connection with the termination of employment of Bhupatlal K. Sutaria, the brother of the Chairman of the Company’s Board of Directors and the Company’s former President, Vimla Sutaria, the wife of the Chairman of the Company’s Board of Directors, and Jyoti Sutaria, the wife of Bhupatlal K. Sutaria. In connection with his separation agreement, Bhupatlal K. Sutaria received six months of salary aggregating $138, accelerated vesting of 200 stock options and a “cashless” exercise feature with respect to all of his 700 vested options which will expire on December 10, 2007.

In connection with her separation agreement, Jyoti Sutaria received accelerated vesting of 100 stock options and a “cashless” exercise feature with respect to all of her 400 vested options which will expire on December 10, 2007.

In connection with her separation agreement, Vimla Sutaria received accelerated vesting of 88 stock options and a “cashless” exercise feature with respect to all of her 350 vested options which will expire on December 10, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 9 - Income Taxes

At June 30, 2007 the Company has remaining Federal net operating losses (“NOLs”) of $32,250 available through 2027. As of June 30, 2007, as a result of changes in New York State tax law, the benefit of the future utilization of State NOLs has been eliminated resulting in deferred state tax expense of $195 in fiscal 2007. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in Company ownership, utilization of the Federal NOLs is limited. $31,382 of these NOLs are available in fiscal 2008, and utilization of $868 of these NOLs is limited and becomes available after fiscal 2008. The limitations lapse at the rate of $2,690 per year, through fiscal 2009. As a result of losses incurred in fiscal years 2005, 2006 and 2007, which indicate uncertainty as to the Company’s ability to generate future taxable income, the “more-likely-than-not” standard has not been met and therefore some amount of the Company’s deferred tax asset may not be realized. As such, a valuation allowance of $5,554 decreased the total accumulated net deferred tax asset of $11,529 to $5,975 at June 30, 2007. In addition, at June 30, 2007, the Company has approximately $986 of New York State investment tax credit carry forwards, expiring in various years through 2022. These carry forwards are available to reduce future New York State income tax liabilities. However, the Company has reserved 100% of the investment tax credit carry forward, which the Company does not anticipate utilizing.

In calculating its tax provision for the year ended June 30, 2007 and 2006, the Company applied aggregate effective tax rates of approximately 1.4% and (31%), respectively, thereby creating income tax expense of $190 and an income tax benefit of $1,700, respectively, and adjusted its deferred tax assets accordingly.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 9 - Income Taxes, continued

The income tax (benefit) expense is comprised of the following:

	Year Ended June 30,
	2007	2006	2005
Current
Federal	$—	$—	$—
State	(5)	(22)	5

Total Current	(5)	(22)	5

Deferred
Federal	—	(1,739)	(71)
State	195	61	(7)

Total Deferred	195	(1,678)	(78)

Total Income Tax Expense (Benefit)	$190	$(1,700)	$(73)

The Company’s effective income tax rate differs from the statutory U.S. Federal income tax rate as a result of the following:

	Year Ended June 30,
	2007	2006	2005
Statutory U.S. federal tax rate	(34.0)%	(34.0)%	(34.0)%
Increase in valuation allowance	33.0	—	—
State taxes	0.0	0.7	(3.0)
Stock based compensation	0.8	1.9	—
Permanent differences	0.0	0.2	4.0
Change in New York State tax law	1.4
Other	0.2	0.2	0.3

Effective income tax rate	1.4%	(31.0)%	(32.7)%

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 9 - Income Taxes, continued

The components of deferred tax assets and liabilities consist of the following:

	June 30,
	2007	2006
Deferred Tax Assets, Current Portion
Capitalized inventory	$114	$31
Receivable allowance and reserves	10	36
Other	39	50
Deferred revenue	0	1,204
Deferred Tax Assets, current	163	1,321
Less: Valuation Allowance	(142)	—
Net Deferred Tax Assets, current	$21	$1,321

Deferred Tax Assets, Non-Current Portion
Other	$44	$45
Stock based compensation	550	314
Investment tax credits	986	835
Net operating loss carry forwards (“NOLs”)	10,886	5,068
Deferred Tax Assets, non-current	12,466	6,262
Less: Valuation Allowance	(5,412)	(884)
Net Deferred Tax Assets, Non-Current	7,054	5,378

Deferred Tax Liabilities, Non-Current Portion
Depreciation and amortization	(1,004)	(529)
Other	(96)	—
Deferred Tax Assets, non-current, net	$5,954	$4,849

During the years ended June 30, 2007 and 2006, stock options were exercised which generated approximately $191 and $216 of income tax deductions, respectively, resulting in tax benefits of approximately $65 and $79. The benefits with respect to the June 30, 2006 stock option exercises were credited to additional paid in capital. For the June 30, 2007 stock option exercises, a valuation allowance has been established against the NOL attributable to stock option expense, in accordance with the Company’s adoption of the alternative method of calculating the additional paid in capital pool as defined in SFAS No. 123 (R). When these NOLs are utilized, the valuation allowance will be reversed and additional paid in capital will be credited for the benefit. The Company will receive a benefit when taxes payable is reduced in the future.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 9 - Income Taxes, continued

The change in the valuation allowance for deferred tax assets are summarized as follows:

	Years Ended June 30
	2007	2006
Beginning Balance	$884	$702
Change in Allowance	4,670	182
Ending Balance	$5,554	$884

NOTE 10 - Earnings Per Share

The calculations of basic and diluted EPS are as follows: (in thousands, except share data)

	Year Ended June 30,
	2007	2006	2005
Numerator:
Net loss	$(14,058)	$(3,790)	$(149)
Less: Preferred stock dividends
Series A	—	68	—
Series A-1	166	166	166
Series B-1	825	78	—
Series C-1	660	—	—
Less: Series B-1 beneficial conversion feature	—	1,418	—
Less: Series C-1 beneficial conversion feature	1,094	—	—
Numerator for basic EPS	(16,803)	(5,520)	(315)

Effect of dilutive securities:
Net income attributable to Series K preferred stockholders	—	—	166

Numerator for diluted EPS	$(16,803)	$(5,520)	$(149)

Denominator:

Denominator for basic EPS weighted average shares outstanding	65,242	36,521	25,684

Effect of dilutive securities:
Convertible Series K preferred stock	—	—	—
Convertible Series A, B, B-1, C and J preferred stocks	—	—	—
Stock options	—	—	—

Basic and Diluted EPS	$(0.26)	$(0.15)	$(0.01)

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 10 - Earnings Per Share, continued

Stock options, warrants and convertible preferred stock, equivalent to 29,540, 20,906 and 44,035 shares of the Company’s common stock, were not included in the computation of diluted earnings per share for the years ended June 30, 2007, 2006 and 2005, respectively, as their inclusion would be antidilutive.

As of June 30, 2007, the total number of common shares outstanding and the number of common shares potentially issuable upon exercise of all outstanding stock options and conversion of preferred stocks (including contingent conversions) is as follows:

Common stock outstanding	65,886
Stock options outstanding (see Note 13)	11,930
Warrants outstanding (see Notes 11 and 12)	4,564
Common stock issuable upon conversion of preferred stocks:
Series A	—
Series A-1 (maximum contingent conversion) (a)	4,855
Series B	—
Series B-1	6,520
Series C	6
Series C-1	6,520

Total (b)	100,281

(a)	As described in Note 12, the Series A-1 shares are convertible only if the Company reaches $150,000 in annual sales or upon a merger, consolidation, sale of assets or similar transaction.

(b)
Assuming no further issuance of equity instruments, or changes to the equity structure of the Company, this total represents the maximum number of shares of common stock that could be outstanding through April 30, 2017 (the end of the current vesting and conversion periods).

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 11 - Series B-1 Redeemable Convertible Preferred Stock

In May 2006, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Tullis-Dickerson Capital Focus III, L.P. (“Tullis”). Under the Agreement, the Company agreed to issue and sell to Tullis, and Tullis agreed to purchase from the Company, for a purchase price of $10,000 (net proceeds of $9,858) an aggregate of 10 shares of a newly designated series of the Company’s preferred stock (“B-1”), together with 2,282 warrants to purchase shares of common stock of the Company with an exercise price of $1.639 per share. The warrants have a five year term. The Series B-1 Stock and warrants sold to Tullis are convertible and/or exercisable into a total of 8,802 shares of common stock. The B-1 shares are convertible into common shares at a conversion price of $1.5338, and have an annual dividend rate of 8.25%, payable quarterly, which can be paid, at the Company’s option, in cash or the Company’s common stock. In addition, the B-1 shareholders have the right to require the Company to redeem all or a portion of the B-1 shares upon the occurrence of certain triggering events, at a price per preferred share to be calculated on the day immediately preceding the date of a triggering event. A triggering event shall be deemed to have occurred at such time as any of the following events: (i) failure to cure a conversion failure by delivery of the required number of shares of common stock within ten trading days; (ii) failure to pay any dividends, redemption price, change of control redemption price, or any other amounts when due; (iii) any event of default with respect to any indebtedness, including borrowings under the WFBC Credit and Security Agreement, under which the oblige of such indebtedness are entitled to and do accelerate the maturity of at least an aggregate of $3,000 in outstanding indebtedness; and (iv) breach of any representation, warranty, covenant or other term or condition in the Series B-1 Transaction Document.

Through June 30, 2007, the Company issued 420 shares of common stock as payment of $697 of previously accrued dividends. At June 30, 2007, the Company had accrued $206 of Series B-1 dividends, which was paid in July 2007 through the issuance of 148 shares of the Company’s common stock.

With respect to the Company’s accounting for the preferred stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential default with respect to any indebtedness, including borrowings under the WFBC financing arrangement. Accordingly, the Company has classified the B-1 shares as temporary equity and the value ascribed to the B-1 shares upon initial issuance in May 2006 was the amount received in the transaction less the relative fair value ascribed to the warrants and direct costs associated with the transaction. The Company allocated $1,704 of the gross proceeds of the sale of B-1 shares to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,418 to accumulated deficit during the quarter ended June 30, 2006. The non-cash charge measures the difference between the relative fair value of the B-1 shares and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to the Existing Defaults, as described in Note 7 - Debt, and WFBC has agreed to waive the Existing Defaults. The Company does not expect to be in default in the future under its credit facility (the only redemption feature outside of its control), nor does it plan to redeem the Series B-1 preferred stock. As such the Company believes it is not probable that the Series B-1 preferred stock will become redeemable.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 11 - Series B-1 Redeemable Convertible Preferred Stock, continued

In addition, in May 2006, in connection with the sale of the B-1 shares the Company entered into a Registration Rights Agreement, as amended, with Tullis. Under the terms of this Registration Rights Agreement the Company is subject to penalties (a) if, within 60 days after a request to do so is made by the holders of such preferred stock, the Company does not timely file with the Securities and Exchange Commission a registration statement covering the resale of shares of its common stock issuable to such holders upon conversion of the preferred stock, (b) if a registration statement is filed, such registration statement is not declared effective within 180 days after the request is made or (c) if after such a registration is declared effective, after certain grace periods the holders are unable to make sales of its common stock because of a failure to keep the registration statement effective or because of a suspension or delisting of its common stock from the American Stock Exchange or other principal exchange on which its common stock is traded. The penalties will accrue on a daily basis so long as the Company is in default of the Registration Rights Agreement. The maximum amount of a registration delay penalty as defined in the Registration Rights Agreement is 18% of the aggregate purchase price of Tullis’ registrable securities included in the related registration statement. Unpaid registration delay penalties shall accrue interest at the rate of 1.5% per month until paid in full. If the Company fails to get a registration statement effective penalties shall accrue at an amount equal to 1.67% per month of the aggregate purchase price of Tullis’ registrable securities included in the related registration statement. If the effectiveness failure continues for more than 180 days the penalty rate shall increase to 3.33%. In addition, if the Company fails to maintain the effectiveness of a registration statement, penalties shall accrue at a rate of 3.33% per month of the aggregate purchase price of the registrable securities included in the related registration. The Company is also subject to penalties if there is a failure to timely deliver to a holder (or credit the holder’s balance with Depository Trust Company if the common stock is to be held in street name) a certificate for shares of our common stock if the holder elects to convert its preferred stock into common stock. Therefore, upon the occurrence of one or more of the foregoing events the Company’s business and financial condition could be materially adversely affected and the market price of its common stock would likely decline.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 11 - Series B-1 Redeemable Convertible Preferred Stock, continued

The Company’s Series B-1 redeemable convertible preferred stock is summarized as follows at June 30, 2007:

	Shares Issued
Shares	And	Par Value	Liquidation
Authorized	Outstanding	Per Share	Preference

15	10	$100	$10,000

As of June 30, 2007, the Company was in default under the Securities Purchase Agreement due to (A) the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to Tullis) its Annual Report on Form 10-K for the year ended June 30, 2007; and (B) the failure of the Company to prevent the suspension of trading of its Common Stock on the American Stock Exchange as a result of (A). Tullis provided the Company with a waiver of these defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events.

NOTE 12 - Series C-1 Redeemable Convertible Preferred Stock

On September 11, 2006, the Company entered into a Securities Purchase Agreement (the “C-1 Agreement”) with Aisling Capital, L.P. (the “Buyer”). Under the C-1 Agreement, the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, for a purchase price of $10,000 (net proceeds of $9,993) an aggregate of 10 shares of a newly designated series of the Company’s preferred stock (“C-1”), together with 2,282 warrants to purchase shares of common stock of the Company with an exercise price of $1.639 per share. The warrants have a five year term. The Series C-1 Stock and warrants sold to the Buyer are convertible and/or exercisable into a total of 8,802 shares of common stock. The C-1 shares are convertible into common shares at a conversion price of $1.5338, and have an annual dividend rate of 8.25%, payable quarterly, which can be paid, at the Company’s option, in cash or the Company’s common stock. In addition, the C-1 shareholders have the right to require the Company to redeem all or a portion of the C-1 shares upon the occurrence of certain triggering events, as defined, at a price per preferred share to be calculated on the day immediately preceding the date of a triggering event. A triggering event shall be deemed to have occurred at such time as any of the following events: (i) failure to cure a conversion failure by delivery of the required number of shares of common stock within ten trading days; (ii) failure to pay any dividends, redemption price, change of control redemption price, or any other amounts when due; (iii) any event of default with respect to any indebtedness, including borrowings under the WFBC Credit and Security Agreement, under which the oblige of such indebtedness are entitled to and do accelerate the maturity of at least an aggregate of $3,000 in outstanding indebtedness; and (iv) breach of any representation, warranty, covenant or other term or condition in the Series C-1 Transaction Document.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 12 - Series C-1 Redeemable Convertible Preferred Stock, continued

Through June 30, 2007, the Company issued 245 shares of common stock as payment of $454 of previously accrued dividends. At June 30, 2007, the Company had accrued $206 of Series C-1 dividends, which was paid in July 2007 through the issuance of 148 shares of the Company’s common stock.

With respect to the Company’s accounting for the preferred stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential default with respect to any indebtedness, including borrowings under the WFBC financing arrangement. Accordingly, the Company has classified the C-1 shares as temporary equity and the value ascribed to the C-1 shares upon initial issuance in September 2006 was the amount received in the transaction less the relative fair value ascribed to the warrants and direct costs associated with the transaction. The Company allocated $1,641of the gross proceeds of the sale of C-1 shares to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,094 to Accumulated deficit during the quarter ended September 30, 2006. The non-cash charge measures the difference between the relative fair value of the C-1 shares and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. As of June 30, 2007, the Company had defaulted under the C-1 Agreement with respect to the Existing Defaults, as described in Note 6 - Debt, and WFBC has agreed to waive the Existing Defaults. The Company does not expect to be in default in the future under its credit facility (the only redemption feature outside of its control), nor does it plan to redeem the Series C-1 preferred stock. As such the Company believes it is not probable that the Series C-1 preferred stock will become redeemable.

In addition, on September 11, 2006, in connection with the sale of the C-1 shares the Company entered into a Registration Rights Agreement, as amended, with the Buyer. Under the terms of this Registration Rights Agreement the Company is subject to penalties (a) if, within 60 days after a request to do so is made by the holders of such preferred stock, the Company does not timely file with the Securities and Exchange Commission a registration statement covering the resale of shares of its common stock issuable to such holders upon conversion of the preferred stock, (b) if a registration statement is filed, such registration statement is not declared effective within 180 days after the request is made or (c) if after such a registration is declared effective, after certain grace periods the holders are unable to make sales of its common stock because of a failure to keep the registration statement effective or because of a suspension or delisting of its common stock from the American Stock Exchange or other principal exchange on which its common stock is traded. The penalties will accrue on a daily basis so long as the Company is in default of the Registration Rights Agreement. The maximum amount of a registration delay penalty as defined in the Registration Rights Agreement is 18% of the aggregate purchase price of the Buyers registrable securities included in the related registration statement. Unpaid registration delay penalties shall accrue interest at the rate of 1.5% per month until paid in full. If the Company fails to get a registration statement effective penalties shall accrue at an amount equal to 1.67% per month of the aggregate purchase price of the Buyers registrable securities included in the related registration statement. If the effectiveness failure continues for more than 180 days the penalty rate shall increase to 3.33%. In addition, if the Company fails to maintain the effectiveness of a registration statement, penalties shall accrue at a rate of 3.33% per month of the aggregate purchase price of the registrable securities included in the related registration. The Company is also subject to penalties if there is a failure to timely deliver to a holder (or credit the holder’s balance with Depository Trust Company if the common stock is to be held in street name) a certificate for shares of our common stock if the holder elects to convert its preferred stock into common stock. Therefore, upon the occurrence of one or more of the foregoing events the Company’s business and financial condition could be materially adversely affected and the market price of its common stock would likely decline.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 12 - Series C-1 Redeemable Convertible Preferred Stock, continued

The Company’s Series C-1 redeemable convertible preferred stock is summarized as follows at June 30, 2007:

	Shares Issued
Shares	And	Par Value	Liquidation
Authorized	Outstanding	Per Share	Preference

10	10	$100	$10,000

As of June 30, 2007, the Company was in default under the C-1 Agreement due to (A) the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to the Buyer) its Annual Report on Form 10-K for the year ended June 30, 2007; and (B) the failure of the Company to prevent the suspension of trading of its Common Stock on the American Stock Exchange as a result of (A). The Buyer provided the Company with a waiver of these defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities

Preferred Stocks
The Company’s preferred stocks consist of the following at June 30, 2007:

		Shares Issued
	Shares	and		Liquidation
June 30, 2007:	Authorized	Outstanding	Par Value	Preference
Preferred Stocks:
*Series C convertible	350	277	3	277
Series A-1 cumulative convertible	5,000	4,855	48	3,311
Total preferred stocks issued and outstanding	5,350	5,132	$51	$3,588

* Classes of preferred stock assumed in the ATEC reverse merger

One condition of the Agreement was to convert all outstanding shares of Series A Cumulative Convertible Preferred Stock (the “Series A”) and Series B Convertible Stock (the Series B”) into the Company’s common stock. As such, in June, 2006, the Company filed an Information Statement pursuant to Section 14 (c) of the Securities and Exchange Act of 1934, as amended, (the “Information Statement”). The Information Statement informs stockholders of actions to approve the amendments to the Certificate of Incorporation of the Company of actions taken and approved in May, 2006, by the holders of (a) voting stock of the Company holding shares entitling such holders to cast more than a majority of the votes entitled to be cast with respect to such actions, (b) a majority of the outstanding shares of Series A and (c) more than two-thirds of the outstanding shares of Series B, to make all of the Series A and Series B convertible into the Company’s common stock. Another condition of the Agreement required the Company to increase its authorized common shares from 70,000 shares to 150,000 shares.

Originally, each share of Series A was convertible at the option of the holder into shares of common stock at the conversion rate in effect at the time the holder elects to convert. The conversion rate was subject to adjustment upon the occurrence of certain events, including, among other things, subdivisions or combinations of the Company’s common stock, the payment by the Company of stock dividends on the common stock, and the issuance of shares of common stock for a consideration below an amount calculated under a formula.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities, continued

On July 18, 2006, the Company filed an amendment to its Article of Incorporation which had the effect of (i) automatically converting each outstanding share of the Company’s Series A into two shares of common stock or an aggregate of 8 common shares. A Series A shareholder elected to have his 3 shares canceled. Accordingly, no shares of the Company’s common stock were issued to him as part of this conversion; (ii) eliminating the Series A from the Articles of Incorporation; (iii) automatically converting each of the 2 outstanding shares of the Company’s Series B into one share of common stock, thus issuing 2 common shares; and (iv) eliminating the Series B from the Articles of Incorporation.  These amendments were approved by written consent of a majority of the Company’s outstanding common stock and Series A Cumulative Convertible Preferred Stock and by the holder of all of the outstanding Series B Convertible Preferred shares.

In 2003 the Company authorized the satisfaction of loans due to the Company’s then Chief Executive Officer and one of its stockholders, by issuing 5 shares of a Series A-1 cumulative convertible preferred (the Series A-1”). The A-1 shares convert on a 1:1 basis into Company common stock subject to the definitive terms in the list of designations upon (i) the Company reaching $150,000 in sales or (ii) a merger, consolidation, sale of assets or similar transaction. The holders of shares shall not be entitled to any voting rights and have dissolution rights upon liquidation of $0.682 per share. The Series A-1 shares have a cumulative annual dividend of $0.0341 per share. In November 2006, the Company paid $124 of declared dividends for the period January 2006 through September 2006. As of June 30, 2007 the Company’s Board of Directors had not declared any dividend on the Series A-1 shares for the period October 1, 2006 through June 30, 2007. Such undeclared dividends amounted to $124.

On June 4, 2004, the Company was deemed by AMEX to be in compliance with applicable listing standards, and as a result, a “Triggering Event” occurred. Upon the occurrence of the Triggering Event, the holders of the Series K Convertible preferred shares (the “K shares”) (entities owned by certain relatives of the Company’s Chairman of the Board of Directors), in accordance with a defined formula and through May 2006, converted all of the K shares into 43,923 restricted shares of the Company’s common stock The holders of the K shares had demand registration rights with respect to the common stock to be issued upon conversion. As of June 30, 2007 the former Series K stockholders own or control approximately 50,179 shares or 76% of the total shares outstanding of the Company.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities, continued

Common Stock
During the year ended June 30, 2007, the Company issued shares of its common stock as follows:

• 675 shares, resulting in $393 proceeds, in connection with exercises of options to purchase the Company’s common stock;

• 63 shares were issued to Series B-1 preferred stock shareholders in settlement of dividends earned for the quarter ended June 30, 2006;

• 357 and 245 shares were issued to Series B-1 and C-1 preferred stock shareholders, respectively, in settlement of dividends earned through the nine months ended March 31, 2007;

• 8 and 2 shares were issued to Series A and B shareholders, respectively, in connection with the conversion of Series A and B resulting from the July 18, 2006, amendment to the Company’s Article of Incorporation.

• In July 2007, 148 shares were issued to both Series B-1 and C-1 preferred stock shareholders in settlement on dividends earned for the quarter ended June 30, 2007.

Stock Options and Appreciation Rights
In 2003, Interpharm, Inc., as a part of the ATEC reverse merger transaction, assumed options to acquire ATEC’s common stock which were granted previously by ATEC pursuant to two Stock Option Plans. The two option plans are the 1997 Stock Option Plan (“1997 Plan”) and the 2000 Flexible Stock Option Plan (“2000 Plan”). Both plans provide for the issuance of qualified and non-qualified options as those terms are defined by the Internal Revenue Code.

The 1997 Plan provides for the issuance of 6,000 shares of common stock. All options issued, pursuant to the 1997 Plan, cannot have a term greater than ten years. Options granted under this plan vest over periods established in option agreements. As of June 30, 2007, 1,317 options are outstanding under this plan. No additional shares can be granted under this plan.

The 2000 Plan provides for the issuance of 10,000 shares of common stock plus an annual increase, effective on the first day of each calendar year, equal to 10% of the number of outstanding shares of common stock as of the first day of such calendar year, but in no event, more than 20,000 shares in the aggregate. All options issued, pursuant to the 2000 Plan, cannot have a term greater than ten years. Options granted under the 2000 Plan vest over periods established in option agreements. As of June 30, 2007, the 2000 Plan provides for the issuance of 20,000 shares of common stock. As of that date, 10,613 options are outstanding under this plan.

The Company recognized approximately $13 in income in connection with 100 previously issued stock appreciation rights (“SARs”). The SARs must be exercised between July 1, 2008 and December 31, 2008. The SARs are recorded at fair value and are marked to market at each reporting period. As of June 30, 2007, the total liability related to the SARs is $46;

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities, continued

During the fiscal year ended June 30, 2007, 1,685 options were granted, as follows:

• 162 options to purchase the Company’s common stock were issued to members of the Company’s Board of Directors at the market price on the date of the grant and had vesting periods ranging from immediate to one year from the date of issuance;

• in connection with separation agreements involving two employees, the Company extended the exercise period of 155 options, 10 of which were exercised prior to December 31, 2006; 90 were forfeited as of December 31, 2006, the balance of 55 has been extended to September 20, 2008. As a result of the modification of these options, the Company recognized an additional $12 expense for the year ended June 30, 2007.

• 1,243 options to purchase the Company’s common stock were issued to employees of the Company at the market price on the date of the grant and vest over 3.28 years from the date of issuance. Of this amount, 445 were performance-based options, which were not earned as of June 30, 2007 and therefore, were forfeited. The performance based criteria were related to the Company achieving specific sales, gross profit, and ANDA filing requirements for the year ended June 30, 2007.

• 100 options to purchase the Company’s common stock were issued to an officer of the Company at the market price on the date of the grant and vest over 4.81 years from the date of issuance.

• 25 options to purchase the Company’s common stock were issued to an employee of the Company at the market price on the date of the grant and vest over 5.17 years from the date of issuance.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities, continued

The following table summarizes the options activity for the period July 1, 2004 to June 30, 2007.

	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
	10,489	$1.62
Options outstanding at July 01, 2004
Granted (a)	8,116	$1.53
Exercised	(1,097)	$0.57
Forfeited (a)	(4,854)	$3.29

Outstanding at June 30, 2005	12,654	$1.01

Granted	430	$1.16
Exercised	(700)	$0.68
Forfeited	(301)	$1.44

Outstanding at June 30, 2006	12,083	$1.02

Granted	1,685	$1.55
Exercised	(904)	$0.84
Expired	(240)	$1.87
Forfeited	(694)	$1.36

Outstanding at June 30, 2007	11,930	$1.08	$3,699

Exercisable at June 30, 2007	9,545	$1.07	$3,011

(a) Includes 4,854 options repriced at June 30, 2005

For all of the Company’s stock-based compensation plans, the fair value of each grant was estimated at the date of grant using the Black-Scholes option-pricing model. Black-Scholes utilizes assumptions related to volatility, the risk-free interest rate, the dividend yield (which is assumed to be zero, as the Company has not paid any cash dividends) and employee exercise behavior. Expected volatilities utilized in the model are based mainly on the historical volatility of the Company’s stock price and other factors. The risk-free interest rate is derived from the U.S. Treasury yield curve in effect in the period of grant. The model incorporates exercise assumptions based on an analysis of historical data. The Company does not have a reasonable basis for estimating stock option forfeitures, so it assumes zero forfeitures in estimating the financial impact of granting options to purchase its common stock. The expected life of the fiscal 2007 grants is derived from historical and other factors. As a policy, the Company issues shares for exercised options upon receipt of the required funds, as stated in the Stock Option Agreement, and a properly executed intent-to-exercise form.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 13 - Equity Securities, continued

The following table summarizes information concerning outstanding and exercisable stock options as of June 30, 2007:

	Options Outstanding			Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
	Outstanding	Remaining	Average	Exercisable	Average
Range of	At	Contractual	Exercise	at	Exercise
Exercise Prices	June 30, 2007	Life	Price	June 30, 2007	Price
$0.45 - $0.68	5,220	5.05	$0.64	4,135	$0.63
$1.21 - $1.99	6,558	3.62	$1.33	5,258	$1.29
$3.13 - $6.80	152	1.30	$5.76	152	$5.76

	11,930	4.22		9,545

For the year ended June 30, 2007, the fair values of Company common stock options granted to employees were estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility ranging from 65% to 85% (2) risk-free interest rate ranging from 4.21% to 4.85% (3) Weighted-average volatility of 79% and (4) expected average lives ranging from 1.2 to 7.6 years.

The total unearned compensation cost of $1,767 for the total nonvested options as of June 30, 2007 of 2,401 will be recognized over a weighted average period of 2.88 years.

NOTE 14 - 401K Plan

In January 2006, the Company initiated a pre-tax savings plan covering substantially all employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees may contribute a portion of their pre-tax salary, subject to certain limitations. The Company contributes and matches 100% of the employee pre-tax contributions, up to 3% of the employee’s compensation plus 50% of pre-tax contributions that exceed 3% of compensation, but not to exceed 5% of compensation. The Company may also make profit-sharing contributions in its discretion which would be allocated among all eligible employees, whether or not they make contributions. Company contributions were approximately $317 for the year ended June 30, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 15 - Commitments and Contingencies

Legal Proceedings
An action was commenced on June 1, 2006, by Ray Vuono (“Vuono”) in the Supreme Court of the State of New York, County of Suffolk (Index No. 13985/06).  The action alleged that plaintiff was owed an amount exceeding $10,000 in unpaid “finder’s fees” under an advisory agreement between plaintiff and Atec Group, Inc.

By motion dated July 26, 2006, the Company moved to dismiss Vuono’s complaint in its entirety.  Vuono cross-moved to disqualify the Company's counsel due to an alleged conflict of interest.  By recent decision and order dated March 29, 2007, the Court dismissed Vuono’s claims as they pertain to any fees claimed by Vuono related to a reverse merger of Interpharm, Inc. and the Company and declined to dismiss other claims.  The dismissed claims represent approximately $7,000 of the total of $10,000 claimed by Vuono.  The Court deferred its decision on Vuono’s motion to disqualify counsel, and held a hearing on the matter on September 24, 2007. A final decision on the motion to disqualify is not expected until early 2008. The action, including all discovery, is stayed pending the Court’s decision.

The Company will continue to vigorously defend the action.

In November 2006, a former employee commenced an action against us in the Supreme Court of the State of New York, County of Suffolk (Index No. 06/31481).  As of October 15, 2007, the action was voluntarily dismissed with prejudice, and without costs, expenses, or fees to either party. The complaint alleged violations of the New York State Human Rights Law and other unidentified rules, regulations, statutes and ordinances.

In May 2007, a former employee commenced an action against the Company with the New York State Division of Human Rights.  The complaint against the Company alleges claims of race discrimination. The total sought by the former employee in the action is unspecified.  The Company believes that the claims are without merit and the Company is vigorously defending the action.  Currently, the Company cannot predict with certainty the outcome of this litigation.

On October 8, 2007, Leiner Health Products LLC and the Company entered into a Settlement Agreement and Release (“Settlement”) in connection with an October 2005 manufacturing and supply agreement for ibuprofen tablets. As part of the Settlement, Leiner executed a Promissory Note for the amount it owed the Company. On October 12, 2007, the Company notified Leiner that one lot of this product was subject to a voluntary recall. Leiner has subsequently threatened to hold any additional payments under the Settlement until they receive reasonable assurances from the Company that the additional lots in their possession would not be subject to the recall as well. If all lots were recalled, Leiner would be entitled to a reimbursement by the Company of approximately $256. However, the Company does not believe any further lots will be recalled.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 15 - Commitments and Contingencies, continued

The testing, manufacturing and marketing of pharmaceutical products subject the Company to the risk of product liability claims. The Company believes that it maintains an adequate amount of product liability insurance, but no assurance can be given that such insurance will cover all existing and future claims or that it will be able to maintain existing coverage or obtain additional coverage at reasonable rates.

From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

Operating Lease
Property Lease
In January 2007 the Company entered into a seven year non-cancellable operating lease for approximately 20 square feet of office space. The lease provides the Company an option to extend the lease for a period of three years. According to the terms of the lease the base annual rental for the first year will be $261 and will increase by 3% annually thereafter. Further, the Company is required to pay for renovations to the facility, currently estimated at approximately $300.

Rent is recorded on a straight line basis over the life of the lease. Deferred rent relating this lease at June 30, 2007 was $5. Future non-cancellable payments under this operating lease are as follows:

For the Year Ending June 30,	Amount
2008	$412
2009	270
2010	278
2011	287
2012	295
Thereafter	591

Total	$2,133

Significant Contracts

Tris Pharmaceuticals, Inc
During February 2005, the Company entered into an agreement (“Solids Agreement”), for solid dosage products (“solids”) with Tris. In July 2005, the Solids Agreement was amended. According to the terms of the Solids Agreement, as amended, the Company will collaborate with Tris on the development, manufacture and marketing of eight solid oral dosage generic products. The amendment to this agreement requires Tris to deliver Technical Packages for two soft-gel products and one additional solid dosage product. Some of the products included in this agreement, as amended, may require the Company to challenge the patents for the equivalent branded products.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 15 - Commitments and Contingencies, continued

This agreement, as amended, provides for payments of an aggregate of $4,800 to Tris, whether or not regulatory approval is obtained for any of the solids products. The Solids Agreement also provides for an equal sharing of net profits for each product, except for one product, that is successfully sold and marketed, after the deduction and reimbursement of all litigation-related and certain other costs. The excluded product provides for a profit split of 60% for the Company and 40% for Tris. Further, this agreement provides the Company with a perpetual royalty-free license to use all technology necessary for the solid products in the United States, its territories and possessions.

In April 2006, the Company and Tris further amended the Solids Agreement. This second amendment required Tris to deliver a Technical Package for one additional solid dosage product.
Further, terms of this second amendment required the Company to pay to Tris an additional $300 associated with the original agreement.

During October 2006, the Company entered into a new agreement (“New Liquids Agreement”) with Tris Pharma, Inc. (“Tris”), which terminated the agreement entered into in February 2005, which was for the development and licensing of up to twenty-five liquid generic products (“Liquids Agreement”). According to the terms of the New Liquids Agreement, Tris will, among other things, be required to develop and deliver the properties, specifications and formulations (“Product Details”) for fourteen generic liquid pharmaceutical products (“Liquid Products”). The Company will then utilize this information to obtain all necessary approvals. Further, under the terms of the New Liquids Agreement Tris will manufacture, package and label each product for a fee. The Company was required to pay Tris $1,000, whether or not regulatory approval is obtained for any of the liquid products. The Company has paid in full the $1,000; $250 having been paid during the term of the initial Liquids Agreement; $500 paid upon the execution of the New Liquids Agreement, and the balance of $250 paid December 15, 2006. In addition, Tris is to receive 40% of the net profits, as defined, in accordance with the terms in the New Liquids Agreement.

The Company further amended the Solids Agreement in October 2006, modifying the manner in which certain costs will be shared as well as clarifying the parties’ respective audit rights.

For the years ended June 30, 2007, 2006 and 2005, the Company recorded as research and development expense approximately $1,915, $2,110, and $1,400, respectively, in connection with these agreements. Further, since inception, we have incurred approximately $5,425 of research and development costs associated with the Tris agreements of which the Company has paid the full amount due as of June 30, 2007. The combined costs of these agreements could aggregate up to $5,800. The balance on the solids agreement, as amended, of $375 could be paid within two years if all milestones are reached. There is no outstanding balance to be paid related to the liquid agreement as of June 30, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 15 - Commitments and Contingencies, continued

Watson Pharmaceuticals, Inc.
On October 3, 2006, the Company entered into a termination and release agreement (the “Termination Agreement”) with Watson Laboratories, Inc. (“Watson”) terminating the Manufacturing and Supply Agreement dated October 14, 2003 (the “Supply Agreement”) pursuant to which the Company manufactured and supplied and Watson distributed and sold generic Vicoprofen® (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets, (the “Product”). Watson was required to return all rights and agreements to the Company thereby enabling it to market the Product. Further, Watson was required to turn over to the Company its current customer list for this Product and agreed that, for a period of six months from closing, neither Watson nor any of its affiliates is to solicit sales for this product from its twenty largest customers. In accordance with the Termination Agreement, Watson returned approximately $141 of the Product and the Company in turn invoiced Watson $42 for repacking.  The net affect was a reduction of $99 to the Company’s net sales during the year ended June 30, 2007. In consideration of the termination of Watson’s rights under the Supply Agreement, the Company is to pay Watson $2,000 payable at the rate of $500 per year over four years from the first anniversary of the effective date of the termination agreement. Upon entering the Termination Agreement, the Company determined the net present value of the obligation and accordingly increased Accounts payable, accrued expenses and other liabilities and Contract termination liability by $367 and $1,287, respectively. The imputed interest of $345 will be amortized over the remaining life of the obligation using the effective interest rate method. At June 30, 2007, contract termination liability of $386 and $1,356 are included in Accounts payable, accrued expenses and other liabilities and Contract termination liability, respectively.

In February 2007 the Company entered into a termination and release agreement with Watson terminating the Manufacturing and Supply Agreement dated as of July 1, 2003 pursuant to which the Company manufactured and supplied and Watson distributed and sold Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets. Further, in February 2007 the Company entered into an intellectual property purchase agreement with Watson whereby the Company acquired the registered trademark, domain name, and website content relating to the pharmaceutical product Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets as described in the agreement.  As consideration the Company shall pay Watson, on a quarterly basis, 1.5% of net sales derived from sales of 5.0 mg hydrocodone bitartrate/200 mg ibuprofen tablets sold under the Reprexain® trademark.

Centrix Pharmaceutical, Inc.
On October 27, 2006, the Company amended its agreement with Centrix Pharmaceuticals, Inc., (“Centrix”) wherein Centrix has agreed to purchase over a twelve month period, 40% more bottles of the Company’s female hormone therapy products than the initial year of the agreement, commencing November 2006.  The parties will share net profits, as defined in the agreement, with the Company’s share being paid within 45 days of the end of each calendar month.  The amendment has a one year term, after which time the original Centrix agreement shall again be in full force and effect.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 15 - Commitments and Contingencies, continued

Applied Pharma, LLC
In October 2006 the Company entered into a consulting agreement with Applied Pharma, LLC in which the consultant agreed to provide the Company with, among other things, analytical method development services relating to the Company’s oral contraceptive products. The Agreement is for thirty six months and may be terminated by either party with 90 days written notice. The agreement calls for monthly payments of $25, which aggregate to a maximum of $900 along with a $75 payment which was issued upon the execution of the agreement. The principal of Applied Pharma, LLC holds a minority interest in APR, LLC.

Software license
During 2005, the Company entered into a four year software license agreement which will require the Company to make quarterly payments of $29 plus applicable sales taxes through December 31, 2008.

On December 28, 2006, the Company extended the terms as set forth above to extend the subscription term through year five which will require quarterly payments of $25 through December 31, 2009.

Future minimum annual payments for the software license are as follows:

For the Year Ended June 30,	Amount
2008	116
2009	108
2010	50

Total	$274

Employment Agreements

The Company has entered into employment arrangements with certain key employees as follows:

In June 2005, the Company entered into a three year employment agreement with its CEO, under which his annual base salary is presently $300. The CEO received an initial annual base salary of $200 together with reimbursement of certain expenses. He will be eligible to receive an annual incentive bonus based on achievement of performance goals set by the Board of Directors or Compensation Committee each year and the incentive bonus for fiscal 2007. He has received fully vested options to purchase 3,000 shares of common stock at $1.23. If his employment is terminated for the remaining contract term by the Company without cause or he resigns for good reason (as defined in the employment agreement), he will receive an amount equal to 3 months base salary (currently totaling $75) and the continuation of health benefits for a period of 3 months.

In January 2007, the Company entered into a three year employment agreement with its CFO. The agreement provides for a base salary of $237, a sign-on bonus of $35 and reimbursement of certain expenses. The agreement includes a target annual incentive opportunity of not less than 50% of the salary (the “Target Annual Bonus”). The amount actually paid shall be determined on the basis of objective performance measures. In addition he was awarded an option for 100 shares of common stock exercisable at $1.62 per share which vest over 5 years. In July 2007, the CFO was also elected as the Chief Operating Officer and his compensation was increased to $275.

In January 2005, the Company entered into a three year employment agreement beginning April 2005 with its Vice President of Sales and Marketing. In 2006, this individual was promoted to Executive Vice President. The agreement provides for a base salary of $236 and reimbursement of certain expenses.

In February 2005, the Company entered into a five year employment agreement with its Vice President of Intellectual Property. In 2006, this individual was promoted to Vice President - General Counsel. The agreement originally provided for a base salary of $237 (which was subsequently increased to $250), and reimbursement of certain expenses.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 16 - Economic Dependency

Major Customers
The Company had the following customer revenue concentrations for the years ended June 30, 2007, 2006 and 2005:

	Year Ended June 30,
	2007	2006	2005
Customer A	15%	13%	*
Customer B	15%	*	*
Customer C	12%	13%	*
Customer D	10%	10%	11%
Customer E	10%	17%	*
Customer F	*	*	22%
Customer G	*	*	23%

*Sales to customers were less than 10%

The Company complies with its supply agreement to sell various strengths of Ibuprofen, and commencing October 2005, various strengths of Naproxen, to the Department of Veteran Affairs through two intermediary wholesale prime vendors whose data are combined and reflected in Customer “C” above.

	Accounts Receivable
	June 30,
	2007	2006
Customer A	$3,161	$5,959
Customer B	1,202	—
Customer C	1,536	906
Customer D	1,480	3,521
Customer E	610	2,374
Customer F	131	494
Customer G	91	—

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 16 - Economic Dependency, continued

The table below sets forth sales for those products or classes of products that accounted for 10% or more of our total product sales for the years ended June 30, 2007, 2006 and 2005:
	Year Ended June 30,
	2007	2006	2005
Ibuprofen	$31,149	$33,836	$27,970
Bactrim	17,471	*	*
Naproxen	12,221	9,401	*
Esterified Estrogen	11,199	8,100	*
Atenolol	*	*	4,819
* Sales of products were less than 10%

Major Suppliers
The Company purchased materials from four suppliers during the year ended June 30, 2007 totaling approximately 67%, two suppliers during the year ended June 30, 2006 totaling approximately 59%, and three suppliers during the year ended June 30, 2005 totaling approximately 70%. At June 30, 2007 and 2006, amounts due to these suppliers included in accounts payable were approximately $6,348 and $3,900, respectively.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 17 - Quarterly Financial Data (Unaudited)

Summarized quarterly financial information consists of the following:

	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007
Sales, net	$22,827	$17,479	$19,910	$15,371
Gross profit	8,977	4,036	6,375	2,279
Net income (loss)	1,630	(4,124)	(1,852)	(9,712)

Basic EPS	$(0.00)	$(0.07)	$(0.04)	$(0.15)
Diluted EPS	$(0.00)	$(0.07)	$(0.04)	$(0.15)

	Sept. 30, 2005	Dec. 31, 2005	March 31, 2006	June 30, 2006
Sales, net	$14,547	$16,213	$16,110	$16,485
Gross profit	3,983	5,179	3,999	4,267
Net income (loss)	(447)	609	(1,499)	(2,453)

Basic EPS	$(0.01)	$0.02	$(0.05)	$(0.08)
Diluted EPS	$(0.01)	$0.01	$(0.05)	$(0.08)

During the fourth quarter of 2007, the Company reduced the carrying value of inventory on hand by $1,157 that was determined to have a carrying value in excess of market.

The unaudited interim financial information reflects all adjustments, which in the opinion of management, are necessary to fairly present the results of the interim periods presented. All adjustments are of a normal recurring nature. The sum of the quarterly EPS amounts may not equal the full year amounts due to rounding.

NOTE 18 - Subsequent Events

On October 26, 2007, the Company and Wells Fargo Business Credit finalized a Forbearance Agreement that terminates on December 31, 2007, which was subsequently amended on November 12, 2007. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). In accordance with the Forbearance Agreement, WFBC has agreed to waive the Existing Defaults based upon the Borrower’s consummation and receipt of $8,000 related to the issuance of subordinated debt described below. The parties have agreed to establish financial covenants for fiscal year 2008 prior to the conclusion of the Forbearance Period.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 18 - Subsequent Events, continued

On November 7, 2007 and November 14, 2007, as required by the Forbearance Agreement, the Company received a total of $8,000 in gross proceeds from the issuance and sale of subordinated debt.

On November 7, 2007, Dr. Maganlal K. Sutaria, the Chairman of the Company’s Board of Directors, and Vimla M. Sutaria, his wife, loaned $3,000 to the Company pursuant to a Junior Subordinated Secured 12% Promissory Note due 2010 (the “Sutaria Note”). Interest of 12% per annum on the Sutaria Note is payable quarterly in arrears, and for the first 12 months of the note’s term, may be paid in cash, or additional notes (“PIK Notes”), at the option of the Company. Thereafter, the Company is required to pay at least 8% interest in cash, and the balance, at its option, in cash or PIK Notes.

Repayment of the Sutaria Notes is secured by liens on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the Sutaria Notes are subordinated to the liens held by WFBC and the holders of the STAR Notes described below.

On November 14, 2007, the Company issued and sold an aggregate of $5,000 of Secured 12% Promissory Notes Due 2009 (the “STAR Notes”) in the following amounts to the following parties:

Tullis-Dickerson Capital Focus III, L.P. (“Tullis”)	$833
Aisling Capital II, L.P. (“Aisling”)	$833
Cameron Reid (“Reid”)	$833
Sutaria Family Realty, LLC (“SFR”)	$2,500

The $5,000 proceeds were deposited in escrow on November 14, 2007 and will be released from escrow upon the Company receiving the waiver of the Existing Defaults from WFBC in writing in accordance with the terms of the Forbearance Agreement.

Tullis is an investor in the Company and the holder of its Series B-1 Convertible Preferred Stock. Aisling is also an investor in the Company and the holder of its Series C-1 Convertible Preferred Stock. Reid is the Company’s Chief Executive Officer and SFR is owned by Company shareholders who control approximately 54% of the Company’s voting stock (the “Major Shareholders”), including Raj Sutaria, who is a Company Executive Vice President.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

NOTE 18 - Subsequent Events, continued

Interest of 12% per annum on the STAR Notes is payable quarterly in arrears, and may be paid, at the option of the Company, in cash or PIK Notes. Upon the Company obtaining stockholder approval and ratification of the issuance of the STAR Note financing and making the necessary filings with the SEC in connection therewith (the “Stockholder Approval”), which is to occur no earlier than January 18, 2008 and no later than the later of February 28, 2008 or such later date as may be necessary to address SEC comments on the Company’s Information Statement on Schedule 14C, the STAR Notes shall be exchanged for:

•
Secured Convertible 12% Promissory Notes due 2009 (the “Convertible Notes”) in the original principal amount equal to the principal and accrued interest on the STAR Notes through the date of exchange. The conversion price of the Convertible Notes is to be $0.95 per share and interest is to be payable quarterly, in arrears, in either cash or PIK Notes, at the option of the Company;

•	Warrants to acquire an aggregate of 1,842 shares of Common Stock (the “Warrants”) with an exercise price of $0.95 per share.

Each of the Convertible Notes and Warrants are to have anti-dilution protection with respect to issuances of Common Stock, or common stock equivalents at less than $0.95 per share such that their conversion or exercise price shall be reset to a price equal to 90% of the price at which shares of Common Stock or equivalents are deemed to have been issued.

The repayment of the STAR and Convertible Notes is secured by a second priority lien on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the STAR Note financing liens are subordinate to those of WFBC, but ahead, in priority, of the Sutaria Notes.

Also, upon the Company obtaining the Stockholder Approval, the Series B-1 and Series C-1 Convertible Preferred Stock held by Tullis and Aisling shall be exchangeable for shares of a new Series D-1 Convertible Preferred Stock, which shall be substantially similar to the B-1 and C-1 Convertible Preferred Stock other than the Conversion price which is to be $0.95 per share instead of $1.5338 per share.

Pursuant to the terms of the Securities Purchase Agreements for the Company’s Series B-1 and C-1 Convertible Preferred Stock, the consent of Tullis and Aisling was required for the issuance of the Sutaria Notes and for the STAR Note financing. In consideration for that consent, the Company has agreed to exchange 2,282 warrants to purchase Company Common Stock held by each of Tullis and Aisling with an exercise price of $1.639 per share for new warrants with an exercise price of $0.95 per share. In addition, the Major Shareholders have agreed to give Tullis and Aisling tag along rights on certain sales of Company common stock.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS

	September 30,	June 30,
	2007	2007
	(Unaudited)
CURRENT ASSETS

Cash	$68	$72
Accounts receivable, net	16,322	12,945
Inventories, net	12,884	17,295
Prepaid expenses and other current assets	2,618	1,794
Deferred tax assets	—	21

Total Current Assets	31,892	32,127

Land, building and equipment, net	35,462	34,498
Deferred tax assets	5,975	5,954
Investment in APR, LLC	1,023	1,023
Other assets	633	772

TOTAL ASSETS	$74,985	$74,374

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	June 30,
	2007	2007
	(Unaudited)
CURRENT LIABILITIES
Current maturities of long-term debt	$17,706	$12,057
Accounts payable, accrued expenses and other liabilities	20,003	18,542

Total Current Liabilities	37,709	30,599

OTHER LIABILITIES
Long-term debt, less current maturities	14,082	14,488
Contract termination liability	1,382	1,356
Other liabilities	240	5

Total Other Liabilities	15,704	15,849

TOTAL LIABILITIES	53,413	46,448

COMMITMENTS AND CONTINGENCIES

Series B-1 Redeemable Convertible Preferred Stock: 15 shares authorized; issued and outstanding - 10 at September 30, 2007 and June 30, 2007; liquidation preference of $10,000	8,155	8,155

Series C-1 Redeemable Convertible Preferred Stock: 10 shares authorized; issued and outstanding - 10 at September 30, 2007 and June 30, 2007; liquidation preference of $10,000	8,352	8,352

STOCKHOLDERS’ EQUITY
Preferred stocks, 10,000 shares authorized; issued and outstanding - 5,132 at September 30, 2007 and June 30, 2007; aggregate liquidation preference of $3,588 at September 30, 2007 and June 30, 2007.	51	51
Common stock, $0.01 par value, 150,000 shares authorized; shares issued - 66,738 and 65,886 respectively.	667	659
Additional paid-in capital	30,282	29,530
Accumulated other comprehensive (loss) income	(208)	10
Accumulated deficit	(25,727)	(18,831)

TOTAL STOCKHOLDERS’ EQUITY	5,065	11,419

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,985	$74,374

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,
	2007	2006

SALES, Net	$17,715	$22,827

COST OF SALES(including related party rent expense of $165 and $102 for the three months ended September 30, 2007 and 2006, respectively)	16,639	13,850

GROSS PROFIT	1,076	8,977

OPERATING EXPENSES
Selling, general and administrative	3,772	2,637
Related party rent	—	18
Research and development	3,458	3,419
TOTAL OPERATING EXPENSES	7,230	6,074

OPERATING (LOSS) INCOME	(6,154)	2,903
OTHER EXPENSES
Interest expense, net	742	287

(LOSS) INCOME BEFORE INCOME TAXES	(6,896)	2,616

PROVISION FOR INCOME TAXES	—	986

NET (LOSS) INCOME	(6,896)	1,630

Preferred stock beneficial conversion feature	—	1,094
Preferred stock dividends	41	293

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,937)	$243

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic (loss) earnings per share	$(0.10)	$0.00
Diluted (loss) earnings per share	$(0.10)	$0.00

Basic weighted average shares and equivalent shares outstanding	66,196	64,720

Diluted weighted average shares and equivalent shares outstanding	66,196	67,857

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
(In thousands)
	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Compre-hensive (Loss)	Accumulated	Total Stock- Holders
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity

BALANCE – June 30, 2007	5,132	$51	65,886	$659	$29,530	$10	$(18,831)	$11,419

Shares issued for options and warrants exercised			556	6	(1)			5
Series B-1 dividends paid with common stock			148	1	205			206
Series C-1 dividends paid with common stock			148	1	205			206
Stock based compensation and modification expense					343			343
Change in fair value of interest rate swap						(218)		(218)
Net loss							(6,896)	(6,896)

BALANCE – September 30, 2007	5,132	$51	66,738	$667	$30,282	$(208)	$(25,727)	$5,065

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
INCOME (UNAUDITED)
(In thousands)
	Three Months Ended September 30,
	2007	2006

NET (LOSS) INCOME	$(6,896)	$1,630

OTHER COMPREHENSIVE (LOSS) INCOME
Change in fair value of interest rate swap	(218)	13

TOTAL COMPREHENSIVE (LOSS) INCOME	$(7,114)	$1,643

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income from continuing operations	$(6,896)	$1,630
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Accreted non-cash interest expense	34	—
Depreciation and amortization	904	502
Amortization of deferred financing fees	30	30
Stock based compensation expense	343	211
Deferred tax expense (benefit)	—	986
Excess tax benefit from exercise of stock options	—	(28)
Write-down of inventory	975	—
Changes in operating assets and liabilities:
Accounts receivable	(3,377)	(356)
Inventories	3,436	358
Prepaid expenses and other current assets	(823)	(135)
Accounts payable, accrued expenses and other liabilities	1,893	1,013
Deferred revenue	—	(3,167)
Total adjustments	3,415	(586)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,481)	1,044

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of machinery and equipment, net	(1,507)	(930)
Deposits and other long-term assets	(51)	—
NET CASH USED IN INVESTING ACTIVITIES	(1,558)	(930)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of Series C-1 preferred stock and warrants, net	—	9,993
Expenditures relating to sale of Series B-1 preferred stock and warrants	—	(70)
Proceeds from options exercised	5	142
Proceeds from long-term debt	—	240
Excess tax benefit from exercise of stock options		28
Collections on stock subscription receivable	—	57
Proceeds from line of credit	5,581	—
Repayments of long-term debt	(551)	(439)
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,035	9,951

NET (DECREASE) INCREASE IN CASH	(4)	10,065
CASH – Beginning	72	1,438
CASH – Ending	$68	$11,503

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2007	2006
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:
Interest	$645	$314

Non-Cash Investing or Financing Transactions:
Tax Benefit in connection with exercise of stock options	$—	$28

Acquisition of machinery and equipment in exchange for capital lease payable	$212	$156

Reclassification of equipment deposits to building and equipment	$150	$—

Series B-1 dividends paid with common stock	$206	$79

Series C-1 dividends paid with common stock	$206	$—

Accrual of Series B-1 dividends	$—	$211

Accrual of Series C-1 dividends	$—	$41

Change in fair value of interest rate swap	$(218)	$13

See Notes To Condensed Consolidated Financial Statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 1 - Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements include the accounts of Interpharm Holdings, Inc. and its subsidiaries that are hereafter referred to as the “Company”. All intercompany accounts and transactions have been eliminated in consolidation.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, such interim statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position and the results of operations and cash flows for the interim periods presented. The operating results for the three months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2008. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

NOTE 2 - Summary of Significant Accounting Policies

Nature of Business
The Company, through its wholly-owned subsidiary, Interpharm, Inc. (“Interpharm, Inc.”), is in the business of developing, manufacturing and marketing generic prescription strength and over-the-counter pharmaceutical products for wholesale distribution throughout the United States.

Revenue Recognition
The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, when estimated provisions for chargebacks and other sales allowances including discounts, rebates, etc., are reasonably determinable, and when collectibility is reasonably assured. Accruals for these provisions are presented in the condensed consolidated financial statements as reductions to revenues. Accounts receivable are presented net of allowances relating to the above provisions of $4,480 and $4,865 at September 30, 2007 and June 30, 2007, respectively.

In addition, the Company is party to supply agreements with certain pharmaceutical companies under which, in addition to the selling price of the product, the Company receives payments based on sales or profits associated with these products realized by its customer. The Company recognizes revenue related to the initial selling price upon shipment of the products as the selling price is fixed and determinable and no right of return exists. The additional revenue component of these agreements is recognized by the Company at the time its customers record their sales and is based on pre-defined formulas contained in the agreements. Receivables related to this revenue of $619 and $594 at September 30, 2007 and June 30, 2007, respectively, are included in “Accounts receivable, net” in the accompanying Condensed Consolidated Balance Sheets.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 2 - Summary of Significant Accounting Policies, continued

Earnings (Loss) Per Share
Basic earnings (loss) per share (“EPS”) of common stock is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects the amount of net income (loss) for the period available to each share of common stock outstanding during the reporting period, giving effect to all potentially dilutive shares of common stock from the potential exercise of stock options and warrants and conversions of convertible preferred stocks.

Use of Estimates in the Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are often based on judgements, probabilities, and assumptions that management believe are reasonable, but that are not inherently uncertain and unpredictable. As a result, actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based on such periodic evaluations.

Stock Based Compensation
The Company accounts for stock based compensation arrangements using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”). The Company estimates fair value of employee stock options using the Black Scholes Model. Key assumptions in the Black Scholes model include stock price, expected volatility, risk free interest rate, expected life, and expected forfeiture rates. The compensation cost of these arrangements is recognized over the requisite service period, which in the case of employees is often the vesting period. As a result, the Company’s net loss before taxes for the three months ended September 30, 2007 and its net income before taxes for the three month period ended September 30, 2006 included a non cash stock based compensation expense of $343 and $211, respectively.

Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows.

Reclassifications
Certain reclassifications have been made to the audited condensed consolidated financial statements for the prior period in order to have them conform to the current period’s classifications. These reclassifications have no effect on previously reported net income.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 2 - Summary of Significant Accounting Policies, continued

New Accounting Pronouncements

On July 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”). This interpretation clarified the accounting for uncertainty in income taxes recognized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS No.109”).  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return. Adoption of the provisions of FIN 48 did not have a material impact on the Company’s condensed consolidated financial position, results of operations, or its cash flows for the three months ended September 30, 2007 (see Note 9).

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. This guidance was effective for the Company as of July 1, 2007.   Adoption of the provisions of SFAS 156 did not have a material impact on the Company’s condensed consolidated financial position, results of operations, or its cash flows for the three months ended September 30, 2007.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement will be effective for the Company's fiscal year beginning July 2008. The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 2 - Summary of Significant Accounting Policies, continued

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”). FSP 00-19-2 provides guidance related to the accounting for registration payment arrangements and specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration arrangement, whether issued as a separate arrangement or included as a provision of a financial instrument or arrangement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.”  FSP 00-19-2 requires that if the transfer of consideration under a registration payment arrangement is probable and can be reasonably estimated at inception, the contingent liability under such arrangement shall be included in the allocation of proceeds from the related financing transaction using the measurement guidance in Statement No. 5. FSP 00-19-2 applies immediately to any registration payment arrangements entered into subsequent to the issuance of FSP 00-19-2. This guidance was effective for the Company as of July 1, 2007.  Adoption of the provisions of FSP 00-19-2 did not have a material impact on the Company’s condensed consolidated financial position, results of operations, or its cash flows for the three months ended September 30, 2007.

In February 2007, the FASB issued Statement (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its consolidated financial statements.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 3 – Management’s Liquidity Plan

At September 30, 2007 the Company had an accumulated deficit of $25,727 and operating activities used $3,481 of cash for the three months then ended. In an effort to meet the Company’s cash requirements and generate positive cash flows from operations management has taken various actions and steps to revise its operating and financial requirements, including:

•	Seeking additional financing from our existing shareholders and other strategic investors, including $8,000 raised in November 2007 (see Note 18 – Subsequent Events)
•	Reducing headcount to an efficient level while still carrying out the Company’s future growth plan
•	Increasing revenue through the launch of new products, identifying new customers and expanding relationships with existing customers
•	Scaling back the Company’s research and development activities to the extent necessary to be able to fund operations and continue to execute the Company’s overall business plan

Management believes that the plans and initiatives described above will result in sufficient liquidity to meet cash requirements at least through September 30, 2008. However, there can be no assurance that the Company will achieve its cash flow and profitability goals, that it will be able to raise additional capital sufficient to meet operating expenses or implement its plans or, if capital is available, that it will be available on terms acceptable to the Company. In such event, the Company may have to revise its plans and significantly reduce its operating expenses, which could have an adverse effect on revenue and operations in the short term.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 4 - Accounts Receivable

Accounts receivable are comprised of amounts owed to the Company through the sales of its products throughout the United States. These accounts receivable are presented net of allowances for doubtful accounts, sales returns, discounts, rebates and customer chargebacks. Allowances for doubtful accounts were approximately $30 at September 30, 2007 and June 30, 2007. The allowance for doubtful accounts is based on a review of specifically identified accounts, in addition to an overall aging analysis. Judgments are made with respect to the collectibility of accounts receivable based on historical experience and current economic trends. Actual losses could differ from those estimates. Allowances relating to discounts, rebates, and customer chargebacks were $4,480 and $4,865 at September 30, 2007 and June 30, 2007, respectively. The Company sells some of its products indirectly to various government agencies referred to below as “indirect customers.” The Company enters into agreements with its indirect customers to establish pricing for certain products. The indirect customers then independently select a wholesaler from which to actually purchase the products at these agreed-upon prices. The Company will provide credit to the selected wholesaler for the difference between the agreed-upon price with the indirect customer and the wholesaler’s invoice price if the price sold to the indirect customer is lower than the direct price to the wholesaler. This credit is called a chargeback. The provision for chargebacks is based on expected sell-through levels by the Company’s wholesale customers to the indirect customers, and estimated wholesaler inventory levels. As sales to the large wholesale customers increase, the reserve for chargebacks will also generally increase. However, the size of the increase depends on the product mix. The Company continually monitors the reserve for chargebacks and makes adjustments to the reserve as deemed necessary. Actual chargebacks may differ from estimated reserves.

The changes in the allowance for customer chargebacks, discounts and other credits that reduced gross revenue for the three months ended September 30, 2007 and 2006 was as follows:

	Three Months Ended September 30,
	2007	2006

Reserve balance - beginning	$4,865	$2,315

Actual chargebacks, discounts and other credits taken in the current period (a)	(5,003)	(2,732)

Current provision related to current period sales	4,618	2,357
Reserve balance - ending	$4,480	$1,940

(a) Actual chargebacks, discounts and other credits are determined based upon the customer’s application of amounts taken against the accounts receivable balance.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 5 - Inventories

Inventories consist of the following:

	September 30, 2007	June 30, 2007
	(Unaudited)
Finished goods	$3,764	$3,085
Work in process	4,891	7,260
Raw materials	3,695	6,286
Packaging materials	764	664
Total	$13,114	$17,295
Less: Reserve for obsolescence	(230)	—
Total	$12,884	$17,295

The Company reduces the carrying value of inventories to a lower of cost or market basis for inventory whose net book value is in excess of market. Aggregate reductions in the carrying value with respect to inventories still on hand at September 30, 2007 and June 30, 2007 that were determined to have a carrying value in excess of market were $745 and $1,157, respectively.  As a result, the Company reduced the carrying value of inventory on hand to its market value by these amounts as of September 30, 2007 and June 30, 2007, respectively.

The Company performs a quarterly review of inventory items to determine if an obsolescence reserve adjustment is necessary. The allowance not only considers specific items and expiration dates, but also takes into consideration the overall value of the inventory as of the balance sheet date. The inventory obsolescence reserve value at September 30, 2007 was $230.

NOTE 6 - Land, Building and Equipment

Land, building and equipment consist of the following:

	September 30, 2007	June 30, 2007	Estimated Useful Lives
	(Unaudited)
Land	$4,924	$4,924	N/A
Building	12,460	12,460	39 Years
Machinery and equipment	17,670	16,881	5-7 Years
Computer equipment	2,587	2,065	3-5 Years
Construction in Progress	188	186	N/A
Furniture and fixtures	982	953	5 Years
Leasehold improvements	4,912	4,386	5-15 Years
	43,723	41,855
Less: accumulated depreciation and amortization	8,261	7,357
Land, Building and Equipment, net	$35,462	$34,498

Depreciation and amortization expense for the three months ended September 30, 2007 and 2006 was approximately $904 and $458, respectively.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 7 - Accounts Payable, Accrued Expenses and Other Current Liabilities

Accounts payable, accrued expenses and other current liabilities consist of the following:

	September 30, 2007	June 30, 2007
	(Unaudited)

Inventory purchases	$11,316	$9,525
Research and development expenses	3,468	3,003
Other	5,219	6,014

Total	$20,003	$18,542

NOTE 8 - Debt

Long-term Debt

  A summary of the outstanding long-term debt is as follows:
	September 30, 2007	June 30, 2007
	(Unaudited)

Revolving credit facility	$15,447	$9,866
Real estate term loan	10,734	10,933
Machinery and equipment term loans	5,257	5,601
Capital leases	415	183
	31,853	26,583
Less: amount representing interest on capital leases	65	38

Total long-term debt	31,788	26,545

Less: current maturities	17,706	12,057

Long-term debt, less current maturities	$14,082	$14,488

In February, 2006, the Company entered into a four-year financing arrangement with Wells Fargo Business Credit (“WFBC”). This financing agreement provided an original maximum credit facility of $41,500 comprised of:

• $22,500 revolving credit facility (the “facility”)
• $12,000 real estate term loan
• $ 3,500 machinery and equipment (“M&E”) term loan
• $ 3,500 additional / future capital expenditure facility

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 8 – Debt, continued

The funds made available through this facility paid down, in its entirety, the $20,445 owed on the previous credit facility. The revolving credit facility borrowing base is calculated as (i) 85% of the Company’s eligible accounts receivable plus the lesser of 50% of cost or 85% of the net orderly liquidation value of its eligible inventory. The advances pertaining to inventory are capped at the lesser of 100% of the advance from accounts receivable or $9,000. The $12,000 loan for the real estate in Yaphank, NY is payable in equal monthly installments of $67 plus interest through February 2010 at which time the remaining principal balance of approximately $8,800 is due. The $3,500 M&E loan is payable in equal monthly installments of $58 plus interest through February 2010 at which time the remaining principal balance is due. With respect to additional capital expenditures, the Company is permitted to borrow 90% of the cost of new equipment purchased to a maximum of $3,500 in borrowings amortized over 60 months. As of September 30, 2007, there was approximately $150 available for additional capital expenditure borrowings.

The WFBC credit facility is collateralized by substantially all of the assets of the Company. In addition, the Company is required to comply with certain financial covenants. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ended June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures (collectively, the “Defaults”). WFBC has waived the Defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events. As of September 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to its financial reporting obligations, including the submission of its quarterly financial statements for the three months ended September 30, 2007. WFBC has waived this default as of September 30, 2007. There were no additional covenants in place at September 30, 2007.

The revolving credit facility and term loans bear interest at a rate of the prime rate less 0.5% or, at the Company’s option, LIBOR plus 250 basis points. However, as a result of the defaults discussed above, the Company was charged interest at the default rate of prime plus 1.0% from July 1, 2007 through September 30, 2007. Subsequent to September 30, 2007 and through the forbearance period, interest will be charged at a rate of prime plus 2.5%. At September 30, 2007, the interest rate on this debt was 8.75%. Pursuant to the requirements of the WFBC agreement, the Company has put in place a lock-box arrangement. The Company will incur a fee of 25 basis points per annum on any unused amounts of this credit facility.

In connection with WFBC credit facility, the Company incurred deferred financing costs of $482, which are being amortized over the term of the WFBC credit facility and are included in Other Assets. Of this amount, $30 has been recognized as amortization expense for the three months ended September 30, 2007 and 2006.

With respect to the real estate term loan and the $3,500 M&E loan, the Company entered into interest rate swap contracts (the “swaps”), whereby the Company pays a fixed rate of 7.56% and 8.00% per annum, respectively. However, as a result of the defaults discussed above, the Company was charged interest at the default rates of 9.06% and 9.50%, respectively from July 1, 2007 through September 30, 2007. Subsequent to September 30, 2007 and through the forbearance period, interest will be charged at 10.56% and 11.00% respectively. The swaps mature in 2010. The swaps are a cash flow hedge (i.e. a hedge against interest rates increasing). As all of the critical terms of the swaps and loans match, they are structured for short-cut accounting under SFAS No. 133, “Accounting For Derivative Instruments and Hedging Activities’” and by definition, there is no hedge ineffectiveness or a need to reassess effectiveness. Fair value of the interest rate swaps at September 30, 2007 and June 30, 2007 was approximately $(208) and $10 and is included in Other Liabilities and Other Assets, respectively.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 8 – Debt, continued

Capital Leases

The Company has acquired equipment under a capital lease with annual interest at 8.89% that expires September 2012. The asset and liability under the capital lease is recorded at the fair value of the asset. The cost of the asset included in machinery and equipment is $138 for the three months ended September 30, 2007. The asset is depreciated over its estimated useful life.

On September 14, 2007, the Company acquired equipment under a capital lease with annual interest at 9.23% that expires August 2010. The asset and liability under the capital lease is recorded at the fair value of the asset. The cost of the asset included in computer equipment is $211 for the three months ended September 30, 2007. The asset is depreciated over its estimated useful life.

NOTE 9- Income Taxes

At September 30, 2007, the Company has remaining Federal net operating losses (“NOLs”) of $39,009 available through 2027. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in Company ownership, utilization of the Federal NOLs is limited. As a result of losses incurred in fiscal years 2005, 2006 and 2007, which indicate uncertainty as to the Company’s ability to generate future taxable income, the “more-likely-than-not” standard has not been met and therefore some amount of the Company’s deferred tax asset may not be realized. As such, the company recorded a partial valuation allowance against its deferred tax assets as of September 30, 2007.

In calculating its tax provision for the three month periods ended September 30, 2007 and 2006, the Company applied aggregate effective tax rates of approximately 0% and 38%, respectively, thereby creating income tax expense of $0 and $986, respectively, and adjusted its deferred tax assets by like amounts. The decrease in effective tax rates is the result of the Company increasing its valuation allowance during the three months ended September 30, 2007.

The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FIN 48"), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 9- Income Taxes, continued

Based on the company's evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements.  The Company's evaluation was performed for its significant jurisdictions, United States Federal and New York State Corporate income tax returns for tax years ended June 30, 2004 through June 30, 2007, the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.  In addition, the company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income taxes.    There were no amounts accrued for penalties or interest as of or during the three months ended September 30, 2007.  The Company does not expect its unrecognized tax benefit position to change during the next twelve months.  Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

NOTE 10- Earnings (Loss) Per Share

The calculations of basic and diluted EPS are as follows:

	Three Months Ended September 30,
	2007	2006
Numerator:
Net (loss) income	$(6,896)	$1,630
Less: Preferred stock dividends
Series A-1	(41)	(41)
Series B-1	—	(211)
Series C-1	—	(41)
Less: Series C-1 beneficial conversion feature	—	(1,094)
Net income (loss) attributable to common stockholders	$(6,937)	$243
Denominator:
Denominator for basic and diluted EPS weighted average shares outstanding	66,196	64,720
Effect of dilutive securities:
Stock options	—	3,137
Denominator for diluted EPS	66,196	67,857

Basic EPS:	$(0.10)	$0.00
Diluted EPS:	$(0.10)	$0.00

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 10- Earnings (Loss) Per Share, continued

Stock options, warrants and convertible preferred stock, equivalent to 28,502 and 18,056 shares of the Company’s common stock, were not included in the computation of diluted earnings per share for the three months ended September 30, 2007 and 2006, respectively, as their inclusion would be antidilutive.

As of September 30, 2007, the total number of common shares outstanding and the number of common shares potentially issuable upon exercise of all outstanding stock options and conversion of preferred stocks (including contingent conversions) is as follows:

Common stock outstanding	66,738
Stock options outstanding	10,892
Warrants outstanding	4,564
Common stock issuable upon conversion of preferred stocks:
Series C	6
Series A-1 (maximum contingent conversion) (a)	4,855
Series B-1	6,520
Series C-1	6,520

Total (b)	100,095

(a)	The Series A-1 shares are convertible only if the Company reaches $150 million in annual sales or upon a merger, consolidation, sale of assets or similar transaction.

(b)
Assuming no further issuance of equity instruments, or changes to the equity structure of the Company, this total represents the maximum number of shares of common stock that could be outstanding through July 24, 2017 (the end of the current vesting and conversion periods).

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 11 – Series B-1 Redeemable Convertible Preferred Stock

In May 2006, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Tullis-Dickerson Capital Focus III, L.P. (“Tullis”). Under the Agreement, the Company agreed to issue and sell to Tullis, and Tullis agreed to purchase from the Company, for a purchase price of $10,000 (net proceeds of $9,858) an aggregate of 10 shares of a newly designated series of the Company’s preferred stock (“B-1”), together with 2,282 warrants to purchase shares of common stock of the Company with an exercise price of $1.639 per share. The warrants have a five year term. The Series B-1 Stock and warrants sold to Tullis are convertible and/or exercisable into a total of 8,802 shares of common stock. The B-1 shares are convertible into common shares at a conversion price of $1.5338, and have an annual dividend rate of 8.25%, payable quarterly, which can be paid, at the Company’s option, in cash or the Company’s common stock. In addition, the B-1 shareholders have the right to require the Company to redeem all or a portion of the B-1 shares upon the occurrence of certain triggering events, at a price per preferred share to be calculated on the day immediately preceding the date of a triggering event. A triggering event shall be deemed to have occurred at such time as any of the following events: (i) failure to cure a conversion failure by delivery of the required number of shares of common stock within ten trading days; (ii) failure to pay any dividends, redemption price, change of control redemption price, or any other amounts when due; (iii) any event of default with respect to any indebtedness, including borrowings under the WFBC Credit and Security Agreement, under which the oblige of such indebtedness are entitled to and do accelerate the maturity of at least an aggregate of $3,000 in outstanding indebtedness; and (iv) breach of any representation, warranty, covenant or other term or condition in the Series B-1 Transaction Document.

For the three months ended September 30, 2007, the Company issued 148 shares of common stock as payment of $206 of previously accrued dividends. In connection with the Consent and Waiver Agreement (discussed in Note 8 - Debt and Note 18 - Subsequent Events), Tullis waived their rights to receive dividends for the quarters ended September 30, 2007 and December 31, 2007.

With respect to the Company’s accounting for the preferred stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential default with respect to any indebtedness, including borrowings under the WFBC financing arrangement. Accordingly, the Company has classified the B-1 shares as temporary equity and the value ascribed to the B-1 shares upon initial issuance in May 2006 was the amount received in the transaction less the relative fair value ascribed to the warrants and direct costs associated with the transaction. The Company allocated $1,704 of the gross proceeds of the sale of B-1 shares to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,418 to accumulated deficit during the quarter ended June 30, 2006. The non-cash charge measures the difference between the relative fair value of the B-1 shares and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to the Existing Defaults, as described in Note 8 – Debt, and WFBC has waived the Defaults. The Company does not expect to be in default in the future under its credit facility (the only redemption feature outside of its control), nor does it plan to redeem the Series B-1 preferred stock. As such the Company believes it is not probable that the Series B-1 preferred stock will become redeemable.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 11 – Series B-1 Redeemable Convertible Preferred Stock, continued

In addition, in May 2006, in connection with the sale of the B-1 shares the Company entered into a Registration Rights Agreement, as amended, with Tullis. Under the terms of this Registration Rights Agreement the Company is subject to penalties (a) if, within 60 days after a request to do so is made by the holders of such preferred stock, the Company does not timely file with the Securities and Exchange Commission a registration statement covering the resale of shares of its common stock issuable to such holders upon conversion of the preferred stock, (b) if a registration statement is filed, such registration statement is not declared effective within 180 days after the request is made or (c) if after such a registration is declared effective, after certain grace periods the holders are unable to make sales of its common stock because of a failure to keep the registration statement effective or because of a suspension or delisting of its common stock from the American Stock Exchange or other principal exchange on which its common stock is traded. The penalties will accrue on a daily basis so long as the Company is in default of the Registration Rights Agreement. The maximum amount of a registration delay penalty as defined in the Registration Rights Agreement is 18% of the aggregate purchase price of Tullis’ registrable securities included in the related registration statement. Unpaid registration delay penalties shall accrue interest at the rate of 1.5% per month until paid in full. If the Company fails to get a registration statement effective penalties shall accrue at an amount equal to 1.67% per month of the aggregate purchase price of Tullis’ registrable securities included in the related registration statement. If the effectiveness failure continues for more than 180 days the penalty rate shall increase to 3.33%. In addition, if the Company fails to maintain the effectiveness of a registration statement, penalties shall accrue at a rate of 3.33% per month of the aggregate purchase price of the registrable securities included in the related registration. The Company is also subject to penalties if there is a failure to timely deliver to a holder (or credit the holder’s balance with Depository Trust Company if the common stock is to be held in street name) a certificate for shares of our common stock if the holder elects to convert its preferred stock into common stock. Therefore, upon the occurrence of one or more of the foregoing events the Company’s business and financial condition could be materially adversely affected and the market price of its common stock would likely decline.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 11 – Series B-1 Redeemable Convertible Preferred Stock, continued

The Company’s Series B-1 redeemable convertible preferred stock is summarized as follows at September 30, 2007:

	Shares Issued
Shares	And	Par Value	Liquidation
Authorized	Outstanding	Per Share	Preference

15	10	$100	$10,000

As of June 30, 2007, the Company was in default under the Securities Purchase Agreement due to (A) the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to Tullis) its Annual Report on Form 10-K for the year ended June 30, 2007; and (B) the failure of the Company to prevent the suspension of trading of its Common Stock on the American Stock Exchange as a result of (A). Tullis provided the Company with a waiver of these defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events. In addition, the Company notified Tullis that it would be in default under the Securities Purchase Agreement due to the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to Tullis) its Form 10-Q for the three months ended September 30, 2007.  Tullis provided the Company with a waiver of this default on November 15, 2007.

NOTE 12 – Series C-1 Redeemable Convertible Preferred Stock

On September 11, 2006, the Company entered into a Securities Purchase Agreement (the “C-1 Agreement”) with Aisling Capital, L.P. (the “Buyer”). Under the C-1 Agreement, the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, for a purchase price of $10,000 (net proceeds of $9,993) an aggregate of 10 shares of a newly designated series of the Company’s preferred stock (“C-1”), together with 2,282 warrants to purchase shares of common stock of the Company with an exercise price of $1.639 per share. The warrants have a five year term. The Series C-1 Stock and warrants sold to the Buyer are convertible and/or exercisable into a total of 8,802 shares of common stock. The C-1 shares are convertible into common shares at a conversion price of $1.5338, and have an annual dividend rate of 8.25%, payable quarterly, which can be paid, at the Company’s option, in cash or the Company’s common stock. In addition, the C-1 shareholders have the right to require the Company to redeem all or a portion of the C-1 shares upon the occurrence of certain triggering events, as defined, at a price per preferred share to be calculated on the day immediately preceding the date of a triggering event. A triggering event shall be deemed to have occurred at such time as any of the following events: (i) failure to cure a conversion failure by delivery of the required number of shares of common stock within ten trading days; (ii) failure to pay any dividends, redemption price, change of control redemption price, or any other amounts when due; (iii) any event of default with respect to any indebtedness, including borrowings under the WFBC Credit and Security Agreement, under which the oblige of such indebtedness are entitled to and do accelerate the maturity of at least an aggregate of $3,000 in outstanding indebtedness; and (iv) breach of any representation, warranty, covenant or other term or condition in the Series C-1 Transaction Document.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 12 – Series C-1 Redeemable Convertible Preferred Stock, continued

For the three months ended September 30, 2007, the Company issued 148 shares of common stock as payment of $206 of previously accrued dividends. In connection with the Consent and Waiver Agreement (discussed in Note 8 – Debt and Note 18 - Subsequent Events), Aisling waived their rights to receive dividends for the quarters ended September 30, 2007 and December 31, 2007.

With respect to the Company’s accounting for the preferred stock, EITF Topic D-98, paragraph 4, states that Rule 5-02.28 of Regulation S-X requires securities with redemption features that are not solely within the control of the issuer to be recorded outside of permanent equity. As described above, the terms of the Preferred Stock include certain redemption features that may be triggered by events that are not solely within the control of the Company, such as a potential default with respect to any indebtedness, including borrowings under the WFBC financing arrangement. Accordingly, the Company has classified the C-1 shares as temporary equity and the value ascribed to the C-1 shares upon initial issuance in September 2006 was the amount received in the transaction less the relative fair value ascribed to the warrants and direct costs associated with the transaction. The Company allocated $1,641of the gross proceeds of the sale of C-1 shares to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,094 to Accumulated deficit during the quarter ended September 30, 2006. The non-cash charge measures the difference between the relative fair value of the C-1 shares and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. As of June 30, 2007, the Company had defaulted under the C-1 Agreement with respect to the Existing Defaults, as described in Note 8 – Debt, and WFBC has waived the Defaults. The Company does not expect to be in default in the future under its credit facility (the only redemption feature outside of its control), nor does it plan to redeem the Series C-1 preferred stock. As such the Company believes it is not probable that the Series C-1 preferred stock will become redeemable.

In addition, on September 11, 2006, in connection with the sale of the C-1 shares the Company entered into a Registration Rights Agreement, as amended, with the Buyer. Under the terms of this Registration Rights Agreement the Company is subject to penalties (a) if, within 60 days after a request to do so is made by the holders of such preferred stock, the Company does not timely file with the Securities and Exchange Commission a registration statement covering the resale of shares of its common stock issuable to such holders upon conversion of the preferred stock, (b) if a registration statement is filed, such registration statement is not declared effective within 180 days after the request is made or (c) if after such a registration is declared effective, after certain grace periods the holders are unable to make sales of its common stock because of a failure to keep the registration statement effective or because of a suspension or delisting of its common stock from the American Stock Exchange or other principal exchange on which its common stock is traded. The penalties will accrue on a daily basis so long as the Company is in default of the Registration Rights Agreement. The maximum amount of a registration delay penalty as defined in the Registration Rights Agreement is 18% of the aggregate purchase price of the Buyers registrable securities included in the related registration statement. Unpaid registration delay penalties shall accrue interest at the rate of 1.5% per month until paid in full. If the Company fails to get a registration statement effective penalties shall accrue at an amount equal to 1.67% per month of the aggregate purchase price of the Buyers registrable securities included in the related registration statement. If the effectiveness failure continues for more than 180 days the penalty rate shall increase to 3.33%. In addition, if the Company fails to maintain the effectiveness of a registration statement, penalties shall accrue at a rate of 3.33% per month of the aggregate purchase price of the registrable securities included in the related registration. The Company is also subject to penalties if there is a failure to timely deliver to a holder (or credit the holder’s balance with Depository Trust Company if the common stock is to be held in street name) a certificate for shares of our common stock if the holder elects to convert its preferred stock into common stock. Therefore, upon the occurrence of one or more of the foregoing events the Company’s business and financial condition could be materially adversely affected and the market price of its common stock would likely decline.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 12 – Series C-1 Redeemable Convertible Preferred Stock, continued

The Company’s Series C-1 redeemable convertible preferred stock is summarized as follows at September 30, 2007:

	Shares Issued
Shares	And	Par Value	Liquidation
Authorized	Outstanding	Per Share	Preference

10	10	$100	$10,000

As of June 30, 2007, the Company was in default under the C-1 Agreement due to (A) the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to the Buyer) its Annual Report on Form 10-k for the year ended June 30, 2007; and (B) the failure of the Company to prevent the suspension of trading of its Common Stock on the American Stock Exchange as a result of (A). The Buyer provided the Company with a waiver of these defaults based upon the Company’s consummation and receipt of $8,000 related to the issuance of subordinated debt described in Note 18 - Subsequent Events. In addition, the Company notified Aisling that it would be in default under the Securities Purchase Agreement due to the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to Aisling) its Form 10-Q for the three months ended September 30, 2007.  Aisling provided the Company with a waiver of this default on November 15, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 13 – Equity Securities

Preferred Stocks
During the quarter ended September 30, 2007, the Company issued 148 shares of the Company’s common stock to each of the Series B-1 and C-1 stockholders, respectively, for dividends earned for the quarter ended June 30, 2007 of $206 for each of the Series B-1 and Series C-1 stockholders, respectively.

Common Stock
During the three months ended September 30, 2007, the Company issued shares of its common stock as follows:

• 148 shares were issued to Series B-1 and C-1 preferred stock shareholders, respectively, in settlement of dividends for the quarter ended June 30, 2007;

Stock Options and Appreciation Rights
As of September 30, 2007 and during the three month period ended September 30, 2007:

• the Company recognized approximately $3 as income in connection with 100 previously issued stock appreciation rights (“SARs”). The SARs must be exercised between July 1, 2008 and December 31, 2008. The SARs are recorded at fair value and are marked to market at each reporting period. As of September 30, 2007, the total liability related to the SARs is $43;

• total unrecognized compensation cost related to stock options granted was $1,514. The unrecognized stock option compensation cost is expected to be recognized over a weighted-average period of approximately 2.93 years;

• total options outstanding and total options exercisable to purchase the Company’s common stock as of September 30, 2007, amounted to 10,892 and 8,821, respectively;  These options had a weighted average exercise price of $1.13 and $1.11, respectively.  At September 30, 2007, these options had intrinsic value of $3,301, and $2,813, respectively.

• 80 options to purchase the Company’s common stock were issued to certain employees at the market price on the date of the grant and had vesting periods ranging from 2.44 to 4.93 years from the date of issuance, and having a weighted average exercise price of $0.98 on the date of grant.  There was no intrinsic value in these options at September 30, 2007.

• in connection with separation agreements involving three employees, the Company accelerated the vesting of 388 options, which are exercisable until December 10, 2007. As a result of these transactions, the Company recognized $246 expense during the quarter ended September 30, 2007.

• the Company issued 556 shares (548 resulting from a cashless exercise of 1,100 options), resulting in $5 proceeds, were issued in connection with exercises of options to purchase the Company’s stock.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 14 - 401k Plan

In 2006, the Company initiated a pre-tax savings plan covering substantially all employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees may contribute a portion of their pre-tax salary, subject to certain limitations. The Company contributes and matches 100% of the employee pre-tax contributions, up to 3% of the employee’s compensation plus 50% of pre-tax contributions that exceed 3% of compensation, but not to exceed 5% of compensation. The Company may also make profit-sharing contributions in its discretion which would be allocated among all eligible employees, whether or not they make contributions. Company contributions were approximately $92 and $68 for the three month period ended September 30, 2007 and 2006 respectively.

NOTE 15 - Economic Dependency

Major Customers
The Company had the following customer concentrations for the three month periods ended September 30, 2007 and 2006:

	Three Months Ended September 30,
	2007	2006
Customer “A”	14%	*
Customer “B”	13%	*
Customer “C”	*	22%
Customer “D”	*	14%
Customer “E”	*	16%
Customer “F”	*	11%

* Sales to customer were less than 10%

Accounts Receivable

September 30, 2007
Customer “A”	$1,611
Customer “B”	3,852
Customer “C”	2,664
Customer “D”	118
Customer “E”	1,654
Customer “F”	1,236

The Company has supply agreements to sell various strengths of Ibuprofen, and commencing October 2005, various strengths of Naproxen, to the Department of Veteran Affairs through two intermediary wholesale prime vendors whose data are combined and reflected in Customer “B” above.

Major Suppliers
For the three months ended September 30, 2007 and 2006, the Company purchased materials from two suppliers totaling approximately 46% and 50%, respectively. At September 20, 2007 and 2006, aggregate amounts due to these suppliers included in accounts payable, were approximately $6,045 and $4,300, respectively.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 16 - Related Party Transactions

Rents
The Company leases one of its business premises located in Hauppauge, New York, (“Premises”) from an entity owned by three stockholders (“Landlord”), under a noncancelable lease expiring in October 2019.

Under the terms of the lease for the Premises, upon a transfer of a majority of the issued and outstanding voting stock of Interpharm, Inc., which occurred on May 30, 2003, and every three years thereafter, the annual rent may be adjusted to fair market value, as determined by an independent appraiser. Effective May 1, 2006, the Company is paying the Landlord a base rent of $660 annually. For the three months ended September 30, 2007 and 2006, the rents paid in accordance with this lease were $165 and $120, respectively.

Investment in APR, LLC.
In February and April 2005, the Company purchased 5 Class A membership interests (“Interests”) from each of Cameron Reid (“Reid”), the Company’s Chief Executive Officer, and John Lomans (“Lomans”), who has no affiliation with the Company, for an aggregate purchase price of $1,023 (including costs of $23) of APR, LLC, a Delaware limited liability company primarily engaged in the development of complex bulk pharmaceutical products (“APR”). The purchases were made pursuant to separate Class A Membership Interest Purchase Agreements dated February 16, 2005 between the Company and Reid and Lomans (the “Purchase Agreements”). At the time of the purchases, Reid and Lomans owned all of the outstanding Class A membership interests of APR, which had, outstanding, 100 Class A membership interests and 100 Class B membership interests. As a result, the Company owns 10 of the 100 Class A membership interests outstanding. The two classes of membership interests have different economic and voting rights, and the Class A members have the right to make most operational decisions. The Class B interests are held by one of the Company’s major customers and suppliers.

In accordance with the terms of the Purchase Agreements, the Company has granted to Reid and Lomans each a proxy to vote 5 of the Interests owned by the Company on all matters on which the holders of Interests may vote.

The Board of Directors approved the purchases of Interests at a meeting held on February 15, 2005, based on an analysis and advice from an independent investment banking firm. Reid did not participate during the Company’s deliberations on this matter. The Company is accounting for its investment in APR pursuant to the cost method of accounting.

Purchase from APR, LLC
In the prior year, the Company placed an order valued at $160 for a certain raw material from APR. The Company currently purchases the same raw material from an overseas supplier at a price 37% greater than the price APR is currently willing to offer. The Company believes sourcing the raw material from APR would not only resolve intermittent delays in obtaining this material from overseas but would also improve gross margins on products using the raw material. Supply of this raw material is being coordinated with the Company’s requirement projections for the fiscal year ended June 30, 2008. As of September 30, 2007, the Company has advanced $80 to APR in connection with this order.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 16 - Related Party Transactions, continued

Separation Agreements
As of September 10, 2007, the Company entered into separation agreements in connection with the termination of employment of Bhupatlal K. Sutaria, the brother of the Chairman of the Company’s Board of Directors and the Company’s former President, Vimla Sutaria, the wife of the Chairman of the Company’s Board of Directors, and Jyoti Sutaria, the wife of Bhupatlal K. Sutaria. In connection with his separation agreement, Bhupatlal K. Sutaria received six months of salary aggregating $138, accelerated vesting of 200 stock options and a “cashless” or “net” exercise feature with respect to all of his 700 vested options. Accordingly, on September 21, 2007, Mr. Sutaria exercised all of his available options under this agreement.

In connection with her separation agreement, Jyoti Sutaria received accelerated vesting of 100 stock options and a “cashless” exercise feature with respect to all of her 400 vested options. Accordingly, on September 21, 2007, Mrs. Sutaria exercised all of her available options under this agreement.

In connection with her separation agreement, Vimla Sutaria received accelerated vesting of 88 stock options and a “cashless” exercise feature with respect to all of her 350 vested options which expired on December 10, 2007 (see Note 13).

NOTE 17 – Commitments and Contingencies

Litigation
An action was commenced on June 1, 2006, by Ray Vuono (“Vuono”) in the Supreme Court of the State of New York, County of Suffolk (Index No. 13985/06).  The action alleged that plaintiff was owed an amount exceeding $10 million in unpaid “finder’s fees” under an advisory agreement between plaintiff and Atec Group, Inc.

By motion dated July 26, 2006, the Company moved to dismiss Vuono’s complaint in its entirety.  Vuono cross-moved to disqualify the Company's counsel due to an alleged conflict of interest.  By recent decision and order dated March 29, 2007, the Court dismissed Vuono’s claims as they pertain to any fees claimed by Vuono related to a reverse merger of Interpharm, Inc. and the Company and declined to dismiss other claims.  The dismissed claims represent approximately $7 million of the total of $10 million claimed by Vuono.  The Court deferred its decision on Vuono’s motion to disqualify counsel, and held a hearing on the matter on September 24, 2007. A final decision on the motion to disqualify is not expected until early 2008. The action, including all discovery, is stayed pending the Court’s decision.

The Company will continue to vigorously defend the action.

In May 2007, a former employee commenced an action against the Company with the New York State Division of Human Rights.  The complaint against the Company alleges claims of race discrimination. The total sought by the former employee in the action is unspecified.  The Company believes that the claims are without merit and the Company is vigorously defending the action.  Currently, the Company cannot predict with certainty the outcome of this litigation.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 17 – Commitments and Contingencies, continued

On October 8, 2007, Leiner Health Products LLC and the Company entered into a Settlement Agreement and Release (“Settlement”) in connection with an October 2005 manufacturing and supply agreement for ibuprofen tablets. As part of the Settlement, Leiner executed a Promissory Note for $477 for the amount it owed the Company. On October 12, 2007, the Company notified Leiner that one lot of this product was subject to a voluntary recall. Leiner has subsequently threatened to hold any additional payments under the Settlement until they receive reasonable assurances from the Company that the additional lots in their possession would not be subject to the recall as well. If all lots were recalled, Leiner would be entitled to a reimbursement by the Company of approximately $256. However, the Company does not believe any further lots will be recalled.

On November 8, 2007, Leiner failed to make its initial principal payment under the Promissory Note, and indicated that it did not intend to make future payments under the Note.  In response, the Company declared Leiner in default under the Promissory Note and accelerated the unpaid principal obligations.  On November 26, 2007, the Company commenced litigation, via a motion for summary judgment in lieu of complaint, in New York Supreme Court, Suffolk County entitled Interpharm Holdings, Inc. v. Leiner Health Products LLC, 36642/2007, seeking to recover the full principal amount of the promissory note plus costs and interest.  Leiner’s answer is due on or around December 28, 2007, and a decision on the Company’s motion for summary judgment is expected by early spring.

The testing, manufacturing and marketing of pharmaceutical products subject the Company to the risk of product liability claims. The Company believes that it maintains an adequate amount of product liability insurance, but no assurance can be given that such insurance will cover all existing and future claims or that it will be able to maintain existing coverage or obtain additional coverage at reasonable rates.

From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

Operating Leases
Property Lease
In January 2007 the Company entered into a seven year lease for approximately 20 square feet of office space. The lease provides the Company an option to extend the lease for a period of three years. According to the terms of the lease the base annual rental for the first year will be $261 and will increase by 3% annually thereafter. Further, the Company is required to pay for renovations to the facility, currently estimated at approximately $300.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 17 – Commitments and Contingencies, continued

Significant Contracts
Tris Pharmaceuticals, Inc.
During February 2005, the Company entered into an agreement (“Solids Agreement”), for solid dosage products (“solids”) with Tris. In July 2005, the Solids Agreement was amended. According to the terms of the Solids Agreement, as amended, the Company will collaborate with Tris on the development, manufacture and marketing of eight solid oral dosage generic products. The amendment to this agreement requires Tris to deliver Technical Packages for two soft-gel products and one additional solid dosage product. Some of the products included in this agreement, as amended, may require the Company to challenge the patents for the equivalent branded products. This agreement, as amended, provides for payments of an aggregate of $4,800 to Tris, whether or not regulatory approval is obtained for any of the solids products. The Solids Agreement also provides for an equal sharing of net profits for each product, except for one product, that is successfully sold and marketed, after the deduction and reimbursement of all litigation-related and certain other costs. The excluded product provides for a profit split of 60% for the Company and 40% for Tris. Further, this agreement provides the Company with a perpetual royalty-free license to use all technology necessary for the solid products in the United States, its territories and possessions.

In April 2006, the Company and Tris further amended the Solids Agreement. This second amendment required Tris to deliver a Technical Package for one additional solid dosage product.

Further, terms of this second amendment required the Company to pay to Tris an additional $300 associated with the original agreement.

During October 2006, the Company entered into a new agreement (“New Liquids Agreement”) with Tris Pharma, Inc. (“Tris”), which terminated the agreement entered into in February 2005, which was for the development and licensing of up to twenty-five liquid generic products (“Liquids Agreement”). According to the terms of the New Liquids Agreement, Tris will, among other things, be required to develop and deliver the properties, specifications and formulations (“Product Details”) for fourteen generic liquid pharmaceutical products (“Liquid Products”). The Company will then utilize this information to obtain all necessary approvals. Further, under the terms of the New Liquids Agreement Tris will manufacture, package and label each product for a fee. The Company was required to pay Tris $1,000, whether or not regulatory approval is obtained for any of the liquid products. The Company has paid in full the $1,000; $250 having been paid during the term of the initial Liquids Agreement; $500 paid upon the execution of the New Liquids Agreement, and the balance of $250 paid December 15, 2006. In addition, Tris is to receive 40% of the net profits, as defined, in accordance with the terms in the New Liquids Agreement.

The Company further amended the Solids Agreement in October 2006, modifying the manner in which certain costs will be shared as well as clarifying the parties’ respective audit rights.

Since inception, we have incurred approximately $5,425 of research and development costs associated with the Tris agreements of which the Company has paid the full amount due as of September 30, 2007. The combined costs of these agreements could aggregate up to $5,800. The balance on the solids agreement, as amended, of $375 could be paid within two years if all milestones are reached. There is no outstanding balance to be paid related to the liquid agreement as of September 30, 2007.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 17 – Commitments and Contingencies, continued

Watson Pharmaceuticals, Inc.
On October 3, 2006, the Company entered into a termination and release agreement (the “Termination Agreement”) with Watson Laboratories, Inc. (“Watson”) terminating the Manufacturing and Supply Agreement dated October 14, 2003 (the “Supply Agreement”) pursuant to which the Company manufactured and supplied and Watson distributed and sold generic Vicoprofen® (7.5 mg hydrocodone bitartrate/200 mg ibuprofen) tablets, (the “Product”). Watson was required to return all rights and agreements to the Company thereby enabling it to market the Product. Further, Watson was required to turn over to the Company its current customer list for this Product and agreed that, for a period of six months from closing, neither Watson nor any of its affiliates is to solicit sales for this product from its twenty largest customers. In accordance with the Termination Agreement, Watson returned approximately $141 of the Product and the Company in turn invoiced Watson $42 for repacking.  The net affect was a reduction of $99 to the Company’s net sales during the three months ended September 30, 2007. In consideration of the termination of Watson’s rights under the Supply Agreement, the Company is to pay Watson $2,000 payable at the rate of $500 per year over four years from the first anniversary of the effective date of the termination agreement. The Company determined the net present value of the obligation and accordingly increased Accounts payable, accrued expenses and other liabilities and Contract termination liability by $367 and $1,288, respectively. At September 30, 2007, contract termination liability of $394 and $1,382 are included in Accounts payable, accrued expenses and other liabilities and Contract termination liability, respectively. The imputed interest of $345 will be amortized over the remaining life of the obligation using the effective interest rate method. Non-cash interest of $34 was recognized during the three months ended September 30, 2007.

On November 2, 2007, the Company commenced an action against Watson in the U.S. District Court, Eastern District of New York (Index No. 02-4600). The Company is seeking rescission of the Termination Agreement and a declaratory judgment relieving the Company of its obligations under the Termination Agreement.

In February 2007 the Company entered into a termination and release agreement with Watson terminating the Manufacturing and Supply Agreement dated as of July 1, 2003 pursuant to which the Company manufactured and supplied and Watson distributed and sold Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets. Further, in February 2007 the Company entered into an intellectual property purchase agreement with Watson whereby the Company acquired the registered trademark, domain name, and website content relating to the pharmaceutical product Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets as described in the agreement.  As consideration the Company shall pay Watson, on a quarterly basis, 1.5% of net sales derived from sales of 5.0 mg hydrocodone bitartrate/200 mg ibuprofen tablets sold under the Reprexain® trademark.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 17 – Commitments and Contingencies, continued

At September 30, 2007, contract termination liability of $394 and $1,382 are included in Accounts payable, accrued expenses and other liabilities and Contract termination liability, respectively. In February 2007 the Company entered into a termination and release agreement with Watson terminating the Manufacturing and Supply Agreement dated as of July 1, 2003 pursuant to which the Company manufactured and supplied and Watson distributed and sold Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets. Further, in February 2007 the Company entered into an intellectual property purchase agreement with Watson whereby the Company acquired the registered trademark, domain name, and website content relating to the pharmaceutical product Reprexain® (5.0 mg hydrocodone bitartrate/200 mg ibuprofen) tablets as described in the agreement.  As consideration the Company shall pay Watson, on a quarterly basis, 1.5% of net sales derived from sales of 5.0 mg hydrocodone bitartrate/200 mg ibuprofen tablets sold under the Reprexain® trademark.

Centrix Pharmaceutical, Inc.
On October 27, 2006, the Company amended its agreement with Centrix Pharmaceuticals, Inc., (“Centrix”) wherein Centrix has agreed to purchase over a twelve month period, 40% more bottles of the Company’s female hormone therapy products than the initial year of the agreement, commencing November 2006.  The parties will share net profits, as defined in the agreement, with the Company’s share being paid within 45 days of the end of each calendar month.  The amendment has a one year term, after which time the original Centrix agreement shall again be in full force and effect.

Applied Pharma, LLC
In October 2006 the Company entered into a consulting agreement with Applied Pharma, LLC in which the consultant agreed to provide the Company with, among other things, analytical method development services relating to the Company’s oral contraceptive products. The Agreement is for thirty six months and may be terminated by either party with 90 days written notice. The agreement calls for monthly payments of $25, which aggregate to a maximum of $900 along with a $75 payment which was issued upon the execution of the agreement. The principal of Applied Pharma, LLC holds a minority interest in APR, LLC.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 18 – Subsequent Events

On October 26, 2007, the Company and Wells Fargo Business Credit finalized a Forbearance Agreement that terminates on December 31, 2007, which was subsequently amended on November 12, 2007. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). In accordance with the Forbearance Agreement, WFBC has waived the Defaults based upon the Borrower’s consummation and receipt of $8,000 related to the issuance of subordinated debt described below. The parties have agreed to establish financial covenants for fiscal year 2008 prior to the conclusion of the Forbearance Period.

On November 7, 2007 and November 14, 2007, as required by the Forbearance Agreement, the Company received a total of $8,000 in gross proceeds from the issuance and sale of subordinated debt.

On November 7, 2007, Dr. Maganlal K. Sutaria, the Chairman of the Company’s Board of Directors, and Vimla M. Sutaria, his wife, loaned $3,000 to the Company pursuant to a Junior Subordinated Secured 12% Promissory Note due 2010 (the “Sutaria Note”). Interest of 12% per annum on the Sutaria Note is payable quarterly in arrears, and for the first 12 months of the note’s term, may be paid in cash, or additional notes (“PIK Notes”), at the option of the Company. Thereafter, the Company is required to pay at least 8% interest in cash, and the balance, at its option, in cash or PIK Notes.

Repayment of the Sutaria Notes is secured by liens on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the Sutaria Notes are subordinated to the liens held by WFBC and the holders of the STAR Notes described below.

On November 14, 2007, the Company issued and sold an aggregate of $5,000 of Secured 12% Promissory Notes Due 2009 (the “STAR Notes”) in the following amounts to the following parties:

Tullis-Dickerson Capital Focus III, L.P. (“Tullis”)	$833
Aisling Capital II, L.P. (“Aisling”)	$833
Cameron Reid (“Reid”)	$833
Sutaria Family Realty, LLC (“SFR”)	$2,500

The $5,000 proceeds were deposited in escrow on November 14, 2007 and will be released from escrow upon the Company receiving the waiver of the Existing Defaults from WFBC in writing in accordance with the terms of the Forbearance Agreement.

Tullis is an investor in the Company and the holder of its Series B-1 Convertible Preferred Stock. Aisling is also an investor in the Company and the holder of its Series C-1 Convertible Preferred Stock. Reid is the Company’s Chief Executive Officer and SFR is owned by Company shareholders who control approximately 54% of the Company’s voting stock (the “Major Shareholders”), including Raj Sutaria, who is a Company Executive Vice President.

INTERPHARM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 18 – Subsequent Events, continued

Interest of 12% per annum on the STAR Notes is payable quarterly in arrears, and may be paid, at the option of the Company, in cash or PIK Notes. Upon the Company obtaining stockholder approval and ratification of the issuance of the STAR Note financing and making the necessary filings with the SEC in connection therewith (the “Stockholder Approval”), which is to occur no earlier than January 18, 2008 and no later than the later of February 28, 2008 or such later date as may be necessary to address SEC comments on the Company’s Information Statement on Schedule 14C, the STAR Notes shall be exchanged for:

•
Secured Convertible 12% Promissory Notes due 2009 (the “Convertible Notes”) in the original principal amount equal to the principal and accrued interest on the STAR Notes through the date of exchange. The conversion price of the Convertible Notes is to be $0.95 per share and interest is to be payable quarterly, in arrears, in either cash or PIK Notes, at the option of the Company;

•	Warrants to acquire an aggregate of 1,842 shares of Common Stock (the “Warrants”) with an exercise price of $0.95 per share.

Each of the Convertible Notes and Warrants are to have anti-dilution protection with respect to issuances of Common Stock, or common stock equivalents at less than $0.95 per share such that their conversion or exercise price shall be reset to a price equal to 90% of the price at which shares of Common Stock or equivalents are deemed to have been issued.

The repayment of the STAR and Convertible Notes is secured by a second priority lien on substantially all of the Company’s property and real estate. Pursuant to intercreditor agreements, the STAR Note financing liens are subordinate to those of WFBC, but ahead, in priority, of the Sutaria Notes.

Also, upon the Company obtaining the Stockholder Approval, the Series B-1 and Series C-1 Convertible Preferred Stock held by Tullis and Aisling shall be exchangeable for shares of a new Series D-1 Convertible Preferred Stock, which shall be substantially similar to the B-1 and C-1 Convertible Preferred Stock other than the Conversion price which is to be $0.95 per share instead of $1.5338 per share.

Pursuant to the terms of the Securities Purchase Agreements for the Company’s Series B-1 and C-1 Convertible Preferred Stock, the consent of Tullis and Aisling was required for the issuance of the Sutaria Notes and for the STAR Note financing. In consideration for that consent, the Company has agreed to exchange 2,282 warrants to purchase Company Common Stock held by each of Tullis and Aisling with an exercise price of $1.639 per share for new warrants with an exercise price of $0.95 per share. In addition, the Major Shareholders have agreed to give Tullis and Aisling tag along rights on certain sales of Company common stock.